As filed with the Securities and Exchange Commission on January 12, 2006

                                                   Registration No. 333-________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------

                             Giant Motorsports, Inc.
             (Exact name of Registrant as Specified in its Charter)

           Nevada                         5900                   33-1025552
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
     of incorporation or       Classification Code Number)   Identification No.)
        organization)

                              13134 State Route 62
                                Salem, Ohio 44460
                                 (330) 332-8534
               (Address, including zip code, and Telephone Number,
       including area code, of Registrant's Principal Executive Offices)

                       Gregory A. Haehn, President and COO
                              13134 State Route 62
                                Salem, Ohio 44460
                                 (330) 332-8534
            (Name, Address, including zip code, and Telephone Number,
                   including area code of Agent for Service)

                                 With a copy to:
                            Lawrence G. Nusbaum, Esq.
                              Scott M. Miller, Esq.
                      Gusrae, Kaplan, Bruno & Nusbaum, PLLC
                           120 Wall Street, 11th Floor
                               New York, NY 10005
                                 (212) 269-1400

                       ----------------------------------

      Approximate Date of Proposed Sale to the Public: From time to time after the effective date of the registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|:

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                 CALCULATION OF REGISTRATION FEE (1)
====================================================================================================================================
                                                                                       Proposed Maximum
    Title of Each Class of           Amount to be       Proposed Maximum Offering     Aggregate Offering           Amount of
 Securities to be Registered        Registered (2)          Price Per Unit (3)             Price (3)           Registration Fee

Shares of common stock                  6,314,000            $     .725                    $4,577,650            $   489.81
underlying Series A
redeemable convertible
preferred stock(4)

Shares of common stock                  6,314,000            $     .725(6)                 $4,577,650            $   489.81
underlying Series A Warrants(5)

Series A Warrants(7)                    6,314,000                      (8)                            (8)                   (8)

Shares of common stock                  1,000,000            $     1.00(6)                 $1,000,000            $   107.00
underlying certain other
warrants offered hereby(9)

Shares of common stock                    100,000            $     2.25(6)                 $  225,000            $    24.08
underlying a certain other
warrant offered hereby(10)

Additional shares of common            12,628,000            $     .725                    $9,155,300            $   979.62
stock issuable with respect
to the Series A redeemable
convertible preferred stock;
the Series A Warrants and the
other warrants(11)

================================================================================

Total Amount of Registration Fee:  $2,090.30

================================================================================

(1) The Company filed a Registration Statement on Form SB-2 (File No. 333-129216) with the SEC on October 24, 2005 (the "SB-2 Registration Statement"). In lieu of filing an amendment to the SB-2 Registration Statement, the Company has elected to file this new Registration Statement on Form S-1 and concurrently withdraw the SB-2 Registration Statement. The prospectus contained in this Registration Statement includes selling shareholder information relating to the same securities offered for resale in the prospectus contained in the SB-2 Registration Statement, along with additional securities that were erroneously omitted from the SB-2 Registration Statement. The prospectus included in this Registration Statement also includes additional disclosure that is required in a Registration Statement on Form S-1. The Company previously paid a registration fee of $2,828.86 with the filing of the SB-2 Registration Statement, which is being credited to the registration fees due hereunder.

(2) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of anti-dilution provisions.

(3) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on, except as otherwise provided, the average of the high and low prices for the Company's common stock as reported on the OTC Bulletin Board on January 10, 2006.

(4) Includes a total of (i) 5,740,000 shares of common stock into which investors in the Company's September 2005 private placement may convert their shares of Series A convertible preferred stock ("Series A Shares") and (ii) an additional 574,000 shares of common stock into which the placement agent in the September 2005 private placement may convert Series A Shares available to it under an option granted to said placement agent. This includes 374,000 shares of common stock available to the placement agent that were erroneously omitted from the SB-2 Registration Statement.

(5) Includes a total of (i) 5,740,000 shares of common stock underlying the warrants issued to the investors in the September 2005 private placement and (ii) 574,000 shares of common stock underlying the warrants available to the placement agent upon its exercise of the placement agent's option. This includes 374,000 shares of common stock available to the placement agent that were erroneously omitted from the SB-2 Registration Statement.

(6) Based on the greater of (i) the exercise price of the applicable warrants and (ii) the average of the high and low prices for the Company's common stock as reported on the OTC Bulletin Board on January 10, 2006

(7) Includes (i) a total of 5,740,000 warrants, issued to investors in the September 2005 private placement, to purchase shares of common stock and
      (ii) an additional 574,000 warrants to purchase shares of common stock issuable to the placement agent upon the exercise of the placement agent's option. This includes 374,000 warrants available to the placement agent that were erroneously omitted from the SB-2 Registration Statement.

(8) Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrants as they are being registered in the same registration statement as the common stock issuable upon the exercise of such warrants.

(9) Includes 1,000,000 shares of common stock underlying a warrant originally issued on January 20, 2004, in consideration for financial advisory services provided to the Company, in connection with the acquisition of W.W. Cycles, Inc., currently a wholly-owned subsidiary of the Company.

(10) Includes 100,000 shares of common stock underlying a warrant issued on April 20, 2004, in connection with a bridge loan provided to the Company in the principal amount of $500,000.

(11) An estimated number of additional shares of common stock which may be issued as a result of (i) full exercise price anti-dilution with respect to the Series A Shares and the Series A Warrants and (ii) dividends payable on the Series A Shares in shares of common stock. Includes an estimated additional 748,000 shares of common stock which may be issued to the placement agent, as described in this footnote, with respect to securities erroneously omitted from the SB-2 Registration Statement.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         -------------------------------

                     Subject to Completion, January 12, 2006

                         ------------------------------

                                   PROSPECTUS

                        26,356,000 SHARES OF COMMON STOCK

                                       AND

              WARRANTS TO PURCHASE 6,314,000 SHARES OF COMMON STOCK

                                       OF

                             GIANT MOTORSPORTS, INC.

      The persons listed in this prospectus under "Selling Shareholders" may offer and sell from time to time up to an aggregate of 13,728,000 shares of our common stock issuable upon (i) the conversion of our Series A convertible preferred stock ("Series A Shares"); (ii) the exercise of warrants granted by us in connection with the purchase of the Series A Shares (the "Series A Warrants"); and (iii) the exercise of certain other warrants issued by us (the "Other Warrants"). Certain of these Selling Shareholders also may offer and sell, from time to time, up to an aggregate of an additional 12,628,000 shares of common stock which may be issued to them (i) as dividends on the Series A Shares in lieu of cash dividends and (ii) pursuant to certain price anti-dilution adjustments applicable to the Series A Shares and the Series A Warrants. This prospectus also includes the offer and sale of the Series A Warrants. Information on the Selling Shareholders, and the times and manner in which they may offer and sell shares of our common stock and/or the Series A Warrants, is provided under "Selling Shareholders" and "Plan of Distribution" in this prospectus.

      We will not receive any proceeds from the sale of the common stock or the Series A Warrants by the Selling Shareholders, although we may receive proceeds from the purchase of the shares of common stock underlying the Series A Warrants and the Other Warrants. We will bear the costs and expenses of registering the common stock and Series A Warrants offered by the Selling Shareholders. Selling commissions, brokerage fees, and applicable transfer taxes are payable by the Selling Shareholders.

      Our common stock is listed on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "GMOS." On January 10, 2006, the closing price for our common stock on the OTCBB was $.74 per share. No trading market currently exists for the Series A Warrants.

BEFORE PURCHASING ANY OF THE SECURITIES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 5. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SECURITIES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _________ __, 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY...........................................................  1

RISK FACTORS.................................................................  5

A NOTE ABOUT FORWARD-LOOKING STATEMENTS...................................... 13

USE OF PROCEEDS.............................................................. 14

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..................... 14

SELECTED CONSOLIDATED FINANCIAL DATA......................................... 16

SUPPLEMENTARY FINANCIAL INFORMATION - SELECTED QUARTERLY
   CONSOLIDATED FINANCIAL DATA............................................... 18

SELLING SHAREHOLDERS......................................................... 19

PLAN OF DISTRIBUTION......................................................... 25

BUSINESS..................................................................... 28

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS................... 36

MANAGEMENT................................................................... 51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................... 55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............... 57

DESCRIPTION OF SECURITIES.................................................... 59

LEGAL MATTERS................................................................ 66

EXPERTS...................................................................... 66

WHERE YOU CAN FIND MORE INFORMATION.......................................... 67

INDEX TO FINANCIAL STATEMENTS............................................... F-1

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from that contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any common stock or warrants. The prospectus is not an offer to sell, nor is it an offer to buy, our common stock or Series A Warrants in any jurisdiction in which the offer or sale is not permitted.

      We have not taken any action to permit a public offering of our shares of common stock or Series A Warrants outside of the United States or to permit the possession or distribution of this prospectus outside of the United States. Persons outside of the United States who came into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock or warrants and the distribution of this prospectus outside of the United States.

--------------------------------------------------------------------------------
PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and related notes thereto appearing elsewhere in this prospectus.

The Company

Background

      We were incorporated as American Busing Corporation under the laws of the State of Nevada on August 5, 2003. On January 16, 2004, we acquired all of the issued and outstanding shares of W.W. Cycles, Inc., the corporate entity that conducts business under the name "Andrews Cycles" ("W.W. Cycles"), from Gregory
A. Haehn and Russell A. Haehn, our current officers and directors, and one other employee of W.W. Cycles, in exchange for our issuance of an aggregate of 7,850,000 shares of our common stock, which resulted in W.W. Cycles' becoming our wholly-owned subsidiary. On that same date, our two current officers and directors also purchased an additional 150,000 shares of our common stock from a then shareholder of the Company for an aggregate purchase price of $178,750. Simultaneously with the closing of this acquisition, the then sole director and officer of the Company resigned as a director and officer and was replaced by our current officers and directors. Russell A. Haehn became the Chairman, Chief Executive Officer, Secretary and a Director of the Company and Gregory A. Haehn became the President, Chief Operating Officer, Treasurer and a Director of the Company, which are the same positions in which they currently serve. We changed our name from American Busing Corporation to Giant Motorsports, Inc., effective as of April 5, 2004. We currently conduct all of our "Andrews Cycles" business through our W.W. Cycles subsidiary. On April 30, 2004, we acquired substantially all of the assets of King's Motorsports, Inc. (the "Chicago Cycles Assets"), the corporate entity that conducted business under the name Chicago Cycle Center ("King's Motorsports"). We agreed to pay Kings Motorsports a total of $2,925,000 for the Chicago Cycle Assets as follows:

      o $1,250,000 on the date of closing, which we borrowed from The Fifth Third Bancorp; and

      o $1,675,000 through the issuance to King's Motorsports of a 6% $1,675,000 aggregate principal amount note (the "King's Note"), which note was payable: (i) $500,000 on July 29, 2004, (ii) $250,000 on October 27, 2004, and (iii) the
remaining $925,000, plus accrued but unpaid interest on April 30, 2005, which was repaid in full, with all accrued interest, on October 13, 2005.

Our Business

      Giant Motorsports, Inc. ("us," "our," "we," the "Company" or "Giant") through our two wholly-owned subsidiaries, owns and operates two retail power sport superstores in the Midwestern United States. Our core brands include Suzuki, Yamaha, Honda, Ducati, Kawasaki and Polaris. Our superstores operate in Salem, Ohio and Chicago, Illinois under the names "Andrews Cycles" and "Chicago Cycles," respectively. It is our plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies both at the store and corporate levels. We believe this will enhance internal growth and profitability. We have begun, and plan to continue to centralize certain of our administrative functions including accounting, finance, insurance, employee benefits, strategic planning, marketing, purchasing and management information systems (MIS). We believe that by acquiring additional dealerships that complement our existing business, we can consolidate these functions, and we will be able to reduce overall expenses, simplify dealership management, create economies of scale with leveraged buying power and provide a level of expertise that would otherwise be unavailable to each dealership individually.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Our executive offices are located at 13134 State Route 62, Salem, Ohio 44460 and our telephone number is (330) 332-8534.

The Offering

      Up to 13,728,000 shares of our common stock which may be issued upon (1) the conversion of our shares of Series A convertible preferred stock ("Series A Shares") and exercise of warrants, all of which were issued in our September 2005 private placement, and such warrants ("Series A Warrants"); (2) (i) the exercise of warrants for an aggregate of 1,000,000 shares of our common stock, originally issued to Moneta Capital, LLC on January 20, 2004, in consideration for corporate finance and financial advisory services provided to the Company relating to the acquisition of our subsidiary, W.W. Cycles, and our continuing business immediately after the acquisition and (ii) the exercise of a warrant for 100,000 shares of our common stock issued on April 20, 2004, in connection with a bridge loan in the principal amount of $500,000 provided by HSK Funding, Inc. to the Company, the net proceeds of which were used for working and operating capital (collectively, the "Other Warrants"), are being offered and sold by the Selling Shareholders. We will not receive any of the proceeds from the sale of these shares or the Series A Warrants, although we will, however, receive the net proceeds from the exercise of the Series A Warrants and the Other Warrants. Such shares of common stock include (1) 5,740,000 shares of our common stock issuable upon the conversion of our Series A Shares and 5,740,000 shares of our common stock which may be purchased upon the exercise of Series A Warrants, at an initial exercise price of $.50 per share, all of which shares of preferred stock and warrants were sold in a private placement to accredited investors in September 2005 (the "September 2005 Private Placement") and (2) 574,000 shares of our common stock issuable upon the conversion of our Series A Shares and 574,000 shares of our common stock which may be purchased upon the exercise of Series A Warrants, at an initial exercise price of $.50 per share, which are issuable to the placement agent in the September 2005 Private Placement upon its exercise of an option. Additionally, these shares of common stock also include the shares issuable upon the exercise of the Other Warrants. This prospectus also covers the offer and sale of the Series A Warrants and the Series A Warrants issuable to the placement agent upon exercise of its option.

      Up to an additional 12,628,000 shares of our common stock also may be issued to the holders of Series A Shares as dividends, in lieu of the payment of cash dividends, and pursuant to certain price anti-dilution provisions applicable to the Series A Shares and Series A Warrants, all of which, to the extent issued, also are being offered under this prospectus.

Plan of Distribution

      Sales of common stock and/or the Series A Warrants may be made by or for the account of the Selling Shareholders in the over-the-counter market or on any exchange on which our common stock and the Series A Warrants, respectively, may be listed at the time of sale. Shares of common stock and Series A warrants may also be sold in block transactions or private transactions or otherwise, through brokers or dealers. Brokers or dealers may be paid commissions or receive sales discounts in connection with such sales. The Selling Shareholders must pay their own commissions and absorb the discounts. Brokers or dealers used by the Selling Shareholders will be underwriters under the Securities Act of 1933. In addition, any Selling Shareholders affiliated with a broker/dealer will be underwriters under the Securities Act with respect to the common stock and/or the Series A Warrants offered hereby. In lieu of making sales through the use of this prospectus, the Selling Shareholders may also make sales of the shares of common stock and/or the Series A Warrants covered by this prospectus pursuant to Rule 144 under the Securities Act.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Risk Factors

      Investing in the common stock involves certain risks. You should review these "Risk Factors" beginning on page 5.

--------------------------------------------------------------------------------

Summary Financial Information

                                                         Nine Months Ended September 30,          Year ended December 31,
                                                             2005            2004            2004            2003            2002
                                                          ----------      ----------      ----------      ----------      ----------
Condensed Consolidated
    Statements of Income
        Sales                                             83,784,883      60,277,512      77,615,237      45,217,270      38,461,692
        Operating Expenses                                 8,719,811       5,622,099       7,756,715       3,973,368       3,902,158
        Net Income attributable to
             Common Shareholders                             877,707         682,514         958,061         558,502       1,014,408
        Basic Earnings
             per share                                          0.08            0.07            0.09        5,585.02       10,144.08
        Diluted earnings
             per share                                          0.07            0.06            0.08        5,585.02       10,144.08
        Weighted Average Number
             of shares outstanding
             - Basic                                      10,432,839      10,425,000      10,425,000             100             100
             - Diluted                                    11,748,223      11,351,740      12,001,503             100             100

                                                             As of September 30,             As of December 31,
                                                             2005            2004            2004            2003
                                                          ----------      ----------      ----------      ----------
Balance Sheet Data
        Cash and Cash Equivalents                            703,605       1,204,726       1,862,187         587,917
        Accounts Receivable, net                           3,375,001       4,078,762       2,465,369       1,285,106
        Accounts Receivable, affiliates                      249,966              --          65,823         315,343
        Inventories                                       17,316,251      14,243,801      16,538,087      10,986,080
        Accounts Receivable, employees                        24,138              --              --              --
        Notes Receviable, Officers                           147,216         802,247         254,059         679,405
        Deferred federal income taxes                          8,500         159,000           8,500              --
        Prepaid expenses                                      35,369          99,339          61,875           8,000
        Fixed assets, net                                  1,845,008       1,083,050       1,105,667         425,177
        Total other assets                                 1,671,050       1,766,950       1,656,190          16,000
        Total Assets                                      25,376,104      23,437,875      24,017,727      14,303,028
        Total liabilities                                 20,594,910      22,096,402      22,688,840      13,271,819
        Stockholders' Equity                               4,781,194       1,341,473       1,328,887       1,031,209

RISK FACTORS

      You should carefully review and consider the following risks as well as all other information contained in this prospectus, including our consolidated financial statements and the notes to those statements, before you decide to purchase any of our securities. The following risks and uncertainties are not the only ones facing us. Additional risks and uncertainties of which we are currently unaware or which we believe are not material also could materially adversely affect our business, financial condition, results of operations, or cash flows. In any case, the value of our common stock and/or Series A Warrants could decline, and you could lose all or a portion of your investment. To the extent any of the information contained in this prospectus constitutes forward-looking information, the risk factors set forth below are cautionary statements identifying important factors that could cause our actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on behalf of Giant Motorsports, Inc. and could materially adversely affect our financial condition, results of operations or cash flows.

RISKS RELATED TO OUR BUSINESS

Our business is subject to the influence of the manufacturers of motorcycles and the other power sports equipment we sell.

      Each of our retail motorcycle and power sports dealerships operates pursuant to dealership agreements between each applicable motorcycle, all terrain vehicle, scooter and personal watercraft manufacturer (or authorized distributor thereof) and the subsidiaries of the Company that operate such dealerships, and we are dependent to a significant extent on our relationship with such manufacturers. Manufacturers exercise a great degree of control over dealerships, and the dealership agreements provide for termination or non-renewal for a variety of causes. Actions taken by manufacturers to exploit their superior bargaining position could have a material adverse effect on our business. Furthermore, many of our dealership agreements require prior manufacturer approval with respect to acquisitions of other motorcycle and/or power sports dealerships, and a manufacturer may deny our application to make an acquisition or seek to impose further restrictions on us as a condition to granting approval of an acquisition.

We are dependent on the Manufacturers of the products we sell.

      The success of each of our dealerships is, in large part, dependent upon the overall success of the applicable manufacturers of our motorcycles and other power sports products. Accordingly, our success is linked to the financial condition, management, marketing, production and distribution capabilities of these manufacturers. Events, such as labor strikes, that may adversely affect a manufacturer, may also adversely affect our business. Similarly, the delivery of motorcycles or other power sports products from manufacturers later than scheduled, which may occur particularly during periods of new product introductions, can lead to reduced sales during such periods. Furthermore, any event that causes adverse publicity involving these manufacturers may have an adverse effect on our business regardless of whether such event directly involves any of our dealerships.

Risks associated with our ability to manage expansion as a result of acquisitions.

      The growth of our business depends in large part on our ability to manage expansion, control costs in our operations and consolidate dealership acquisitions into existing operations. This strategy will entail reviewing and potentially reorganizing acquired dealership operations, corporate infrastructure and systems and financial controls. Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

Risks associated with our inability to identify suitable acquisition candidates.

      There can be no assurance that we will be able to identify acquisition candidates that would result in the most successful combinations or that we will be able to consummate acquisitions on acceptable terms. The magnitude, timing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage the acquired companies and general economic and business conditions. In particular, the increasing competition among potential acquirers has resulted in higher prices being paid for attractive targets. If we are unable to acquire other motorcycle and power sports dealerships on acceptable terms we would be unable to realize our business plan which could adversely affect our future business prospects.

We may not be able to obtain required approvals from manufacturers for prospective acquisitions.

      The growth of our business through the acquisition of other motorcycle and power sports dealerships will depend on our ability to obtain the requisite manufacturer approvals. There can be no assurance that manufacturers will grant such approvals. While we are not aware of any manufacturers that limit the number of dealerships that may be held by any one company, or the number of dealerships that may be held in any geographic market, we believe that it is currently the policy of some manufacturers to restrict any company from holding contiguous dealerships (i.e. ownership of two dealerships without the existence of an unaffiliated dealership located geographically in between such two dealerships). We believe that our Andrews Cycles and Chicago Cycles distributorships currently are two of the largest volume dealers of power sports products in the Midwestern United States. If we continue to increase our market share for the sales of such products, manufacturers may become more likely to enforce these contiguous ownership restrictions against us. If we are unable to obtain any such required approvals from manufacturers, it could be difficult for us to realize our business plan which could adversely affect our future business prospects.

Manufacturers may impose additional restrictions on our business as a condition of granting approvals for any of our proposed acquisitions.

      In connection with any future acquisitions, one or more manufacturers may seek to impose further restrictions on us relating to their approval of an acquisition. For example, manufacturers may condition such approvals upon our agreement to implement certain measures at our existing dealerships, to provide certain additional training to employees and to achieve higher customer satisfaction ratings. If such goals are not attained, we may be precluded from acquiring, whether directly from such manufacturers or through acquisitions, additional dealerships, and it may lead such manufacturers to conclude that they have a basis pursuant to which they may seek to terminate or refuse to renew our existing dealerships with those manufacturers. Furthermore, factors outside our control may cause a manufacturer to reject our application to make acquisitions. Any of these actions by manufacturers could adversely affect our financial condition, results of operations or cash flows.

We may be unable to obtain financing for the acquisitions that are available to us.

      Although we do not currently have any plans to raise additional financing through the sale of any of our securities, we may, in the future, attempt to obtain financing for acquisition opportunities through a combination of loans and equity investments from commercial sources, seller debt financing, issuance of our equity securities as part of the purchase price, and other sources. Commercial sources will tend to come from investment funds, private equity funds, and other non-traditional sources, usually at a very high borrowing cost. Use of our equity securities could result in material dilution to our existing shareholders. There can be no assurance that we will be able to obtain adequate financing for any acquisition, or that, if available, such financing will be on favorable terms.

Dependence on Floor Plan Financing.

      We are dependent to a significant extent on our ability to finance the purchase of inventory, which in the motorcycle and power sports retail industries involves significant sums of money in the form of floor plan financing. As of September 30, 2005, we had $15,474,363 of floor plan notes payable. Substantially all the assets of our dealerships are pledged to secure such indebtedness, which may impede our ability to borrow from other sources. We currently have floor plan facilities with a variety of lenders, including primarily GE Commercial Distribution Finance Corporation, Fifth Third Bank, Kawasaki Motors Finance Company, and American Honda Finance. Several of such lenders are associated with manufacturers with whom we have dealership agreements. Consequently, deterioration of our relationship with a manufacturer could adversely affect our relationship with the affiliated floor plan lender and vice versa.

We have substantial outstanding indebtedness.

      As of September 30, 2005, based upon our financial statements, our outstanding indebtedness to third parties, including the $15,474,363 of floor plan notes payable under our floor plan financing arrangements was approximately $17,223,142. As of September 30, 2005 approximately $425,000 of our outstanding indebtedness to third parties was represented by debt incurred by us, in connection with the acquisition of Chicago Cycles, which reflected (1) the remaining outstanding amount of the $1,250,000 we borrowed from the Fifth Third Bank, pursuant to a Term Note dated March 12, 2004, to fund the initial $1,250,000 payment for such acquisition and (2) the remaining outstanding amount of the $1,675,000 portion of the purchase price of such acquisition that we financed through King Motorsports, Inc., pursuant to a promissory note accruing interest at 6% per annum. The original loan from Fifth Third Bank matured on May 31, 2004, and we converted the entire $1,250,000 principal amount of this loan to a six (6) year term loan, which bears interest at the rate of prime plus one percent (7.75% at September 30, 2005) and is secured by a first priority lien on all of our assets, including the assets acquired from Chicago Cycles.

The motorcycle and power sports industries are subject to cyclical movements in the economy.

      Sales of motorcycles/power sports products, historically have been cyclical, fluctuating with general economic cycles. During economic downturns, this industry tends to experience similar periods of decline and recession as the general economy. We believe that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates and credit availability. There can be no assurance that the industry will not experience sustained periods of decline in sales in the future, and that such decline would not have a material adverse effect on our operations.

Our business experiences seasonal trends.

      Our business is seasonal, with a disproportionate amount of our sales occurring in the second and third fiscal quarters. This is particularly the case, as our existing dealerships are in Chicago and Ohio, both of which experience extremely cold winter seasons. In the event that we acquire future dealerships in regions with more temperate climates all year round (e.g. Southern Florida or Southern California), those dealerships may experience less seasonality in sales, although there can be no assurances given that such dealerships would not experience similar seasonal fluctuations.

We are dependent on foreign manufacturers, particularly from Japan, for our products.

      A significant portion of the motorcycle and other power sports products sold by us, as well as the components and accessories for these products are of foreign origin - primarily from Japan. Accordingly, we are subject to the import and export restrictions of various jurisdictions and are dependent to some extent upon general economic conditions in and political relations with these foreign countries, particularly Japan. In the event of a severe downturn in the Japanese economy or problems in political or economic relations between the U.S. and Japan, such as, for example, disputes relating to import duties, subsidies, etc., our business could be materially adversely affected.

The retail motorcycle/power sports business is highly competitive.

      The motorcycle/power sports retailing industry is highly competitive with respect to price, service, location and selection. There are an estimated 4,000 retail stores throughout the United States. We compete with numerous dealerships in each of our market segments, many of which are large and have significant financial and marketing resources. We also compete with private market buyers and sellers of used motorcycles and other power sports products, dealers that sell used motorcycles and other power sports products, service center chains and independent shops for service and repair business. Some of these businesses are capable of operating on smaller gross margins than those on which we are capable of operating because they have lower overhead and sales costs. Our inability to compete with these other businesses could have a material adverse effect on our operations.

Our business is subject to environmental regulations.

      Our business is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards. Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes. Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where on-site contamination discharges into waters of the state, including groundwater. Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities. Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.

      Business operations subject to such laws, ordinances and regulations include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Our business is also subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at our properties. Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures on our part, some of which may be material.

We are heavily dependent on our management.

      Our success depends to a large degree upon the skills of our senior management team and current key employees at our subsidiaries. The Company depends particularly upon the following key executives: Gregory A. Haehn, who is our President, Chief Operating Officer and a director, and Russell A. Haehn, who is our Chief Executive Officer and Chairman of the board of directors. In addition, we rely on the management skills of Philip A. Andrews, the general manager of our Andrews Cycles business conducted by our W.W. Cycles subsidiary in Salem, Ohio, and we also rely on Jerry Fokas, the general manager of our Chicago Cycle business conducted by our Chicago Cycles, Inc. subsidiary in Chicago, Illinois.

      We do not have employment contracts with either of our officers or Mr. Andrews. We entered into an Employment Agreement with Mr. Fokas, employing him as a general manager of Chicago Cycles for a two (2) year period. In consideration for such employment, we agreed to, among other things, pay to Mr. Fokas (1) a salary of $2,500 per week from May 1, 2004 to April 30, 2005, and $3,000 per week from May 1, 2005 to April 30, 2006, and (2) a quarterly bonus equal to five percent (5%) of Chicago Cycles' quarterly earnings before interest, taxes, depreciation and amortization (as determined by the certified public accounting firm that regularly provides accounting services to Chicago Cycles and/or us).

      We maintain Keyman life insurance on the life of Russell A. Haehn in an amount of $2,000,000, with the beneficiary being our W.W. Cycles subsidiary. In addition, we maintain Keyman life insurance on the life of Gregory A. Haehn in an amount of $1,000,000, with the beneficiary being the Company.

In connection with the acquisition of Chicago Cycles, we entered into a Noncompetition Agreement with Jason Haubner, one of the shareholders of Chicago Cycles, pursuant to which Mr. Haubner agreed to limit his business activities, after said acquisition, to those not competing with Chicago Cycles until December 31, 2006. The loss of any of our key officers and employees or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business.

In the event that we ever begin to provide financing to customers, our business could be negatively impacted by customers' defaults on loans provided.

      In the event we choose to provide financing to any of our customers, in the future, to purchase our motorcycles and other power sports equipment, we may assign a substantial portion of these loans to third-party financial institutions in order to reduce our exposure to customer defaults, and will receive a fee from these financial institutions for these assigned loan contracts. With respect to loans that we choose not assign to third parties, or are unable to do so, we will be subject to all of the ordinary risks relating to customer defaults on such loans. In the event that the aggregate amount of these defaults result in losses in excess of the amounts we have made allowances for, this could have an adverse effect on our business, profitability and financial condition. Additionally, if any customer to whom we provide financing is adjudicated a bankrupt person, we may have no means of recourse to collect any of the principal or interest outstanding on such loan. In the event that financing operations ever become a material portion of our business, we intend to establish an evaluation process designed to determine the adequacy of the allowances we establish for loan defaults. While this evaluation process will most likely use historical and other objective information, there would be no assurance that we would not substantially underestimate potential defaults, given that current management of the Company has little experience in the equipment financing business. In such event we could not assure you that our loan reserves would be sufficient to absorb future loan losses or prevent a material adverse effect on our business, profitability or financial condition.

RISKS RELATED TO OUR SECURITIES

We do not expect to pay dividends.

      Except for dividends that we are required to pay on our Series A Shares (which dividends may be paid in cash or shares of our common stock, in our sole discretion), we do not currently anticipate paying any cash dividends on any of our capital stock in the foreseeable future. Furthermore, for the foreseeable future, we intend to retain profits, if any, to fund our planned growth and expansion. In the event that we desire to pay dividends on any shares of our capital stock, in the future (other than on the Series A Shares), we are required to obtain the separate approval of the holders of the Series A Shares in order to declare and pay any such dividends. See "Risk Factors - Holders of our Series A Shares have special approval rights on certain matters requiring approval of our board of directors and/or shareholders."

Control by Management.

      Subject to the requirement for us to obtain the separate approval of the holders of our Series A Shares, with respect to certain matters, our officers and directors may be able to influence matters requiring shareholders approval because they own a majority of our outstanding shares of voting stock. Our executive officers and directors beneficially own in the aggregate 9,020,000 shares of common stock (including options to purchase 1,500,000 shares of common stock at an exercise price of $1.25 per share), or approximately 75.5% of our outstanding shares of common stock. Because our Series A Shares are entitled to vote along with our common stock on all matters presented to our shareholders for approval, our executive officers and directors actually own approximately 51% of our outstanding shares of voting stock (giving effect to the voting rights of the 2,870 Series A Shares outstanding at a rate of 2,000 votes for each such preferred share outstanding, and assuming exercise of all options held by such executive officers and directors). This concentration of ownership provides such persons with the ability, except with respect to those matters upon which the holders of the Series A Shares have a separate right of approval, to control and influence all corporate decisions and policies of shareholder voting matters, including, without limitation, the removal of directors. Additionally, except with respect to those matters upon which the holders of the Series A Shares have a separate right of approval, these persons would be able to approve any proposed amendment to our charter, a merger proposal, a proposed sale of assets or other major corporate transaction or a non-negotiated takeover attempt. This concentration of ownership may discourage a potential acquiror from making an offer to buy us, which, in turn, could adversely affect the market price of our common stock and warrants.

      Holders of our Series A Shares have special approval rights on certain matters requiring approval of our board of directors and/or shareholders.

      Under the provisions of our certificate of designation designating the rights, preferences and privileges of our Series A Shares, the vote or consent of the holders of at least a majority of our outstanding Series A Shares, voting separately as a class, is required for the approval of certain matters including
(i) any alteration or repeal of our articles of incorporation or certificate of designation that adversely affects the rights, preferences or privileges of the Series A Shares, including to create, authorize or issue any series or shares of senior stock or parity stock or to increase the amount of authorized capital stock of any such class; (ii) the creation, authorization or issuance of any series or shares of capital stock convertible into common stock which is on parity with or senior to the Series A Shares in terms of liquidation, dividends or otherwise; (iii) any merger, consolidation or entering into a business combination or similar transaction, other than if (1) we are the surviving entity and (2) our shareholders prior to such transaction continue to hold a majority of our capital stock following the transaction; (iv) the incurrence or permission to exist any inventory or equipment indebtedness or liens relating thereto, except that we are permitted to borrow in connection with institutional financing of inventory and equipment and mortgage financing in connection with acquisitions of real estate; (v) (1) the declaration or payment of any dividends on any of our capital stock (other than the Series A Shares), (2) the purchase, redemption or retirement for value, of any of our capital stock (other than the Series A Shares) or (3) the distribution of our assets, capital stock, warrants, rights, options, indebtedness or obligations to our shareholders; (vi) the sale, transfer or disposal of a material portion of our assets, unless the sale is not of all or substantially all of our assets and is approved by a majority or our independent and disinterested directors; and (vii) entering into any transactions, or agreement or amending or modifying any existing agreement, with any officers, directors or our principal shareholders, or any of their affiliates, which transaction, agreement amendment or modification is not approved by a majority of our independent and disinterested directors.

      As a result of the foregoing rights granted to the holders of the Series A Shares, as long as we have any Series A Shares outstanding, we will not be able to (i) effect certain financing through the issuance of securities on parity with or senior to the Series A Shares or (ii) enter into certain merger transactions with other businesses or conduct certain other transactions, without the approval of the holders of a majority of the outstanding Series A Shares. In the event that the interests of the holders of the Series A Shares are not aligned with the interests of our other shareholders, it is likely that the holders of the Series A Shares will act in their own best interests, which could be to the detriment of our other shareholders with respect to any matters for which their approval is required. In addition, these special approval rights may discourage a potential acquiror from making an offer to buy us, which, in turn, could adversely affect the market price of our common stock and warrants.

Trading in our common stock is limited and the price of our common stock may be subject to substantial volatility.

      Our common stock is traded on the Over the Counter Bulletin Board, and therefore the trading volume is more limited and sporadic than if our common stock were traded on NASDAQ or a national stock exchange such as Amex. Additionally, the price of our common stock may be volatile as a result of a number of factors, including, but not limited to, the following:

      o     quarterly variations in our operating results;

      o     large purchases or sales of common stock;

      o actual or anticipated announcements of new products or services by us or competitors;

      o     acquisitions of new dealerships;

      o investor perception of our business prospects or the motorcycle/power sports industry in general;

      o     general conditions in the markets in which we compete; and

      o     economic and financial conditions.

If outstanding Series A Shares, options and warrants are exercised or converted, the value of those shares of common stock outstanding just prior to the conversion will be diluted.

      As of January 5, 2006, there are outstanding Series A Shares convertible into a total of 5,740,000 shares of our common stock and options and warrants to purchase 8,340,000 shares of common stock, with exercise prices ranging from $0.50 to $2.25 per share. If the holders exercise a significant number of these securities at any one time, the market price of the common stock could fall. The value of the common stock held by other shareholders will be diluted. The holders of the options and warrants have the opportunity to profit if the market price for the common stock exceeds the exercise price of their respective securities, without assuming the risk of ownership. If the market price of the common stock does not rise above the exercise price of these securities, then they will expire without exercise. The holders of these options and warrants may also exercise their securities if we are able to raise capital privately or from the public on terms more favorable than those provided in these securities. We cannot predict exactly if, or when, such a financing will be needed or obtained. Furthermore, we cannot predict whether any such financing will be available on acceptable terms, or at all.

"Penny stock" regulations may impose certain restrictions on the marketability of our securities.

      The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions (including the issuer of the securities having net tangible assets (i.e. total assets less intangible assets and liabilities) in excess of $2,000,000 or average revenue of at least $6,000,000 for the last three years). As a result, our common stock could be subject to these rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally persons with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a "penny stock," unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the "penny stock" market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the "penny stock" held in the account and information on the limited market in "penny stocks." Consequently, although the "penny stock" rules do not currently apply to our securities, if these rules do become applicable in the future, this may restrict the ability of broker-dealers to sell our securities.

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on management's projections, estimates, assumptions, and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions, judgments, and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Giant Motorsports, Inc. and could cause our financial condition, results of operations, or cash flows to be materially adversely affected. In evaluating these statements, some of the factors that you should consider include those described under "Risk Factors" and elsewhere in this prospectus or incorporated herein by reference.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the common stock or Series A Warrants offered by this prospectus. The Selling Shareholders will receive all of the proceeds.

      We, however, will receive funds upon any exercise of the Series A Warrants and Other Warrants held by the Selling Shareholders. If any of such warrants are exercised, we will receive the exercise price for the warrants. If the Series A Warrants are exercised, in full, we would realize proceeds, before expenses (including a 5% warrant solicitation fee payable to HCFP/Brenner Securities LLC for all warrant exercises solicited by it) in the amount of $3,157,000. If the Other Warrants are exercised, in full, we would realize proceeds, before expenses, in the amount of $1,225,000. Any funds received upon exercise of the Series A Warrants and/or the Other Warrants would, in all likelihood, first be applied to the repayment of any outstanding debt then due and payable and then for operating capital for our business. At this time our management has not determined any specific allocations for proceeds allocable to our operations, but we will use the proceeds, on an as needed basis, as such proceeds become available. In the event that at such time we have sufficient funds from cash flow from our operations to satisfy all of our working capital requirements, we may also consider prepaying a portion of our outstanding indebtedness to the extent that management determines such prepayments to be in our best interests. There can be no assurance that any of the Series A Warrants or the Other Warrants will be exercised.

      MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      Our common stock is traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol "GMOS." The following table shows the price range of the Company's common stock since it was initially quoted on November 19, 2003 until December 31, 2005. Prior to April 5, 2004, our common stock traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol ASBC.

                                            BID                    ASK
Quarter Ended                         High        Low         High       Low
-------------                         ----        ---         ----       ---
12/31/03                              .250        .250        .250       .250
3/31/04                               2.20        2.10        2.20       2.10
6/30/04                               1.90        1.90        1.90       1.90
9/30/04                                .85         .68         .85        .68
12/31/04                              1.90        1.80        1.90       1.80
3/31/05                               1.30        1.26        1.30       1.26
6/30/05                                .61         .60         .61        .60
9/30/05                               1.03         .95        1.03        .95
12/31/05                              1.01         .58        1.06        .60

Holders

      Our common stock is issued in registered form. Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 (Telephone: 702-361-3033; Facsimile: 702-433-1979) is the registrar and transfer agent for our common stock. On January 5, 2006, the shareholders' list of our common stock showed 21 registered shareholders (which includes shares held in street or nominee names) and 10,445,000 shares outstanding. We believe that on January 5, 2006, there were approximately 85 beneficial owners of our common stock.

      On January 5, 2006, there were 14 registered holders of Series A Warrants exercisable for an aggregate of up to 5,740,000 shares of common stock. We do not currently have a warrant agent for the Series A Warrants, but are required to engage a warrant agent for our Series A Warrants when the they are first listed.

Dividends

      We have never paid any dividends, and, except for dividends we are required to pay on our Series A Shares, which dividends are payable in cash or shares of our common stock, as determined in our sole discretion, we do not anticipate any stock or cash dividends on any of our securities in the foreseeable future.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus. Our statement of operations data for the years ended December 31, 2004, 2003 (restated), and 2002 and our balance sheet data as of December 31, 2004, 2003 (restated) and 2002 have been derived from our audited consolidated financial statements, all of which except our balance sheet data at December 31, 2002, are included elsewhere in this prospectus. Our statement of operations data for the years ended December 31, 2001 and 2000 and our balance sheet data as of December 31, 2001 and 2000 have been derived from our unaudited consolidated financial statements, which are not presented in this prospectus. The selected consolidated statements of operations data for the nine months ended September 30, 2004 and 2005 and the selected consolidated balance sheet data as of September 30, 2005 have been derived from unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited consolidated financial statements include, in the opinion of management, all adjustments that management considers necessary for the fair presentation of the financial information set forth in those statements. Historical results are not necessarily indicative of the results to be expected in the future, and the results for the nine months ended September 30, 2005 should not be considered indicative of results expected for the full year.

                                                             2000            2001            2002            2003            2004
                                                          ----------      ----------      ----------      ----------      ----------
Net sales                                                 18,680,494      29,161,043      38,461,692      45,217,270      77,615,237
                                                          ==========      ==========      ==========      ==========      ==========

Income from Continuing operations                            563,302       1,090,557       1,242,854         852,831       2,168,256
                                                          ==========      ==========      ==========      ==========      ==========

Income from Continuing operation per share                  5,633.02       10,905.57       12,428.54            0.11            0.21
                                                          ==========      ==========      ==========      ==========      ==========

Total Assets                                               5,724,096       7,504,373      10,084,106      14,303,028      24,017,727
                                                          ==========      ==========      ==========      ==========      ==========

Long Term debt obligations                                   176,384         478,471         366,044         547,073       2,636,027
                                                          ==========      ==========      ==========      ==========      ==========

Redeemable preferred stock                                        --              --              --              --              --
                                                          ==========      ==========      ==========      ==========      ==========

Cash dividends declared per common                                --              --              --              --              --
                                                          ==========      ==========      ==========      ==========      ==========

                                                   September 30     September 30
                                                       2005             2004
                                                    ----------       ----------

Net sales                                           81,480,719       58,937,527

Income from Continuing operations                    1,793,080        1,659,270

Income from Continuing operation per share                0.17             0.16

Total Assets                                        25,376,104       23,437,875

Long Term debt obligations                             837,600        1,041,680

Redeemable preferred stock                           2,870,000               --

Cash dividends declared per common                          --               --

SUPPLEMENTARY FINANCIAL INFORMATION

                 SELECTED QUARTERLY CONSOLIDATED FINANCIAL DATA

      The following tables set forth unaudited quarterly operating results for fiscal 2003, 2004 and the first three quarters of 2005 in dollars and as a percentage of net revenue. This information has been prepared on a basis consistent with the audited consolidated financial statements included elsewhere herein and, in the opinion of management, contains all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation thereof. These unaudited quarterly results should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this prospectus. The operating results for any quarter are not necessarily indicative of results for any future period. The sum of the quarterly earnings per share may not total annual amounts reported in the consolidated financial statements as a result of the fluctuation in the amount of weighted average common shares used in the calculation of basic and diluted loss per share.

                                                                        Earnings
                          Net          Gross         Net Income          (Loss)
Quarter ending:         Sales         Profit           (Loss)          per share
---------------       ---------      ---------        -------          ---------

 3/31/2003            9,590,644      1,160,652        186,140            0.02

 6/30/2003           14,946,736      1,173,909         13,216              --

 9/30/2003           12,722,447      1,229,541        199,204            0.03

12/31/2003            8,796,016      1,262,097        159,942            0.02

 3/31/2004           11,200,162      1,489,299        187,259            0.02

 6/30/2004           14,946,736      1,173,909         13,216              --

 9/30/2004           26,325,087      3,225,816        289,136            0.03

12/31/2004           27,478,870      4,035,947        468,450            0.04

 3/31/2005           20,718,007      1,990,216       (538,210)          (0.05)

 6/30/2005           22,752,262      2,566,253      1,090,191            0.10

 9/30/2005           27,249,505      3,918,318        325,726            0.03

SELLING SHAREHOLDERS

      The following table sets forth information as of January 5, 2006, with respect to the securities of the Selling Shareholders that are being registered for sale. These include shares of common stock which were acquired or may be acquired by the Selling Shareholders pursuant to their exercise of their Series A Shares purchased by them in our September 2005 Private Placement, and the Series A Warrants issued under that placement. These shares also include shares of our common stock beneficially owned by HCFP Brenner Securities LLC, a registered broker/dealer, which were acquired or may be acquired by it through the exercise of an option granted to it, as part of its compensation for services rendered in connection with the September 2005 Private Placement, and its subsequent conversion of the Series A Shares and exercise of the Series A Warrants underlying its option. All of the Series A Warrants held by the Selling Shareholders, including those held by the placement agent, expire in September 2010. These shares also include an additional 1,100,000 shares of common stock which may be issued upon exercise of the Other Warrants. Other Warrants for an aggregate of 1,000,000 shares of common stock will expire in January 2010 and for 100,000 shares will expire in April 2009. Additionally, we also agreed to register the Series A Warrants issued to the Selling Shareholders, and those issuable to the placement agent upon its exercise of its option, which may be exercised for a total of 6,314,000 shares of our common stock. The shares of common stock beneficially owned by each of the Selling Shareholders and the Series A Warrants are being registered to permit public secondary trading of these shares and Series A Warrants, and the Selling Shareholders may offer these shares and Series A Warrants for resale from time to time. See "Plan of Distribution."

      The shares being offered by the Selling Shareholders as set forth in the table below include, for those holding Series A Shares and Series A Warrants, their pro rata portion of an aggregate maximum of 12,628,000 shares that have been reserved for issuance in the event (i) any exercise-price anti-dilution adjustments (which are applicable to the (1) Series A Shares and (2) the Series A Warrants prior to the listing of such Warrants, if ever, on the OTC Bulletin Board) are required to be made and/or (ii) payment of dividends on the Series A Shares are made in shares of common stock. These additional shares are referred to below as "reserve shares."

      The following table sets forth the names of the Selling Shareholders, the number of shares of common stock, Series A Warrants owned beneficially by each Selling Shareholder as of January 5, 2006 and the number of shares of common stock and Series A Warrants that may be offered pursuant to this prospectus. Except as may be identified in the footnotes to the table, none of the Selling Shareholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates. The table has been prepared based upon information furnished to us by or on behalf of the Selling Shareholders.

      The Selling Shareholders may decide to sell all, some, or none of the shares of common stock and/or Series A Warrants listed below. We cannot provide you with any estimate of the number of shares of common stock or Series A Warrants that any of the Selling Shareholders will hold in the future.

      For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such shares. All percentages are approximate.

      As explained below under "Plan of Distribution," we have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number of
                                                                       Number of        Shares
                                                                       Warrants       Offered by
                                                                      Offered by         this
                                      Shares Beneficially Owned          this         Prospectus        Shares Beneficially owned
Selling Shareholders                   Prior to Offering (1)(2)       Prospectus         (4)             After the Offering (5)
------------------------------------------------------------------------------------------------------------------------------------
                                         Number       Percent(3)                                          Number        Percent
------------------------------------------------------------------------------------------------------------------------------------
Shirley Stone Koffman                  540,000(6)        4.9%         100,000         400,000              --              --
------------------------------------------------------------------------------------------------------------------------------------
Meadowbrook Opportunity Fund LLC       549,000(7)       4.99%         300,000       1,200,000(7)           --              --
------------------------------------------------------------------------------------------------------------------------------------
Vestal Venture Capital                 540,000(8)        4.9%       1,740,000       6,960,000(8)           --              --
------------------------------------------------------------------------------------------------------------------------------------
Richard Molinsky                       200,000           1.9%         100,000         400,000(9)           --              --
------------------------------------------------------------------------------------------------------------------------------------
Robert A. Melnick                      200,000           1.9%         100,000         400,000(10)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Milton Koffman                         540,000(11)       4.9%         400,000       1,600,000(11)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Israel Feit                            200,000           1.9%         100,000         400,000(12)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Edward J. Gutman                       400,000           3.7%         200,000         800,000(13)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Burton I. Koffman and                  540,000(14)       4.9%       1,000,000       4,000,000(14)          --              --
Ruthanne Koffman, as
joint tenants with a
right of survivorship
------------------------------------------------------------------------------------------------------------------------------------
Durban Investment Group, LLC           400,000           3.7%         200,000         800,000(15)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Tech-Aerofoam Products, Inc.           540,000(16)       4.9%       1,000,000       4,000,000(16)
------------------------------------------------------------------------------------------------------------------------------------
James Scibelli                         400,000           3.7%         200,000         800,000(17)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Dov Schwartz                           200,000           1.9%         100,000         400,000(18)          --              --
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number of
                                                                       Number of        Shares
                                                                       Warrants       Offered by
                                                                      Offered by         this
                                      Shares Beneficially Owned          this         Prospectus        Shares Beneficially owned
Selling Shareholders                   Prior to Offering (1)(2)       Prospectus         (4)             After the Offering (5)
------------------------------------------------------------------------------------------------------------------------------------
                                         Number       Percent(3)                                          Number        Percent
------------------------------------------------------------------------------------------------------------------------------------
Albert Nocciolino                      400,000           3.7%         200,000         800,000(19)          --              --
------------------------------------------------------------------------------------------------------------------------------------
HCFP/Brenner Securities LLC            540,000(20)       4.9%         574,000       2,296,000(20)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Thomas A. Gallo                        460,000(21)       4.3%              --         250,000(21)          --              --
------------------------------------------------------------------------------------------------------------------------------------
John S. Arnone                         498,300(22)       2.3%              --         250,000(22)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Brendan C. Rempel                      470,000(23)       4.3%              --         250,000(23)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Moneta Capital Advisors, Inc.          220,000           2.1%              --         220,000(24)          --              --
------------------------------------------------------------------------------------------------------------------------------------
HSK Funding, Inc.                      100,000             *               --         100,000(25)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Moira Stodden                           10,000             *               --          10,000(26)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Douglas Gass                            10,000             *               --          10,000(27)          --              --
------------------------------------------------------------------------------------------------------------------------------------
Albert A. Auer                          10,000             *               --          10,000(28)          --              --
------------------------------------------------------------------------------------------------------------------------------------

-----------------------
*     Less than 1%
(1) Includes all shares issued or to be issued pursuant to the conversion of Series A Shares, Series A Warrants and/or Other Warrants held by the Selling Shareholders, which may be converted or exercised within 60 days after January 5, 2006.

(2) The actual number of shares of common stock issuable upon conversion of the Series A Shares, the exercise of the Series A Warrants and the exercise of the Other Warrants is subject to certain anti-dilution and other adjustments.

(3) Percentage is based upon 10,445,000 shares of common stock outstanding on January 5, 2006, plus, with respect to that Selling Shareholder only, all shares of common stock that are issuable to it within 60 days after that date, upon conversion of its Series A Shares, exercise of its Series A Warrants and/or exercise of its Other Warrants.

(4) The Selling Shareholders are also offering hereunder such indeterminate number of additional shares of common stock as may be issued to them because of any future stock distributions, stock splits, similar capital readjustments or other anti-dilution adjustments, relating to the Series A Shares, the Series A Warrants and the Other Warrants.

(5) Assumes the sale of all shares of common stock and Series A Warrants that may be sold in the offering.

(6) Represents Mrs. Koffman's beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Mrs. Koffman and her husband, Milton Koffman, have agreed to restrict their rights to convert the Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on her beneficial ownership, the number of shares offered by Mrs. Koffman by this prospectus includes an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and (iii) 200,000 potential reserve shares.

(7) Represents Meadowbrook Opportunity Fund LLC's beneficial ownership of 4.99% of the Company's issued and outstanding shares of common stock. Meadowbrook Opportunity Fund has agreed to restrict its right to convert the Series A Shares and exercise Series A Warrants so that its beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on its beneficial ownership, the number of shares offered by Meadowbrook Opportunity Fund by this prospectus includes an aggregate of (i) 300,000 shares issuable upon the conversion of Series A Shares; (ii) 300,000 shares issuable upon the exercise of Series A Warrants; and (iii) 600,000 potential reserve shares. Michael Ragins is a managing member of MYR Partners LLC, the manager of Meadowbrook Opportunity Fund, and has sole voting power with respect to the securities being offered for resale by Meadowbrook Opportunity Fund in this prospectus.

(8) Represents Vestal Venture Capital's beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Vestal Venture Capital has agreed to restrict its right to convert the Series A Shares and exercise Series A Warrants so that its beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on its beneficial ownership, the number of shares offered by Vestal Venture Capital by this prospectus includes an aggregate of (i) 1,740,000 shares issuable upon the conversion of Series A Shares; (ii) 1,740,000 shares issuable upon the exercise of Series A Warrants; and
      (iii) 3,480,000 potential reserve shares. Allan R. Lyons is the sole owner and managing member of 21st Century Strategic Investment Planning, LC, the general partner of Vestal Venture Capital, and has sole voting power with respect to the securities offered for resale by Vestal Venture Capital in this prospectus.

(9) Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and 200,000 potential reserve shares.

(10) Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and 200,000 potential reserve shares.

(11) Represents Mr. Koffman's beneficial ownership of 4.9% of the Company's issued and outstanding shares of Common Stock. Mr. Koffman and his wife, Shirley Stone Koffman, have agreed to restrict their rights to convert the Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's Common Stock is less than five percent. Notwithstanding any restrictions on his beneficial ownership, the number of shares offered by Mr. Koffman by this prospectus includes (i) 400,000 shares issuable upon the conversion of Series A Shares; (ii) 400,000 shares issuable upon the exercise of Series A Warrants; and (iii) 800,000 potential reserve shares.

(12) Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and (iii) 200,000 potential reserve shares.

(13) Represents an aggregate of (i) 200,000 shares issuable upon the conversion of Series A Shares; (ii) 200,000 shares issuable upon the exercise of Series A Warrants; and (iii) 400,000 potential reserve shares.

(14) Represents Mr. Koffman's beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Mr. Koffman and Tech-Aerofoam Products, Inc., a corporation with which he is affiliated, have agreed to restrict their rights to convert the Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on his beneficial ownership, the number of shares offered by Mr. and Mrs. Koffman by this prospectus includes an aggregate of (i) 1,000,000 shares issuable upon conversion of Series A Shares; (ii) 1,000,000 shares issuable upon the exercise of Series A Warrants; and
      (iii) 2,000,000 potential reserve shares. Mr. Koffman is also deemed to be the beneficial owner of 100,000 shares issuable upon the exercise of Other Warrants by HSK Funding, Inc., which may be exercised until January 2010 at an exercise price of $1.00 per share.

(15) Represents an aggregate of (i) 200,000 shares issuable upon the conversion of Series A Shares; (ii) 200,000 shares issuable upon the exercise of Series A Warrants; and (iii) 400,000 potential reserve shares. J. Leon Ellman, Neil Ellman, Lance Ellman and Kevin Sirop, are each managers of JLE Investment Managers, LLC, the manager of Durban Investment Group, LLC, and each has sole voting power over the securities being offered for resale by Durban Investment Group in this prospectus.

(16) Represents Tech-Aerofoam Products' beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Tech-Aerofoam Products and Burton Koffman, who is an affiliate of Tech-Aerofoam Products, have agreed to restrict their rights to convert Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on its beneficial ownership, the number of shares offered by Tech-Aerofoam Products by this prospectus includes an aggregate of (i) 1,000,000 shares issuable upon conversion of Series A Shares; (ii) 1,000,000 shares issuable upon the exercise of Series A Warrants; and
      (iii) 2,000,000 potential reserve shares. Burton I. Koffman, President, David L. Koffman, Vice President, and Jeffrey Koffman, Vice President, each has sole voting power over the securities being offered for resale by Tech Aerofoam Products in this prospectus.

(17) Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; (iii) 100,000 shares issuable upon the conversion of Series A Shares under Mr. Scibelli's IRA; (iv) 100,000 shares issuable upon the exercise of Series A Warrants under Mr. Scibelli's IRA; and 400,000 potential reserve shares. Mr. Scibelli is a registered representative with RG Securities, LLC, a registered broker-dealer. Additionally, Mr. Scibelli has represented to us that he purchased his Series A Shares and Series A Warrants as an investment for his own account without a view to resell. Mr. Scibelli has further represented that he does not have any agreements or understandings, directly or indirectly, with any person to distribute the securities purchased by him.

(18) Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and (iii) 200,000 potential reserve shares.

(19) Represents an aggregate of (i) 200,000 shares issuable upon the conversion of Series A Shares; (ii) 200,000 shares issuable upon the exercise of Series A Warrants; and (iii) 400,000 potential reserve shares.

(20) Represents HCFP/Brenner Securities' beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. HCFP/Brenner Securities has agreed to restrict its right to convert the Series A Shares and exercise Series A Warrants so that its beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on its beneficial ownership, the number of shares offered by HCFP/Brenner Securities by this prospectus includes an aggregate of (i)
      (1) 574,000 shares issuable upon the conversion of Series A Shares and (2) 574,000 shares issuable upon the exercise of Series A Warrants, all of which are issuable pursuant to the placement agent's purchase option; and
      (ii) 1,148,000 potential reserve shares. Steven D. Shaffer, a member of HCFP/Brenner Securities' Board, has sole voting power with respect to the securities offered for resale by HCFP/Brenner Securities in this prospectus. HCFP/Brenner Securities, the placement agent for the September 2005 Private Placement, is a registered broker-dealer, and may therefore be considered an underwriter within the meaning of the Securities Act of 1933.

(21) Represents beneficial ownership of (i) 250,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share; and (ii) 100,000 shares of common stock owned by Mr. Gallo directly or by his children. Additionally, Mr. Gallo is a principal of Moneta Capital Advisors, Inc. ("Moneta") and may therefore be deemed to have beneficial ownership of the 220,000 shares underlying Other Warrants, held by Moneta, although Mr. Gallo disclaims beneficial ownership of 110,000 of such shares.

(22) Represents beneficial ownership of (i) 250,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share and (ii) 248,300 shares of common stock owned by Mr. Arnone directly or by his children.

(23) Represents beneficial ownership of (i) 250,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share and (ii) 110,000 shares of common stock owned by Mr. Rempel. Additionally, Mr. Rempel is a principal of Moneta and may therefore be deemed to have beneficial ownership of the 220,000 shares underlying Other Warrants held by Moneta, although Mr. Rempel disclaims beneficial ownership of 110,000 of such shares.

(24) Represents (i) 120,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share and (ii)100,000 shares issuable upon the exercise of Other Warrants which may be exercised until April 2009 at an exercise price of $2.25 per share. Thomas A. Gallo and Brenda C. Rempel are the officers, directors and shareholders of Moneta Capital Advisors, Inc. and have shared voting power with respect to the securities of Moneta Capital Advisors being offered for resale in this prospectus.

(25) Represents 100,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share. Burton I. Koffman, David L. Koffman and Jeffrey Koffman are the officers of HSK Funding, and each has sole voting power over the securities being offered for resale by HSK Funding in this prospectus.

(26) Represents 10,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.

(27) Represents 10,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.

(28) Represents 10,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.

                              PLAN OF DISTRIBUTION

      The Selling Shareholders and any of their pledgees, assignees, and successors-in-interest (including distributees) may, from time to time, sell any or all of their shares of common stock of Giant Motorsports and/or the Series A Warrants offered hereby on any stock exchange, market or trading facility on which such shares and/or Series A Warrants are traded or in private transactions. These sales may be at fixed or negotiated prices. No short sales of the shares of common stock being offered for resale under this prospectus are permitted prior to the date that the registration statement, of which this prospectus forms a part, has been declared effective by the Securities and Exchange Commission. The Selling Shareholders may use any one or more of, or a combination of, the following methods when selling shares of common stock and/or Series A Warrants:

      o ordinary brokerage transactions and transactions in which a broker/dealer solicits purchasers;

      o block trades in which a broker/dealer will attempt to sell the shares and/or Series A Warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker/dealer as principal and resale by the broker/dealer for its account;

      o an exchange distribution in accordance with the rules of any applicable exchange;

      o     privately negotiated transactions;

      o     settlement of short sales;

      o broker/dealers may agree with the Selling Shareholders to sell a specified number of such shares of common stock and/or Series A Warrants at a stipulated price per share or per warrant, as applicable;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The Selling Shareholders also may sell shares of common stock and/or Series A Warrants under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker/dealers engaged by the Selling Shareholders may arrange for other broker/dealers to participate in sales. Broker/dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker/dealer acts as agent for the purchaser of shares or warrants, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares or warrants or shares of common stock issuable upon exercise of warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock and Series A Warrants from time to time under this prospectus, or under an amendment to this prospectus under the applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

      The Selling Shareholders and any broker/dealers or agents that are involved in selling the shares of common stock or Series A Warrants may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares of common stock or Series A Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any persons to distribute the common stock or the Series A Warrants.

      In order to comply with the securities laws of some states, if applicable, the common stock and/or Series A Warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock and/or Series A Warrants may not be sold unless registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock and Series A Warrants in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock or Series A Warrants against certain liabilities, including liabilities arising under the Securities Act.

      Although our shares of common stock are currently traded on the OTC Bulletin Board, there does not currently exist a market for the trading of the Series A Warrants included for registration in this prospectus. We have agreed, upon the request of any holder of the Series A Warrants (following such holder obtaining the written consent of the placement agent in our September 2005 Private Placement) or upon the request of said placement agent, to use our best efforts (subject to the willingness of market makers to file Form 211 as required) to cause the Series A Warrants to be listed on the OTC Bulletin Board and thereafter concurrently listed and/or quoted on any other trading market or exchange on which our common stock is quoted or listed. We advise you that it is the applicable market makers who will be responsible for initiating the listing of the Series A Warrants on the OTC Bulletin Board and we have very little control over the trading of the Series A Warrants on the OTC Bulletin Board.

      We are required to pay all fees and expenses incident to the registration of the shares of common stock and Series A Warrants. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), ANY PERSON ENGAGED IN THE DISTRIBUTION OF THE SHARES OF COMMON STOCK OR SERIES A WARRANTS MAY NOT SIMULTANEOUSLY ENGAGE IN MARKET-MAKING ACTIVITIES WITH RESPECT TO THE COMMON STOCK OR SERIES A WARRANTS FOR SPECIFIED PERIODS OF TIME PRIOR TO THE START OF THE DISTRIBUTION. IN ADDITION, EACH SELLING SHAREHOLDER AND ANY OTHER PERSON PARTICIPATING IN A DISTRIBUTION WILL BE SUBJECT TO THE EXCHANGE ACT, WHICH MAY LIMIT THE TIMING OF PURCHASES AND SALES OF COMMON STOCK AND SERIES A WARRANTS BY THE SELLING SHAREHOLDER OR ANY SUCH OTHER PERSON.

                                    BUSINESS

General

      Giant Motorsports, Inc. ("us," "our," "we," the "Company" or "Giant") through our two wholly-owned subsidiaries, owns and operates two retail power sport superstores in the Midwestern United States. Our core brands include Suzuki, Yamaha, Honda, Ducati, Kawasaki and Polaris. Our superstores operate in Salem, Ohio and Chicago, Illinois under the names "Andrews Cycles" and "Chicago Cycles," respectively.

      We are a Nevada corporation with our principal offices located at 13134 State Route 62, Salem Ohio 44460, Tel. (330) 332-8534. Our web sites are: www.andrewscycles.com, www.chicagocycle.com and www.giantcorporate.com. Information on our websites do not constitute part of this prospectus.

Development of Our Business

      We commenced our motorcycle and powers sports business with the acquisition of our W.W. Cycles subsidiary in January 2004, and shortly thereafter, in April 2004, expanded our business with the acquisition of our Chicago Cycles business.

W.W. Cycles Subsidiary

      Our W.W. Cycles subsidiary, which does business under the name Andrews Cycles, commenced business in 1984 as a Honda products dealership. In 1985 Andrews Cycles acquired an existing motorsports dealership and added Yamaha products to its line of motorsports products. Through the acquisition of two additional motorsports dealerships in 1986 and 1987, Andrews Cycles added the Suzuki and Kawasaki brands to its line of motorsports products. From 1987 through January 2004, Andrews Cycles expanded its power sports business by adding Polaris motorcycles to its product line, and became, we believe, one of the largest power sports dealers in the State of Ohio.

      On January 16, 2004, we acquired all of the issued and outstanding shares of W.W. Cycles, Inc. ("W.W. Cycles"), from Gregory A. Haehn and Russell A. Haehn, our current officers and directors, and one other employee of W.W. Cycles, in exchange for our issuance of an aggregate of 7,850,000 shares of our common stock, which resulted in W.W. Cycles' becoming our wholly-owned subsidiary. On that same date, our two current officers and directors also purchased an additional 150,000 shares of our common stock from a then shareholder of the Company for an aggregate purchase price of $178,750. Simultaneously with the closing of this acquisition, the then sole director and officer of the Company resigned as a director and officer and was replaced by our current officers and directors. Russell A. Haehn became the Chairman, Chief Executive Officer, Secretary and a Director of the Company and Gregory A. Haehn became the President, Chief Operating Officer, Treasurer and a Director of the Company, which are the same positions in which they currently serve. The Company, which was then called American Busing Corporation, changed its name to Giant Motorsports, Inc., effective as of April 5, 2004. We currently conduct all of our "Andrews Cycles" business through our W.W. Cycles subsidiary.

Chicago Cycles Subsidiary

      On April 30, 2004, we acquired substantially all of the assets of King's Motorsports, Inc. (the "Chicago Cycles Assets"), the corporate entity that conducted business under the name Chicago Cycle Center ("King's Motorsports"). We agreed to pay Kings Motorsports a total of $2,925,000 for the Chicago Cycle Assets, as follows:

o     $1,250,000 on the date of closing; and

o $1,675,000 through the issuance to Kings Motorsports of a 6% $1,675,000 aggregate principal amount note (the "King's Note"), which Note was payable: (i) $500,000 on July 29, 2004, (ii) $250,000 on October 27, 2004,
      and (iii) the remaining $925,000, plus accrued but unpaid interest on April 30, 2005.

      To fund the amount payable at closing for Chicago Cycles, we borrowed $1,250,000 from The Fifth Third Bancorp Bank (the "Bank"), pursuant to a term loan. This loan, which initially matured on May 31, 2004, was refinanced with the Bank through a term loan amortized over a 72 month period, but is payable in full on May 31, 2007, bearing interest at the rate of prime plus one percent (7.75% at September 30, 2005). Our payment obligations under this term loan also are personally guaranteed by Russell Haehn and Gregory Haehn. This loan is also secured by a first priority lien on all of our assets (including, without limitation, the Chicago Cycles Assets). As of September 30, 2005, the outstanding amount of this term loan, including accrued interest thereon, was $1,041,680.

      The entire outstanding principal amount of the King's Note and all interest accrued thereon was repaid on October 13, 2005.

      Our Chicago Cycles subsidiary commenced business in 1988, under the name Chicago Cycle Center, with its purchase of Ace Honda World. Within its first few months after commencing business Chicago Cycle Center began selling Yamaha motorcycles with its purchase of Yamaha North, a nearby competitor. Shortly thereafter, Can't Beat the Bears, a local Suzuki dealer was acquired. Then in 1990 Chicago Cycle Center added the Ducati brand to its list of products. In November 2000, Chicago Cycle Center was sold to King's Motorsports, the business whose assets we acquired in April 2004.

Products.

      Our products consist primarily of the sale of new and used motorcycles, all-terrain vehicles ("ATV's"), and scooters. In addition, we sell parts and accessories, extended service contracts, and aftermarket motorcycle products. Our core brands include Honda, Yamaha, Suzuki, Kawasaki, Polaris and Ducati.

      We are a retail dealer of power sports products, and sell our products in superstores that operate under the names "Andrews Cycles" and "Chicago Cycles." Our Andrews Cycles subsidiary is located in Salem, Ohio, had approximately 50 employees, as of January 1, 2006, and sells power sports products to customers residing within an approximate 200 square mile area of its facilities. Our Chicago Cycles operations are located in Skokie, Illinois, has approximately 81 employees as of January 1, 2006, and sells power sports products to customers residing within an approximate 200 square mile area of its facilities. Both Andrews Cycles and Chicago Cycles also sell power sports products and parts through our websites specifically dedicated to those businesses.

      During our fiscal years ended December 31, 2004, 2003 and 2002, sales of motorcycles, ATV's and other power sports products, including accessories, accounted for approximately 97%, 98% and 97%, respectively, of our total revenues generated during such periods. Revenues from the sales of these products also accounted for approximately 97% and 98%, respectively, of our total revenues for the nine month periods ended September 30, 2005 and 2004.

Servicing and Repairs.

      In addition to product sales, we also provide servicing and repair services for the products we sell as a courtesy to our customers. These services, which are provided by mechanics, include crash repairs (body work) and normal wear and tear installation and repairs such as brake replacement, repair of exhaust systems, shock absorber replacement, battery replacement, oil changes and tune-ups. During our fiscal years ended December 31, 2004, 2003 and 2002, servicing and repairs accounted for approximately 3%, 2% and 3%, respectively, of our total revenues generated during such periods. Revenues from servicing and repairs also accounted for approximately 3% and 2%, respectively, of our total revenues for the nine month periods ended September 30, 2005 and 2004. Servicing and repairs have always been an insignificant portion of our business. We do not have any plans to increase this part of our business, in the future, as we do not believe that servicing and repairs offers any opportunity for producing significant income for our business.

Competition.

      The motorcycle/power sports retailing industry is highly competitive with respect to price, service, location and selection. There are an estimated 4,000 retail stores throughout the United States. We compete with numerous dealerships in each of our market segments, many of which are large and have significant financial and marketing resources. We also compete with private market buyers and sellers of used motorcycles and other power sports products dealers that sell used motorcycles and other power sports products, service center chains and independent shops for service and repair business. Some of these businesses are capable of operating on smaller gross margins than those on which we are capable of operating because they have lower overhead and sales costs.

      In many states, dealerships have an exclusive 5 to 10-mile franchised territory, similar to automobile dealerships. While franchised territories can sometimes restrict market entry and subsequently market penetration; franchise restrictions can likewise provide protection from over-saturation.

      While we believe that our two current locations are among the larger retail dealerships in the states of Ohio and Illinois, our business represents only a small portion of the retail motorcycle, ATV and other power sports products sales throughout the United States. By implementing our superstore concept through further acquisitions of retail power sports dealerships throughout the United States, we believe that we can provide consumers in acquired markets with wide product diversification. Such diversification, as well as a comprehensive product offering, could result in an increase in our portion of total power sports retail business throughout the United States, and consequently reduce the impact of local competition on our business. There is no assurance that we will ever be able to implement this strategy in such a manner.

Principal Suppliers of our Products.

      We purchase substantially all of our products from the following manufacturers:

o     American Honda Motor Company, Inc.

o     Yamaha Motor Corporation

o     American Suzuki Motor Corporation

o     Kawasaki Motors Corp. U.S.A., Inc.

o     Ducati North America

o     Polaris Industries, Inc.

      Our Andrews Cycles and Chicago Cycles power sports dealerships operate pursuant to dealership agreements with all or most of the manufacturers listed above (or authorized distributors of such manufacturers' products), and we are dependent to a significant extent on our relationship with such manufacturers. Manufacturers exercise a great degree of control over our dealerships, and the dealership agreements provide for termination or non-renewal for a variety of causes. Many of our dealership agreements require prior approval with respect to acquisitions of other motorcycle and/or power sports dealerships, and a manufacturer may deny our application to make an acquisition or seek to impose further restrictions on us as a condition to granting approval of an acquisition. While these restrictions could adversely affect our business strategy of expanding our operations through the acquisition of other retail dealerships, we believe that we will be able to work with these manufacturers to obtain the approvals required for future acquisitions, although there can be no assurance of our success in doing so.

Market for our Products and Services.

      According the Bureau of Transportation Statistics ("BTS"), the motorcycle market is expected to record its 13th consecutive year of growth in 2005. The BTS states that a key factor responsible for this growth is product segmentation. BTS also reports that during 2004, industry sales of motorcycles, parts and accessories generated revenues of approximately $12.7 billion, representing an increase of approximately 15.5% over revenues of approximately $11 billion in 2003. During that same period, W.W. Cycles revenues generated from sales of all power sports products, including parts and accessories, increased by nearly 21% from $44.1 million to $53.2 million. BTS also estimates an increase in motorcycle sales in 2005 to $14.6 billion. Based on sales of motorcycles, parts and accessories during the first nine months of 2005, we estimate revenues for 2005 of approximately $100 million, which represents an increase in sales from $77.6 million in 2004. The industry is highly fragmented with over 9,000 franchises being operated within approximately 4,000 motorcycle dealerships, the majority of which we believe are individually owned. We also believe that many dealership owners are motorcycle enthusiasts with minimal business training and limited capital.

Business Plan.

      It is our plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies both at the store and corporate levels. We believe this will enhance internal growth and profitability. We have begun, and plan to continue to centralize certain of our administrative functions including:

o     accounting;

o     finance;

o     insurance;

o     employee benefits;

o     strategic planning;

o     marketing;

o     purchasing; and

o     management information systems (MIS).

      We believe that by consolidating these functions we will be able to reduce overall expenses, simplify dealership management, create economies of scale with leveraged buying power and provide a level of expertise that would otherwise be unavailable to each dealership individually. We have identified, without limitation, the following strategic components as potentially integral to our overall success and profitability:

      o Super Store Concept. The "Super Store" has proven to be an effective strategy in the successful consolidation of many other retail industries. Super Stores are the choice of consumers nationwide. These large stores represent and imply the widest offerings, the lowest prices, and, we believe, will contribute to the development of a more mainstream motorsports marketplace.

      o Sales and Service Effectiveness. Consumers have become more sophisticated in evaluating and purchasing products, as a result of the wide-spread availability of the internet and greater access to information, and, as a result, require a more comprehensive offering, as well as intelligent and informative presentations. Our superstore selling space provides a larger display of products, with a greater choice of brands and styles. We believe that a greater choice of products, under one roof, will lead to a more satisfying shopping experience for customers and, in turn, increased product sales.

      o Competitive Workforce Development. A significant portion of the compensation we pay to our sales staff is commission based. We believe that commission-based compensation provides incentive for our salespersons to expend their greatest efforts to sell our products and services. Since their compensation is directly related to sales, our ability to hire successful salespersons is conditioned upon their belief that our dealerships will generate significant traffic and provide the inventory levels necessary to maximize sales opportunities. Our goal to build a "market leader" presence, proper inventory levels and an overall aggressive yet tactful approach, we believe, will attract the successful salespersons we need to sell our products and services.

      o Inventory Utilization. We believe that by housing our inventory in one large central facility, and distributing products from that facility to each of our dealerships, on an as-needed basis, we will be able to deliver products to our customers faster than other dealerships which are required to wait, for delivery of out-of-stock products.

      o Marketing Efficiencies. With a regional presence, and the use of single creative themes, tested for effectiveness, we believe that we will be able to take advantage of semi-national and possibly national marketing opportunities which typically offer reduced advertising rates based on the utilization of economies of scale. We also plan to maximize our use of cooperative advertising.

      o E-Commerce and Mail Order Opportunities. We intend to develop e-commerce and mail order strategies for the sale of parts and accessories that will expand our customer base outside of our dealership territories. We believe that the expansion of our business, over the internet and through mail order business, will assist us in the development of a national presence and create customer interest to visit one of our "Super Stores," although no assurance can be given that it will have such effect. We believe that increased efforts on internet and mail-order sales, will increase revenues and also create additional opportunities for strategic business relationships with dealerships outside of the territories where our dealerships are located, although no assurance can be given.


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

      o Captive Financing Opportunities. It is our plan to create and implement our own in-house consumer financing facility, by acquiring an outside finance company, entering into a joint-venture relationship with a finance company, or by internally developing our own financing business, in order to provide financing to our customers for the purchase of our products. Such "captive" financing opportunities could represent significant additional revenues, which are currently received by third party manufacturers, banks, or outside financing organizations. We would be then have the ability to sell these loans to third parties in order to minimize our consumer financing risk. In February 2005 we formed Giant Motorsports Acceptance Group Inc., a wholly-owned subsidiary, as a potential vehicle to provide this type of in-house consumer financing. To date, we have not provided any financing through this company. As of the date of this prospectus we do not have plans in the foreseeable future to commence any type of financing operations, but we may provide financing through Giant Motorsports Acceptance Group Inc., in the future, in the event that we determine this to be consistent with our business plan. In the event that we ever commence providing financing for vehicle purchases, this part of our business will become subject to certain additional risks relating to this type of financing business. See Risk Factors, elsewhere in this prospectus, for a discussion of these risks.

Sales and Marketing.

      We currently market our products through television, radio, print and outdoor advertising. Advertising costs are funded primarily through cooperative advertising programs established by the manufacturers of the products. Under these programs, most dealers have access to approximately $100 per unit sold during the previous year. In addition, many of the larger and better performing dealership groups are able to access additional advertising funds for special circumstances from the manufacturers. It is our normal strategy to acquire and use the maximum amount of advertising funds available to us.

Floor Plan Financing.

      We are dependent to a significant extent on our ability to finance the purchase of inventory, which in the motorcycle and power sports retail industries involves significant sums of money in the form of floor plan financing. As of September 30, 2005, the Company had $15,474,363 of floor plan notes payable. Substantially all the assets of our dealerships are pledged to secure such indebtedness, which may impede our ability to borrow from other sources. We currently have floor plan facilities with a variety of lenders, including primarily GE Commercial Distribution Finance Corporation, Fifth Third Bank, Kawasaki Motors Finance Company, and American Honda Finance. Several of such lenders are associated with manufacturers with whom we have dealership agreements. Consequently, deterioration of our relationship with a manufacturer could adversely affect our relationship with the affiliated floor plan lender and vice versa.

Government Regulation.

      Our business is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards. Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes. Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where on-site contamination discharges into waters of the state, including groundwater. Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities. Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.

      Business operations subject to such laws, ordinances and regulations include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Our business is also subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at our properties. Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures on our part, some of which may be material.

Employees.

      As of January 1, 2006, we had approximately 131 employees (excluding our two executive officers) , 50 of whom are employed at our Andrews Cycles dealership and the other 81 of whom are employed at our Chicago Cycles dealership. All of our employees were employed on a full-time basis including 2 executives, 40 salespersons, 40 administrative persons, 27 service technicians and 24 clerical persons. We are not a party to a collective bargaining agreement with our employees and we believe that our relationship with our employees is satisfactory.

Legal Proceedings.

      We are not currently subject to any legal proceedings, and to the best of our knowledge, none are threatened, the results of which would have a material adverse effect on our properties, results of operations or financial condition. Additionally, to our knowledge, neither of our officers and directors are involved in any legal proceedings in which we are an adverse party.

Properties.

      Our principal executive offices are located at our recently expanded 75,000 square foot facility at 13134 State Route 62, Salem Ohio 44460, which is also the offices and showroom for our Andrews Cycles dealership. We lease this facility from an affiliated entity controlled by Russell A. Haehn, our Chairman, Chief Executive Officer and a controlling shareholder. We lease this facility under a ten-year lease at a rental rate of $15,000 per month. The current term expires on October 31, 2009, but may be extended on the same terms for an additional period of two years until October 31, 2011.

      We also lease a 95,000 square foot retail facility in Skokie, Illinois, which is used for offices, a showroom and service facility for our Chicago Cycles dealership. We lease this facility from an unaffiliated third party under a ten-year lease with a ten year renewal option. The payments on the lease commenced in August 2005 at a monthly rent of $33,333 through May 2006 then increase to $40,000 per month from June 2006 through May 2007, $45,000 per month from June 2007 through May 2008, $46,667 from June 2008 through May 2009 and then increase 3% annually for the remaining term of the lease. We are also liable for a proportionate share of expenses and taxes over a specified amount.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      The following discussion of our results of operations and financial condition should be read together with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. This discussion may contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in any forward-looking statements as a result of a variety of factors, including those discussed in "Risk Factors" and elsewhere in this prospectus.

General.

      Our goal is to become one of the largest dealers of power sports vehicles in the United States through acquisitions and internal growth.

      The motorsports industry is highly fragmented with an estimated 4,000 retail stores throughout the United States. We are attempting to capitalize upon the consolidation opportunities available and increase our revenues and income by acquiring additional dealers and improving our performance and profitability.

      We plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies that will enhance internal growth and profitability. By consolidating our corporate and administrative functions, we believe we can reduce overall expenses, simplify dealership management and create economies of scale.

      We will specifically target dealers in markets with strong buyer demographics that, due to under-management or under-capitalization, are unable to realize their market share potential and can benefit substantially from our systems and operating strategy.

      Together with our two wholly-owned subsidiaries, we own and operate two retail power sports superstores. Our core brands include Suzuki, Yamaha, Honda, Ducati and Kawasaki. Our superstores operate under the names "Andrews Cycles" and "Chicago Cycles." Andrews Cycles is located in Salem, Ohio, has approximately 50 employees and operates from an approximately 75,000 square foot facility. Chicago Cycles is located in the Chicago metropolitan area, has approximately 81 employees and operates from an approximately 95,000 square foot facility in Skokie, Illinois, pursuant to a ten-year lease we entered into in October 2004.

Overview of Economic Trends.

      Effects of Increasing Interest Rates

      Notwithstanding our increase in sales for the nine month period ended September 30, 2005 compared to the same period in 2004, a significant portion of which was due to our acquisition of Chicago Cycles in April 2004, we believe that if interest rates on consumer loans continue to rise, as they have during the last twelve months, this could reasonably be expected to have a material adverse effect on the sales of our power sports products, and more specifically the sales of new vehicles. In 2004, approximately $25 million of the approximately $70.7 million of our power sports sales (35.3%) were financed. Although we did not experience a material reduction in sales through September 30, 2005, the uncertainties created in the consumer financing market as a result of continuing increases in interest rates, can reasonably be expected to have a negative impact on the sale of new motorcycles in the next 12 to 24 months due to the increased costs to our customers.

      We believe that consumer interest in lower-priced used motorcycles will significantly rise, as a result of the increased costs of financing. With the acquisition of our Chicago Cycles dealership we have added sales of used motorcycles to our business. From January 1, 2005 through November 30, 2005, approximately $4.8 million of Chicago Cycles' approximately $32.1 million in revenues (15%) were generated from sales of used motorcycles. Although our Andrews Cycles dealership has not yet generated material revenues from the sale of used motorcycles, we have commenced sales of used motorcycles at Andrews Cycles in the second half of 2005 and intend to substantially increase sales in 2006. We also intend to increase sales of used motorcycles at Chicago Cycles in 2006. Although there can be no assurance, we believe that our greater focus on sales of lower-priced used motorcycles, which generally provide larger sales margin, will help make up for any reduction in sales of new motorcycles.

      Effects of Increasing Fuel Costs

      Although we have not yet computed the increase in sales of motorcycles and scooters attributable to the spike in gasoline prices during the fourth quarter of 2005, we have noticed an increase in sales of these products during this three month period, which is historically the slowest period for sales. We believe that it is reasonable to assume that a continued rise in gasoline prices will result in many consumers considering the use of motorcycles and scooters as alternative forms of transportation to automobiles, since motorcycles and scooters provide significantly better gas mileage than automobiles resulting in substantially lower fuel costs. Although there is no absolute certainty as to the direction that gasoline prices will move in 2006 and beyond, recent trends appear to suggest a greater likelihood of increases than reductions, which could have a positive impact on our sales for the next 12 to 24 months.

      Reduction in Units by Manufacturers

      We believe that certain manufacturers of the motorcycles we sell have recently begun to reduce the number of units they manufacture, normally with respect to some higher-end models, in order to increase the price per unit. Because of our position in the market, we believe that we are generally able to receive a larger allocation of these models than many other dealers. Since this pricing normally results in greater sales margins, reduced unit sales and higher pricing by manufacturers, in the future, could result in a material increase in our revenues and profits, provided that there are a sufficient number of customers willing to pay higher prices for these more limited produced models.

Loan Transactions.

      On April 30, 2004, we paid $1,675,000 of the purchase price for Chicago Cycles by issuing to Kings Motorsports a 6% $1,675,000 aggregate principal amount note (the "Note"), which Note initially provided for payment as follows:

      (i) $500,000 on July 29, 2004, (ii) $250,000 on October 27, 2004, and
(iii) the remaining $925,000, plus accrued but unpaid interest on April 30, 2005. We repaid all outstanding principal and interest on the Note, remaining due and payable, on October 13, 2005.

      To fund the amount payable at closing for Chicago Cycles, we borrowed $1,250,000 from The Fifth Third Bancorp Bank (the "Bank"), pursuant to a term loan. This loan, which initially matured on May 31, 2004, was refinanced with the Bank through a term loan amortized over a 72 month period, but is payable in full on May 31, 2007, bearing interest at prime plus one percent (7.75% at September 30, 2005). Our payment obligations under this term loan also are personally guaranteed by Russell Haehn and Gregory Haehn. This loan is also secured by a first priority lien on all of our assets (including, without limitation, the Chicago Cycles assets). As of September 30, 2005, the outstanding amount of this term loan, including accrued interest thereon, was $1,041,680.

      On April 20, 2004, pursuant to a $500,000 aggregate principal amount promissory note bearing interest at the rate of fourteen (14%) percent per annum (the "Bridge Note"), we received, from a third party, an aggregate principal amount bridge loan (the "Bridge Loan"). All outstanding principal on the Bridge Note was due on October 15, 2004. To secure the repayment of principal and interest on the Bridge Note, each of Russell Haehn and Gregory Haehn (i) pledged to the lender 150,000 shares (300,000 shares in the aggregate) of common stock owned by each of them, and (ii) guaranteed all of our payment obligations to the lender. As partial consideration for the Bridge Loan, we issued to the lender a five-year warrant to purchase 100,000 shares of common stock, at an exercise price of $2.25 per share. We also granted the lender certain piggyback registration rights with respect to the shares of common stock underlying the warrant. We used the $500,000 Bridge Loan proceeds for working and operating capital. On October 15, 2004, we repaid $250,000 of the principal amount outstanding under the Bridge Loan. Pursuant to a letter agreement entered into with the lender on October 6, 2004, payment of the remaining $250,000 of principal and all accrued interest thereon was extended until January 15, 2005. We paid the lender $2,500 in consideration for the extension. In September 2005, the lender assigned its rights to $50,000 of the $250,000 principal amount then outstanding to an affiliate of the lender, who in turn converted it into Series A Shares and Series A Warrants in our September 2005 Private Placement. On September 20, 2005, we used net proceeds from our September 2005 Private Placement, in the amount of $203,383.26 to repay the remaining outstanding principal amount of the Bridge Loan and all accrued and unpaid interest thereon.

      We also have obtained two revolving lines of credit with the Bank, each in the maximum amount of $250,000. The lines of credit bear interest at the rate of prime plus one percent (7.75% at September 30, 2005), and have no stipulated repayment terms. At September 30, 2005, the aggregate amount of principal and interest outstanding on these credit lines was $249,863. These lines of credit are secured by a lien on substantially all of our assets.

Financing Activities

      In September 2005, the Company sold to accredited investors, in a private placement offering (the "September 2005 Private Placement"), 2,870 Series A Shares and warrants to purchase up to of 5,740,000 shares common stock (the "Series A Warrants"), resulting in the receipt by the Company of $2,870,000 of gross proceeds including the repayment of $50,000 of indebtedness outstanding under the Bridge Loan from HSK Funding, Inc., by the conversion of that amount into Series A Shares and Series A Warrants. These securities are convertible into the shares of common stock being offered for resale in this prospectus. After deduction of all offering expenses for the September 2005 Private Placement, including the placement agent's commissions and nonaccountable expense allowance, the Company received net proceeds of $2,485,163. The Company has used these net proceeds for debt repayment legal fees, and general working capital purposes.

Anticipated Funding of Operations

      The amount required to fund the growth our ongoing operations, as well as the means by which we obtain this funding, will be wholly dependent on the magnitude and timeframes we set for any growth in our business. Based on our current expected growth in the next 12 to 24 months, we expect to fund our ongoing operations as follows:

      Cash Flow from Operations

      We intend to significantly increase our cash flow from operations by growing sales within our current business structure and through the acquisition of other power sports dealers. Based on our current business plan, we believe that we will begin to generate sufficient cash flows from operations to fund the growth of our business during the third quarter of 2007. To the extent that the growth of our business involves the acquisition of other dealers, our ability to do so will depend on the availability of the types of financing discussed below.

      Bank Financing

      We currently have two revolving credit lines with Fifth Third Bancorp in an aggregate amount of $500,000. We are currently exploring other bank financing which would provide us with available funding of at least $1,000,000, and would be on more favorable terms than our current revolving credit lines with the Bank. Although, we believe that an increased amount of financing should be available to us, as result of our low outstanding indebtedness, we cannot assure you that we will be able to obtain financing in an amount sufficient to meet our needs to grow our business. Certain lending institutions may not be willing to provide debt financing to us, due to the fact that we have granted security interests in virtually all of our inventory and accounts receivable to the manufacturers and other institutions that provide us with floor plan financing for our motorcycles and other power sports equipment. Lenders may refuse to accept subordinated security positions or may require us to accept less favorable terms to provide debt financing, which would make it more difficult for us to replace our current credit lines with lines providing more favorable terms and/or increased funding availability.

      Equity Financing

      Although it is not our intention to raise additional funds through the sale of our equity securities to directly fund our working capital needs, to the extent that the growth of our business involves either the acquisition of other power sports dealers or the acquisition of significant assets out of the ordinary course of our business, such as acquiring a new brand of motorcycles, we will most likely be required to raise additional funds through the sale of common stock or preferred stock to consummate any of these acquisitions. It could be difficult for us to raise funds in amounts and on terms sufficient to fund any of these proposed acquisitions.

      Funding of Future Acquisitions

      Given our experience in financing the purchase of the Chicago Cycles assets, we believe that the terms of future acquisitions, to the extent that they involve significant amounts of debt financing, will require substantially longer periods of time for repayment, which we anticipate to be at least 48 months, in order for these acquisitions to be financially viable for us. We intend to give careful consideration to these terms when deciding whether to acquire debt financing in connection with future acquisitions.

Results of Operations.

Year ended December 31, 2004 Compared to Year ended December 31, 2003

                                                       Increase
                              2004         2003       (Decrease)     % Change
                          -----------   -----------   -----------   -----------
Revenues                  $79,950,855   $46,055,843   $33,895,012        74%
Cost of Sales             $70,025,884   $41,229,644   $28,796,240        70%
Operating Expenses        $ 7,756,715   $ 3,973,368   $ 3,783,347        95%
Operating Income          $ 2,168,256   $   852,831   $ 1,315,425       154%
Income b/f Taxes          $ 1,580,261   $   558,502   $ 1,021,759       183%
Net Income                $   958,061   $   558,502   $   399,559        71%

Revenues:

      Revenues for the year ended December 31, 2004 were $79,950,855 representing an increase of $33,895,012 (74%) from the $46,055,843 reported for the year ended December 31, 2003. Our results were impacted significantly, in a positive manner, by the acquisition of Chicago Cycles on April 30, 2004, and the inclusion of the additional revenues generated by Chicago Cycles of $24,560,732 from that date through December 31, 2004. Our sales increase, during 2004, also can be attributed to our aggressive marketing and advertising campaigns.

Cost of Sales:

      Cost of sales for the year ended December 31, 2004 increased by $28,796,240 (70%) to $70,025,884 from $41,229,644 in 2003. This increase reflects the additional cost of our motorcycle and other power sports equipment inventory, in a total amount of approximately $26,780,000, needed to realize the increase in sales, and is also significantly impacted by the inclusion of the costs of Chicago Cycles' sales from April 30, 2004, in the amount of $24,560,732 accounting for approximately $21,223,542 (30%) of this increase in cost of sales.

Operating Expenses:

      Selling, general and administrative expenses for the year ended December 31, 2004 were $7,756,715, an increase of $3,783,347 (95%) over $3,973,368 in
2003. The aggregate increase in such costs were principally related to (i) additional selling, general and administrative expenses relating to Chicago Cycles, commencing April 30, 2004, which accounted for $3,383,803 of this increase, or approximately 89% of this increase and (ii) approximately $359,596 of legal, accounting and auditing fees, incurred during 2004, which was significantly more than comparable expenses during the same period in 2003, which additional fees were associated with the requirements of becoming a public entity and the ongoing compliance and maintenance requirements ("Public Company Expenses"). Net interest expense increased approximately $325,560 from $300,937 in 2003 to $626,587 in 2004, which reflects an increase of approximately 108% from 2003. This increase is primarily due to (i) interest payable by the Company of approximately $11,712 relating to the loans we acquired to pay for Chicago Cycles, (ii) interest payable of approximately $6,555 relating to the Bridge Loan, and (iii) an increase in interest bearing floor plan inventory, in a total amount of $5,537,896, a significant portion of which is attributable to the floor plan inventory of Chicago Cycles, which accounted for additional net interest expense of approximately $179,173 in 2004.

Operating Income:

      Income from operations for the year ended December 31, 2004 increased by $1,315,425 to $2,168,256, as compared to $852,831 in 2003, which reflects an increase of approximately 154%. Income from operations in 2004 was also substantially affected by the addition of Chicago Cycles' operations on April 30, 2004, which accounted for $366,034 of this increase in income, or approximately 17% of this increase. This generally is a result of the $33,895,012 increase in sales described above, $24,560,732 of which is attributable to the addition of the sales of Chicago Cycles from April 30, 2004.

Income before Taxes:

      We had income before provision for taxes for the year ended December 31, 2004 of $1,580,261, as compared with income before provision for taxes of $558,502 for 2003. This increase of $1,021,759 (183%) in income before taxes for the year ended December 31, 2004 as compared to 2003, is primarily a result of our greater sales of $79,950,855 in 2004, as compared to $46,055,843 in 2003, and, to a somewhat lesser extent, an increase in gross margin on our sales from 10% to 12% between these two periods. As described above, $24,560,732 of this increase in sales is attributable to the addition of the sales of Chicago Cycles from April 30, 2004. The income tax increase to $622,200 in 2004, as compared to no income tax payable in 2003, is a result of the Company's tax filing status that changed from an S-Corp in 2003 to a C-Corp effective on January 1, 2004.

Net Income:

      We had net income for the year ended December 31, 2004 of $958,061 as compared to $558,502 for 2003. This reflects an increase of $399,559 (71%) from 2003 to 2004. As discussed above, net income in 2004 was substantially affected by the addition of the Chicago Cycles operations, which contributed an additional $24,560,732 to our sales in 2004. The increase in net income for these comparable periods would have been even greater, except for the additional $622,200 provision for income taxes for the year ended December 31, 2004, as described above.

Nine Months ended September 30, 2005 Compared to Nine Months ended September 30, 2004

                       September 30,   September 30,
                           2005            2004         Increase
                      (Nine Months)    (Nine Months)   (Decrease)    % Change
                       -----------     -----------     ----------- -----------
Revenues               $83,784,883     $60,277,512     $23,507,371      39%
Cost of Sales          $73,271,992     $52,996,143     $20,275,849      38%
Operating Expenses     $ 8,719,811     $ 5,622,099     $ 3,097,712      55%
Operating Income       $ 1,793,080     $ 1,659,270     $   133,810       8%
Income b/f Taxes       $ 1,290,707     $ 1,168,214     $   122,493      10%
Net Income             $   877,707     $   682,514     $   195,193      29%

Revenues:

      Revenues for the nine months ended September 30, 2005 were $83,784,883 representing an increase of $23,507,371 (39%) from the $60,277,512 reported for the nine months ended September 30, 2004. Our results were impacted significantly, in a positive manner, by the acquisition of Chicago Cycles on April 30, 2004, and the inclusion of the additional revenues generated by Chicago Cycles of $32,245,079 during the nine months ended September 30, 2005 as compared to only $18,257,223 during the shorter period from May 1, 2004 to September 30, 2004, in the prior year, which reflects a 76.6% increase in Chicago Cycles' sales. These results also reflect a generally higher level of sales activities at both of our locations and our move to the larger facility in Chicago. Our increase in sales, during the nine months ended September 30, 2005, also can be attributed to our aggressive marketing and advertising campaigns.

Cost of Sales:

      Cost of sales for the nine months ended September 30, 2005 increased by $20,275,849 (38%) to $73,271,992, during the nine months ended September 30, 2005, compared to $52,996,143 for the same period in 2004. This increase reflects the additional cost of units, in a total amount of $16,438,873, needed to realize the increase in sales, and is also significantly impacted by the inclusion of the costs of Chicago Cycles' sales beginning in April 30, 2004, and our move to the larger facility in Chicago, accounting for approximately $15,805,379 (78%) of this increase in cost of sales.

Operating Expenses:

      Selling, general and administrative expenses for the nine months ended September 30, 2005 were $8,719,811, an increase of $3,097,712 (55%) over
$5,622,099 for the same period in 2004. The aggregate increase in such costs were principally related to (i) additional selling, general and administrative expenses relating to Chicago Cycles, commencing April 30, 2004, which accounted for $2,957,317 of this increase, and includes increases of approximately $671,000 in compensation payable to our salespersons and $1,307,000 in advertising expenses, during the nine months ended September 30, 2005 and (ii) an approximate $85,000 increase in legal, accounting, auditing and other professional fees, during the nine months ended September 30, 2005, which additional fees were primarily associated with the ongoing compliance and maintenance requirements of being a public company and our September 2005 Private Placement. Net interest expense increased approximately $93,564 to $601,933 in the nine months ended September 30, 2005 as compared to $508,369 for the same period in 2004. This increase is primarily due to (i) interest payable by the Company of approximately $63,000 relating to the loans we acquired to pay for Chicago Cycles, (ii) interest payable of approximately $29,000 relating to the Bridge Loan, and (iii) an increase in interest bearing floor plan inventory, in a total amount of $5,546,397, a significant portion of which is attributable to the addition of the floor plan inventory of Chicago Cycles, which accounted for additional net interest expense of approximately $179,000 in the nine months ended September 30, 2005, as compared to the same period in 2004.

Operating Income:

      We had income from operations before other income (expense) for the nine months ended September 30, 2005 of $1,793,080, as compared to income from operations of $1,659,270 for the same period in 2004, which reflects an increase of $133,810 (8%). This increase in income from operations during the nine months ended September 30, 2005 as compared to the same period in 2004, is a result of
(i) the increase in sales to $83,784,883 for the nine months ended September 30, 2005, from $60,277,512 for the same period in 2004, and (ii) an increase in gross margin on our sales from 12% to 13%, during the nine months ended September 30, 2005 as compared to the same period in 2004. Depreciation and amortization was approximately $239,000 for the nine months ended September 30, 2005, as compared to $109,500 for the same period in 2004.

Income before Taxes:

      We had income before provision for taxes for the nine months ended September 30, 2005 of $1,290,707, as compared with income before provision for taxes of $1,168,214 for the same period in 2004. This increase of $122,493 (10%) in income before taxes during the nine months ended September 30, 2005 as compared to the same period in 2004, is primarily a result of our greater sales of $83,784,883, during the nine months ended September 30, 2005, as compared to $60,277,512 for the same period in 2004, and, to a lesser extent, an increase in gross margin on our sales between these two periods. We had taxes of $413,000 for the nine months ended September 30, 2005, as compared to taxes of $485,700 for the same period in 2004. Income taxes during the current period were reduced due in part to a net operating loss carryforward from the first quarter of 2005.

Net Income:

      We had net income of $877,707 for the nine months ended September 30, 2005, as compared to net income of $682,514 for the same period in 2004. This reflects an increase of $195,193 (29%) between these comparable periods. This increase in net income during the nine months ended September 30, 2005 as compared to the same period in 2004, is a result of our $23,507,371 increase in sales for the nine months ended September 30, 2005, an increase in gross margin on our sales from 12% to 13%, and the reduced income taxes for the nine months ended September 30, 2005, as compared to the same period in 2004.

Three Months ended September 30, 2005 Compared to Three Months ended September 30, 2004

                     September 30, 2005   September 30, 2004     Increase
                       (Three Months)      (Three Months)        (Decrease)         % Change
                        -----------         -----------          -----------       -----------
Revenues                $27,249,505         $26,325,087          $   924,418                 4%
Cost of Sales           $23,331,187         $23,099,271          $   231,916                 1%
Operating Expenses      $ 3,236,829         $ 2,504,224          $   732,605                29%
Operating Income        $   681,489         $   721,592          ($   40,103)               (6%)
Income b/f Taxes        $   565,726         $   529,236          $    36,490                 7%
Net Income              $   325,726         $   289,136          $    36,590                13%

Revenues:

      Revenues for the three months ended September 30, 2005 were $27,249,505 representing an increase of $924,418 (4%) from the $26,325,087 reported for the three months ended September 30, 2004. Our results, during the three months ended September 30, 2005, were impacted, in a positive manner, by a generally higher level of sales activities at both of our locations and our move to the larger facility in Chicago. Our increase in sales, during the three months ended September 30, 2005, also can be attributed to our aggressive marketing and advertising campaigns.

Cost of Sales:

      Cost of sales for the three months ended September 30, 2005 increased by $231,916 (1%) to $23,331,187, during the three months ended September 30, 2005, as compared to $23,099,271 for the same period in 2004. This increase reflects the additional cost of units, in a total amount of $185,533, needed to realize the increase in sales, and is also impacted by our move to the larger facility in Chicago.

Operating Expenses:

      Selling, general and administrative expenses for the three months ended September 30, 2005 were $3,236,829, an increase of $732,605 (29%) over
$2,504,224 for the same period in 2004. The aggregate increase in such costs were principally related to (i) additional selling, general and administrative expenses relating to Chicago Cycles, commencing April 30, 2004, which accounted for $493,867 of this increase, and includes increases of approximately $230,000 in compensation payable to our salespersons and $588,000 in advertising expenses, during the three months ended September 30, 2005 and (ii) an approximate $35,000 increase in legal, accounting, auditing and other professional fees, during the three months ended September 30, 2005, which additional fees were primarily associated with the ongoing compliance and maintenance requirements of being a public company and our September 2005 Private Placement. Net interest expense decreased approximately $21,113 to $181,183 in the three months ended September 30, 2005 as compared to $202,296 for the same period in 2004. This decrease is primarily due to a significant reduction in the outstanding principal amount of the King's Note from $1,199,000 at September 30, 2004 to $425,000 at September 30, 2005.

Operating Income:

      We had income from operations before other income (expense) for the three months ended September 30, 2005 of $681,489, as compared to income from operations of $721,592 for the same period in 2004, which reflects a decrease of $40,103 (6%). This decrease in income from operations during the three months ended September 30, 2005 as compared to the same period in 2004, is primarily attributable to a relatively small decrease in the gross margin on our sales from 14% to 12%, during the three months ended September 30, 2005 as compared to the same period in 2004, along with a significant increase in our selling, general and administrative expenses from $2,504,224 to $3,236,829, for those comparable periods. Depreciation and amortization was approximately $125,500 for the three months ended September 30, 2005, as compared to $49,550 for the same period in 2004.

Income before Taxes:

      We had income before provision for taxes, for the three months ended September 30, 2005 of $565,726, as compared with income before provision for taxes of $529,236 for the same period in 2004. This increase of $36,490 (7%) in income before taxes during the three months ended September, 2005 as compared to the same period in 2004, is almost entirely attributable to an increase of $55,480 in other income, resulting from the Company's recapture of forfeited customer deposits, and the $21,113 decrease in net interest expense, during those comparable periods. We had taxes of $240,000 for the three months ended September 30, 2005, as compared to taxes of $240,100 for the same period in 2004. This reflects the small percentage increase in income for those periods.

Net Income:

      We had net income of $325,726 for the three months ended September 30, 2005, as compared to net income of $289,136 for the same period in 2004. This reflects an increase of $36,590 (13%) between these comparable periods. This increase in net income during the three months ended September 30, 2005 as compared to the same period in 2004, is primarily attributable to the same factors that attributed to the increase in net income before taxes for those comparable periods.

Year ended December 31, 2003 Compared to Year ended December 31, 2002

                                                          Increase
                           2003             2002          (Decrease)         % Change
                        -----------      -----------      -----------       -----------
Revenues                $46,055,843      $39,502,920      $ 6,552,923           16%
Cost of Sales           $41,229,644      $34,357,908      $ 6,871,736           20%
Operating Expenses      $ 3,973,368      $ 3,902,158      $    71,210            2%
Operating Income        $   852,831      $ 1,242,854      ($  390,023)         (31%)
Income b/f Taxes        $   558,502      $ 1,014,408      ($  455,906)         (45%)
Net Income              $   558,502      $ 1,014,408      ($  455,906)         (45%)

Revenues:

      Revenues for the year ended December 31, 2003 were $46,055,843 representing an increase of $6,552,923 (16%) from the $39,502,920 reported for the year ended December 31, 2002. This increase in revenues resulted almost entirely from the sale of more motorcycles and other power sports equipment in 2003. Our results were impacted in a positive manner as a result of the aggressive marketing programs put in place in 2003 by manufacturers of the products we sell, including no-money-down financing programs. Notwithstanding significantly higher unit sales in 2003 as compared to 2002, revenues per unit sold in 2003 were lower than in 2002, as a result of our having much greater inventory on hand, during the second half of 2003, than anticipated, and our need to sell 2003 models at considerable discounts. This excess inventory was caused by our inaccurate forecast of strong 2003 year-end sales, which resulted in our aggressive purchasing of power sports equipment during the second quarter of 2003. We had to sell this excess inventory at these reduced prices in order to clear our showroom for 2004 models.

Cost of Sales:

      Cost of sales for the year ended December 31, 2003 increased by $6,871,736 (20%) to $41,229,644 from $34,357,908 in 2002. This increase reflects the increase in the number of motorcycles and other power sports equipment we purchased in 2003 compared to 2004, and to a lesser extent, the increase in price we paid per unit.

Operating Expenses:

      Selling, general and administrative expenses for the year ended December 31, 2003 were $3,973,368, a net increase of $71,210 (2%) over $3,902,158 in
2002. The principal reason for the increase in 2003 operating expenses was attributable to professional fees which increased by $46,522 (99%) to $93,427 from $46,905 in 2002. This increase was due to the fees we paid our independent public accountants to audit the financial statements of our subsidiary, W.W. Cycles, in connection with the acquisition of said subsidiary and legal fees we paid in connection with the acquisition of our W.W. Cycles subsidiary, which was completed in January 2004. Additionally, the premiums we paid for insurance on our inventory for the year ended December 31, 2003 increased by $34,390 (57%) from $60,468 in 2002 to $94,858 in 2003, which was primarily attributable to insuring an additional $3.6 million in unit inventory, as well as an increase in the premium rates in 2003. Although our compensation payable to non-executive employees increased from $261,633 for the year ended December 31, 2002 to $311,122 for the same period in 2003, an increase of $49,756, this increase was almost completely eliminated by a reduction in compensation payable to executive employees of $45,503 for the same period.

Operating Income:

      We had income from operations before other income (expense) for the year ended December 31, 2003 of $852,831, as compared to income from operations of $1,242,854 for the same period in 2002, which reflects a decrease of $390,023 (31%). This decrease in income from operations in 2003 as compared to 2002, was primarily the result of a significant reduction in gross margin on our sales in 2003 as compared to 2002, which was caused by substantially discounted sales of our motorcycles and other power sports equipment at the end of 2003, for the reasons described above in the paragraph titled Revenues. As a result of these discounts, even though our revenues increased by 16% in 2003 from 2002, our cost of sales increased by 4% more in percentage terms (20%). Additionally, the reduction in our operating income was due, to a much less extent to a small increase in our selling, general and administrative expenses from $3,902,158 to $3,973,368 ($71,210 or 2%), for the comparable periods. Depreciation and amortization was approximately $74,564 for the year ended December 31, 2003, as compared to $64,900 for the same period in 2002.

Income before Taxes:

      We had income before provision for taxes, for the year ended December 31, 2003 of $558,502, as compared with income before provision for taxes of $1,014,408 for the same period in 2002. This decrease of $455,906 (45%) in income before taxes during the year ended December 31, 2003 as compared to the same period in 2002, is almost entirely attributable to the same factors described above in the paragraph titled Operating Income. Additionally, income before provision for taxes, for the year ended December 31, 2003, was also negatively impacted by an increase of $56,504 in net interest expense compared to 2002. This increase in net interest expense was due to an increase in floor plan financing in 2003 due to an increase in inventory between those two years. We did not have income taxes payable in either 2003 or 2002, as we had elected to be taxed as a subchapter S corporation during both of those years.

Net Income:

We had net income of $455,906 for the year ended December 31, 2003, as compared to net income of $1,014,408 for the same period in 2002. This reflects an decrease of $455,906 (45%) between these comparable periods. This decrease in net income during the year ended December 31, 2003 as compared to the same period in 2002, is attributable to the same factors that attributed to the decrease in net income before taxes for those comparable periods.

Liquidity and Capital Resources.

      Our primary source of liquidity has been cash generated by operations and borrowings under various credit facilities. At September 30, 2005, we had $703,605 in cash and cash equivalents, compared to $1,862,187 at December 31, 2004. Until required for operations, our policy is to invest excess cash in bank deposits and money market funds. Net working capital at September 30, 2005 was $(669,204) compared to $(399,303) at December 31, 2004. The Company's negative net working capital at September 30, 2005, was mostly attributable to its financing of the acquisition of Chicago Cycles acquisition through short-term debt, as well as an increase in floor plan financing, as a result of the additional inventory acquired in the Chicago Cycles acquisition.

      The Company receives floor plan financing from six different motorcycle manufacturers for whom the Company sells the manufacturers' products. The Company uses such floor plan financing to assist it in financing and carrying the Company's inventory necessary to achieve the Company's sales goals. Such manufacturer's collateral includes all unit inventory plus a general lien on all assets of Andrews Cycles and Chicago Cycles.

      The Company has acquired the loans described under the heading Loan Transactions above. As a result of the September 2005 Private Placement, the Company also raised additional cash from financing activities of approximately $2,485,000 for use in connection with its operations. Although the Company believes that the proceeds raised in its private placement, along with its current borrowing facilities together with its cash generated from operations, will be adequate to meet its working capital requirements for its current operating levels, the Company may in the future attempt to raise additional financing through the sale of its debt and/or equity securities.

Inventory Management.

      We believe that successful inventory management is the most important factor in determining our profitability. In the power sports business, and particularly as it relates to the sale of motorcycles, there is normally a limited timeframe for the sale of current year models. For example, if we are unable to sell a significant portion of our 2005 models before the 2006 models are released, it could be very difficult for us to sell our remaining inventory of 2005 models. Therefore, our goal is to limit sales of carryover products (i.e. products that remain in inventory after the release of new models) to no more than 10% of our total sales each year. This is accomplished by making all of our purchasing decisions based on sales information for the prior year and then utilizing aggressive sales and marketing techniques during the early part of a model year in order to assure the timely sale of our products.

      Additionally, by limiting our carryover to 10% of total sales, we also are able to benefit from cash incentives provided by manufacturers with respect to most of these products. These cash incentives minimize our need to reduce prices for these models, as our customer are provided with cash reimbursement directly from the manufacturers. Similarly, we are able to use the cash incentives provided on our carryover products to promote new models, as the incentives generate greater showroom traffic.

Seasonality.

      Our two main products - motorcycles and all terrain vehicles ("ATVs") are subject to seasonality. Traditionally, the motorcycle season begins in late February or early March and runs until September. In September/October, the sale of ATVs increases while motorcycle sales decrease.

Impact of Inflation.

      General inflation in the economy has driven the operating expenses of many businesses higher, and, accordingly we have experienced increased salaries and higher prices for supplies, goods and services. We continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results, but there can be no assurance that this will continue to be so in the future.

Critical Accounting Policy and Estimates.

      Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, as promulgated by the PCAOB. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, fixed assets, inventory, accounts receivable, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Set forth below are the policies that we have identified as critical to our business operations and the understanding of our results of operations or that involve significant estimates. For detailed discussion of other significant accounting policies see Note A, Summary of Significant Accounting Policies, of Notes to Consolidated Financial Statements, contained elsewhere in this prospectus.

Intangibles and Long-lived Assets - Goodwill is tested for impairment on an annual basis, or more frequently if events or circumstances indicate that impairment may have occurred. The Company is subject to financial statement risk to the extent that intangible assets become impaired due to decreases in the fair market value of the related underlying business.

We estimate the depreciable lives of our property and equipment, including any leasehold improvements, and review them on an on-going basis. The Company believes that the long-lived assets are appropriately valued. However, the assumptions and estimates used may change, and the Company may be required to record impairment to reduce the carrying value of these assets.

Revenue Recognition: Vehicle Sales - The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and when parts are delivered. Sales promotions that are offered to customers are accounted for as a reduction to the sales price at the time of sale. Incentives, rebates and holdbacks offered by manufacturers directly to the Company are recognized at the time of sale if they are vehicle specific, or as earned in accordance with the manufacturer program rules and are recorded as a reduction of cost of merchandise sold.

Revenue Recognition: Finance, Insurance and Extended Service Revenues - The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers and the interest rates set by the financing institution. The Company also receives commissions from the sale of various third party insurance products to customers and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the ultimate amount of charge backs the Company will be required to pay. Such estimates of chargeback experience are based on our historical chargeback expense arising from similar contracts. The Company also acts as the warrantor on certain extended service contracts and defers the revenue and recognizes it over the life of the contract on a straight-line basis.

Quantitative and Qualitative Disclosures about Market Risk.

Interest Rates

      Floor Plan Financing

      We purchase new and used vehicle inventory by utilizing floor plan financing provided by lending institutions, as well as manufacturers of certain of the products we sell, including Kawasaki Motor Finance Company and America Honda Finance. We had outstanding indebtedness under floor plan notes of $15,474,363 and $17,788,706, at September 30, 2005 and December 31, 2004,
respectively. Interest rates in connection with our floor plan financing generally fluctuate based on the prime rate, the type of product being financed and the length of time that such product remains on the floor plan. During the period the first nine months of 2005, interest rates on our floor plan financing have ranged from a low of 5.6452% to a high of 12.17%. Since we are dependent to a significant extent on our ability to finance the purchase of inventory, increases in the prime rate of interest could have a significant negative impact on our income from operations, as a result of the greater interest we will be required to pay with respect to our floor plan financing. While increases in the prime rate did not have a significant impact on our floor plan financing in 2004 and during the first nine months of 2005, continued increases would, in all likelihood, result in a reduction in our income from operations in 2006 and thereafter. Although we cannot determine the precise impact of rate increases, we believe that we would begin to experience a material negative impact on our financial condition if the prime rate were to increase to 10% from its current rate of 7.25%.

      Lines of Credit

      We also have two existing revolving credit lines with Fifth Third Bancorp, the interest rates of which also fluctuate with the prime rate, at prime plus one percent. Since the aggregate outstanding indebtedness of these lines of credit was $249,863 and $250,000 at September 30, 2005 and December 31, 2004, respectively, we do not believe that fluctuations in the prime rate will have more than a slight negative impact on our income from operations.

      Hedging Activities

      We normally invest any available cash in short-term investments and do not currently have any investment strategies to hedge against increases in interest rates. Additionally, although we do not currently intend to commence any such hedging investments in the future, in the event that we determine that there is a substantial risk that increases in interest rates would have a material negative impact on our business, we may consider such hedging strategies at that time.

      Foreign Exchange Rates

      We are not currently, and have not in the past, been subject to fluctuations in exchange rates of foreign currencies against the U.S. Dollar, since virtually all of the vehicles, accessories and parts that we purchase in connection with our business are purchased from the U.S. subsidiaries of Japanese manufacturers in U.S. Dollars. Additionally, all of our product sales are made in the United States in U.S. Dollars. In the event that our business model changes in the future, and we either purchase products in foreign currencies such as Japanese Yen, or sell products outside of the United States, for which we accept payment in foreign currencies, we could become subject to exchange rate fluctuations at that time.

Off-Balance Sheet Arrangements.

      We have no off-balance sheet arrangements.

Contractual Obligations

      We have entered into various contractual obligations, which may be summarized as follows:

------------------------------------------------------------------------------------------------------------------------------------
            Contractual Obligations                                           Payments due by period
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        More
                                                                     Less than          1-3              3-5            than
                                                       Total          1 year           years            years          5 years
------------------------------------------------------------------------------------------------------------------------------------
Long-Term Debt Obligations                            $1,730,223     $  892,623      $  837,600               --                 --
------------------------------------------------------------------------------------------------------------------------------------
Capital (Finance) Lease Obligations                   $7,508,584     $  156,367      $1,987,669       $2,042,715         $3,321,833
------------------------------------------------------------------------------------------------------------------------------------
Operating Lease Obligations                                   --             --              --               --                 --
------------------------------------------------------------------------------------------------------------------------------------
Purchase Obligations                                   As Needed
------------------------------------------------------------------------------------------------------------------------------------
Other Long-Term Liabilities Reflected on the
Company's Balance Sheet under the GAAP of the                 --             --              --               --                 --
primary financial statements
------------------------------------------------------------------------------------------------------------------------------------
Total                                                 $9,238,807     $1,048,990      $2,825,269       $2,042,715         $3,321,833
------------------------------------------------------------------------------------------------------------------------------------

                                   MANAGEMENT

      Set forth below are the names, ages, and positions of each of our executive officers and directors, together with such person's business experience during the past five years. Their business experience is based on information provided by each of them to us. Directors are to be elected annually at our annual meeting of shareholders and served in that capacity until the earlier of their resignation, removal or the election and qualification of their successor. Executive officers are elected annually by our Board of Directors to hold office until the earlier of their death, resignation, or removal.

NAME                           AGE        POSITIONS HELD AND TENURE
----                           ---        -------------------------

Russell A. Haehn               58         Chairman, Chief Executive Officer and
                                          Director since January 2004

Gregory A. Haehn               59         President, Chief Operating Officer
                                          and Director since January 2004

Officers and Directors:

      Russell A. Haehn has been the Chairman, Chief Executive Officer and Secretary of the Company since the acquisition of W.W. Cycles, in January 2004, and holds the same positions with W.W. Cycles since such time. Prior to such acquisition, Mr. Haehn had been the Vice President and a director of W.W. Cycles since its inception in 1984. From 1990 to 2000, Mr. Haehn also was the founder, President, a director and the sole shareholder of Andrew Cycles Incorporated, which was an importer and exporter of motorcycles.

      Gregory A. Haehn has been the President, Chief Operating Officer, Treasurer and a director of the Company since the acquisition of W.W. Cycles, in January 2004, and holds the same positions with W.W. Cycles since such time. Mr. Haehn, since its inception in 1998, also has been the President, director and sole shareholder of Yukon International Inc., a manufacturer, distributor and retailer of fitness equipment. From May 2000 to December 2000, Mr. Haehn was President of Interactive Marketing Technologies, Inc., a publicly-traded company in the direct marketing business. From 1988 to 1997, Mr. Haehn was the founder, President and sole shareholder of Midwest Motorsports Inc., a power sports dealership in Akron, Ohio which sold motorcycles. Additionally, from 1976 to 1997, Mr. Haehn was the President of Worldwide Auto Parts Inc., a leading regional auto parts supply business in Northeastern Ohio.

      Russell Haehn and Gregory Haehn are brothers. The present term of office of each director will expire at the next annual meeting of shareholders.

      Our executive officers are elected annually at the first meeting of our board of directors held after each annual meeting of shareholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation, or until removed in the manner provided by our bylaws.

Agreement to Appoint Additional Director

      For a period of five years from the effective date of the of the Registration Statement of which this prospectus forms a part, we have agreed to appoint a designee of HCFP/Brenner Securities LLC, the placement agent in the September 2005 Private Placement, to serve on our board of directors. In the event that the placement agent does not exercise its right to appoint a designee to our board, it shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the board of directors.

Director Compensation

      We have not paid any cash compensation to our directors for their service on the board of directors, and do not have any plans to do so, in the near future. We do not currently maintain liability insurance coverage for the acts of our officers and directors, but we have agreed to obtain liability insurance in an amount not less than $1,500,000, on or around the date that the placement agent's designee commences services on our board, if this shall occur, and will include the placement agent's designee as an insured under such policy.

      There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he was, or will be, selected as a director.

Significant Employees:

      Phillip A. Andrews has been the general manager of our W.W. Cycles subsidiary since 1984.

      Jerry Fokas has been the general manager of our Chicago Cycles subsidiary since May 2004. Commencing in 2001 and until our acquisition of the Chicago Cycles assets in April 2004, Mr. Fokas was a principal, founder and general manager of King's Motorsports. From 1999 to 2000 Mr. Fokas was the general manager of Schaumburg Honda Suzuki. From 1990 through 1998 Mr. Fokas served as general manager and principal of Northern Illinois Honda (which was later renamed Banzai Motorsports).

Governance

      The Company has not formally appointed an audit committee, and the entire board of directors (two persons) currently serves the function of an audit committee. The Company has not made a determination as to whether any of its directors would qualify as an audit committee financial expert. The Company has not yet adopted a code of ethics applicable to its chief executive officer and chief accounting officer, or persons performing those functions, because of the small number of persons involved in management of the Company.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities ("10% owners") to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of copies of the reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% owners were met.

Executive Compensation

      The following table sets forth the annual and long-term compensation paid for the fiscal years ended December 31, 2004, 2003 and 2002 to our Chairman and Chief Executive Officer; and President and Chief Operating Officer (collectively, the "Named Executive Officers"). No other officer received compensation in excess of $100,000 in any of those years.

                           Summary Compensation Table

                               Annual Compensation

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              Long-Term
                                                                                             Compensation
                                                                                                Awards
                                                                                              Securities
                                             Fiscal                                           Underlying             All Other
Name and Positions                            Year           Salary            Bonus          Options (#)          Compensation
-----------------------------------------------------------------------------------------------------------------------------------
Russell A. Haehn, Chairman and Chief         2002(1)         $107,805           -0-                  -0-           $  41,000(2)
Executive Officer                            2003(1)           88,000           -0-                  -0-           $  70,000(2)
                                             2004(1)           94,500           -0-            1,000,000           $ 137,000(2)
-----------------------------------------------------------------------------------------------------------------------------------
Gregory A. Haehn, President and Chief        2004(3)         $ 26,000           -0-              500,000           $  12,000(4)
Operating Officer
-----------------------------------------------------------------------------------------------------------------------------------

----------
(1) Russell Haehn was employed by W.W. Cycles, the wholly-owned subsidiary of the Company that was acquired in January 2004. Compensation paid to him for fiscal years 2002, 2003 and until January 15, 2004, reflect amounts paid by W.W. Cycles to him.

(2) Other compensation payable to Russell Haehn includes amounts payable to Mr. Haehn directly from manufacturers of certain of the products we sell, as an incentive to sell these products. The total amounts paid to Mr. Haehn during the years set forth in the above table were $29,000 in 2002, $58,000 in 2003 and $125,000 in 2004. Mr. Haehn also received an automobile allowance of $12,000 per year in each of those years.

(3)   Gregory Haehn became an employee of the Company in January 2004.

(4) Other compensation payable to Gregory Haehn reflects an automobile allowance of $12,000 in 2004.

Stock Options

                      Option/SAR Grants in Last Fiscal Year
                               (Individual Grants)

------------------------------------------------------------------------------------------------------------------------
                                                                                                Potential Realizable
                                                                                                  Value at Assumed
                               Number of         Percent of                                        Annual Rates of
                              Securities           total                                             Stock Price
                              Underlying        options/SARs      Exercise                          Appreciation
                             Options/SARs        granted to       or base                            for Option
                                granted         employees in       price         Expiration           Term (2)
Name and Position               (#) (1)         fiscal year        ($/Sh)           Date         5% ($)     10% ($)
------------------------------------------------------------------------------------------------------------------------
Russell A. Haehn,            1,000,000(1)           67%            $1.25      August 15, 2009    $10,000    $340,000
Chairman and Chief
Executive Officer
------------------------------------------------------------------------------------------------------------------------
Gregory A. Haehn,             500,000(1)            33%            $1.25      August 15, 2009    $ 5,000    $170,000
President and Chief
Operating Officer
------------------------------------------------------------------------------------------------------------------------

----------
(1) Reflects options granted to the two Named Executive Officers in August 2004 to purchase shares of our common stock. The closing price of our common stock on the OTC Bulletin Board on August 16, 2004, the date that the options were granted, was $.99 per share.

(2) The potential realizable value shown is calculated based on the term of the options at the time of grant (5 years). Stock price appreciation of 5% and 10% is assumed pursuant to the rules and regulations of the SEC and does not represent our prediction of stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the market price on the date of grant appreciates at the indicated rate for the entire term of the option and that the options are exercised at the exercise price and sold on the last day of its term appreciated price.

                  Aggregate Option Exercises and Option Values

      The following table sets forth information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of September 30, 2005. No options were exercised by the Named Executive Officers as of September 30, 2005. The amount described in the column captioned "Value of Unexercised In-the-Money Options at September 30, 2005" represents the positive spread between the exercise price of stock options and the fair market value of the options, which is based upon $1.02 per share, the per share price of our common stock as of September 30, 2005, minus the actual exercise price per share.

----------------------------------------------------------------------------------------------------
                                      Number of Securities
                                           underlying                   Value of Unexercised
                                       Unexercised Options              In-the-Money Options
      Name                            at September 30, 2005             at September 30, 2005
----------------------------------------------------------------------------------------------------
                                 Exercisable        Unexercisable    Exercisable      Unexercisable
----------------------------------------------------------------------------------------------------
Russell A. Haehn                   1,000,000             --                  --                 --
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Gregory A. Haehn                     500,000             --                  --                 --
----------------------------------------------------------------------------------------------------

Employment Agreements

      We do not have a written employment agreement with either of our Named Executive Officers.

Compensation Committee Interlocks and Insider Participation

      We do not have a separate compensation committee, and our board of directors performs all equivalent functions. During the year ended December 31, 2004, the board of directors consisted of Russell A. Haehn and Gregory A. Haehn, both of whom also serve as executive officers of Giant Motorsports. The board of directors made all compensation decisions with respect to our executive officers during 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We lease our 30,000 square foot facility in Salem, Ohio from an affiliated entity controlled by Russell A. Haehn, our Chairman, Chief Executive Officer and a controlling shareholder. We lease this facility under a 10-year lease at a rental rate of $15,000 per month. The current term expires on October 31, 2009, but may be extended on the same terms for an additional period of two years until October 31, 2011. We believe that the terms of this arrangement are no less favorable to us than those that would be available for a similar facility leased from a third party in a bona fide arms length transaction.

      We have provided loans to Gregory A. Haehn, and to Russell A. Haehn, our directors and executive officers,, the aggregate outstanding principal amount of which was $94,145.64 as of September 30, 2005.

      The loans to Gregory A. Haehn reflect advances made in August 2003 and November 2003, to provide him with the necessary funds to purchase his portion of the 150,000 shares of common stock of the Company purchased by he and Russell Haehn from an existing shareholder, in connection with the acquisition of W.W. Cycles by the Company. These loans were repaid, in full, by Mr. Haehn in December 2005.

      In 2002, we provided a loan to Andrews North, Inc., a corporation owned by Russell A. Haehn, for use for general working capital purposes. In 2002 and 2003, we also made advances to Mr. Haehn in an aggregate amount of approximately $350,000 to pay income taxes payable by him with respect to income allocated to him from W.W. Cycles, which was then a Subchapter S corporation. We also made loans in September and November of 2004, in an aggregate amount of approximately $66,000, to Marck's Real Estate, Inc, a corporation owned by Russell A. Haehn and the owner of our Salem, Ohio facilities. These loans were used by Marck's Real Estate to pay construction costs relating to the expansion of our Ohio facilities.

      We lease an apartment in Chicago, Illinois, from one of our employees, for use by our officers when their services are required at our Chicago Cycles facility. We do not have a written lease and therefore this rental is on a month to month basis. We make rental payments of $1,000 per month for this apartment. We believe that the monthly rental amount reflects the market value of this rental and is not more than we would be required to pay to a third party to rent a similar apartment. Additionally, we believe that the expense incurred for this apartment is equal to or less than the expenses that we would incur to pay for hotel accommodations for our officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

      As of January 5, 2006, we had a total of 10,445,000 shares of common stock issued and outstanding.

      The following table sets forth information, as of January 5, 2006, with respect to the beneficial ownership of our common stock by: (i) all directors;
(ii) the Named Executive Officers; (iii) all current executive officers and directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our common stock.

--------------------------------------------------------------------------------
                                              Number of          Approximate
                                            Shares Owned      Percent of Class
                     Name                 Beneficially (1)     Owned (1)(2)(3)
                     ----                 ----------------     ---------------
--------------------------------------------------------------------------------
Russell A. Haehn (4)(6)                       5,785,000             50.5%
--------------------------------------------------------------------------------
Gregory A. Haehn (5)(6)                       3,235,000             29.6%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
All Executive Officers and Directors,         9,020,000             75.5%
as a Group (two persons)
--------------------------------------------------------------------------------

----------
(1) Beneficial ownership information is based on information provided to the Company. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated, the address of such persons is the Company's offices at 13134 State Route 62, Salem, Ohio 44460.

(2) The percentages shown are calculated based upon 10,445,000 shares of common stock outstanding on January 5, 2006. The numbers and percentages shown include the shares of common stock actually owned as of January 5, 2006 and the shares of common stock that the person or group had the right to acquire within 60 days of January 5, 2006. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of January 5, 2006 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3) Notwithstanding each person or group's beneficial ownership of the Company's common stock, since the Series A Shares are entitled to vote together with the common stock on all matters submitted to shareholders for their approval, each person's or group's percentage voting interest (assuming exercise of all options) is: Russell A. Haehn - 33.7%; Gregory
      A. Haehn - 19.4%; and all executive officers and directors as a group - 51.0%.

(4) Includes a five-year non-qualified stock option, granted to Mr. Russell Haehn on August 16, 2004, to purchase up to 1,000,000 shares of Common Stock at an exercise price of $1.25 per share.

(5) Includes (i) 2,655,000 shares of common stock owned directly by Mr. Haehn and (ii) 80,000 shares of common stock owned by Mr. Haehn's minor children. Does not include an additional 80,000 shares of common stock owned by two other of Mr. Haehn's children for which he disclaims any beneficial ownership. Also includes a five-year non-qualified stock option, granted to Mr. Gregory Haehn on August 16, 2004, to purchase up to 500,000 shares of Common Stock at an exercise price of $1.25 per share.

(6)   Russell Haehn and Gregory Haehn are brothers.

The Company is not aware of any arrangement which might result in a change in control in the future.

Equity Compensation Plans

      We do not have any general equity compensation plans which have been approved by our shareholders or otherwise. In August 2004, we granted options to Russell A. Haehn and Gregory A. Haehn, our only officers and directors, to purchase up to an aggregate of 1,500,000 shares of our common stock at an exercise price of $1.25 per share. These options were granted without shareholder approval. The material provisions of these options, which are the same, except for the number of shares granted, are as follows:

      o     Five year term and expires on August 15, 2009.

      o Anti-dilution provisions for reorganization and recapitalization events.

      o Company has agreed to use best efforts to register underlying shares in a Form S-8 Registration Statement within twelve months after date granted.

----------------------------------------------------------------------------------------------------------------------
             Plan category                 Number of securities        Weighted average        Number of securities
                                             to be issued upon        exercise price of      remaining available for
                                                exercise of          outstanding options,        future issuance
                                           outstanding options,      warrants and rights
                                            warrants and rights
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by               --                        --                        --
security holders
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved           1,500,000                  $1.25                       --
by security holders
----------------------------------------------------------------------------------------------------------------------
Total                                            1,500,000                  $1.25                       --
----------------------------------------------------------------------------------------------------------------------

                            DESCRIPTION OF SECURITIES

      The following summary is qualified in its entirety by reference to the Company's Restated Articles of Incorporation ("Articles") and its bylaws. The Company's authorized capital stock consists of 75,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share.

Common Stock

      As of January 5, 2006, we have 10,445,000 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote at all meetings of shareholders. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock. Our Articles do not provide for cumulative voting in the election of directors. Because holders of common stock do not have cumulative voting rights, subject to the rights of the preferred stock to vote with the holders of common stock, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual meeting at which a quorum is present can elect all of the Company's directors. In the event of liquidation, dissolution or winding up of the Company, holders of shares of common stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our preferred stock.

      All of our issued and outstanding common stock is, and, when distributed according to the terms of the offering will be, fully paid and non-assessable and are not subject to any future call.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine, subject to any approval required by holders of any class of preferred stock. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock, to date, and do not anticipate paying any cash dividends our common stock in the foreseeable future.

Preferred Stock

General

      The board of directors of the Company has the authority to divide the authorized preferred stock into series, the shares of each series to have such relative rights and preferences as shall be fixed and determined by the board of directors. The provisions of a particular series of authorized preferred stock, as designated by the board of directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on the ability of the Company to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of common stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock will receive, in priority over the holders of common stock, a liquidation preference established by the board of directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of the liquidation of the Company.

Series A Shares

      As of January 5, 2006, we have 2,870 shares of preferred stock issued and outstanding, all of which has been designated as Series A convertible preferred stock (the "Series A Shares"). Additionally, HCFP/Brenner Securities LLC, the placement agent in our September 2005 Private Placement has an option to purchase 287 Series A Shares at a purchase price of $1,000 per share.

      Rank. The Series A Shares rank senior to (1) the common stock and (2) each other class or series of preferred stock now or hereafter established by the board of directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series A Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Junior Stock").

      Dividends. The holders of shares of Series A Shares will receive dividends at the rate of $100.00 per Series A Share per annum, payable, at the option of the Company, in cash or shares of Common Stock, provided that, the dividend rate will be reduced to $70.00 per Series A Share per annum at such time as and for as long as our shares of common stock issuable upon conversion of the Series A Shares are covered by an effective registration statement. In the event of certain defaults by the Company, the dividend rate will be increased to $200.00 per Series A Share until the default has been cured. Dividends will accrue and be payable semi-annually, in arrears, on the first day of March and September in each year, beginning March 2006. Dividends payable on the Series A Shares are cumulative and any accrued and unpaid dividends are included in the payment of a liquidation preference to the holders of Series A Shares, as described below.

      Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Shares are entitled to receive, after all payments to holders of any securities that rank senior to the Series A Shares, $1,000.00 per Series A Share, together with an amount equal to the dividends accrued and unpaid thereon (whether or not declared) to the date of final distribution to the holders of Series A Shares, without interest, before any payment shall be made or any assets distributed to the holders of any of the Company's securities that rank junior to the Series A Shares, including the common stock. After the full payment of the liquidation preference to the holders of Series A Shares, they are not entitled to any further participation in any distribution of the Company's assets. At the option of any holder of Series A Shares, a consolidation or merger of the Company with another corporation in which the Company is not the surviving entity, or a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

      Conversion.

      Election to Convert. Each Series A Share may be converted at any time, at the election of the holder, into 2,000 shares of our common stock, subject to certain adjustments.

      Mandatory Conversion. We have the right, in our sole discretion, to require that all of the outstanding Series A Shares be converted into shares of our common stock at the same conversion rate applicable to a conversion election. We have this right to require conversion at any time: (1) the last trade price of our common stock reported on the OTC Bulletin Board for each of the ten consecutive trading days ending two business days prior to the date of our conversion election exceeds $1.50 per share (subject to certain adjustments, including adjustments for anti-dilution) and (2) the common stock issuable upon conversion of the Series A Shares is covered by an effective registration statement during the entire ten-day period and through the date of the conversion.

      Anti-Dilution Adjustments. Subject to certain exceptions, if we issue securities, in the future, at an effective price of less than $.50 per share of common stock (or the then current price as reduced by prior anti-dilution events), then the rate of conversion of the Series A Shares into our common stock will be reduced to the effective price of our common stock as issued. In addition, the rate of conversion may also be reduced as a result of certain recapitalization events, including (1) a split or reverse split of our shares of common stock and (2) the payment of a dividend in shares of our common stock (other than dividends payable on the Series A Shares in common Stock).

      Voting Rights. Holders of the Series A Shares vote together with the holders of common stock as a single class on all matters submitted to shareholders for a vote and shall have a number of votes equal to 2,000 votes for each Series A Share, subject to certain adjustments. Additionally, the approval of the holders of a majority of the Series A Shares is required for the approval of the following matters:

            (1) Any amendment, alteration or repeal of the Articles or the certificate of designation relating to the Series A Shares, if such amendment, alteration or repeal adversely affects the rights, preferences or privileges of the Series A Shares, including the right to create, authorize or issue any series or shares of stock senior to or on parity with the Series A Shares, or to increase the amount of authorized capital stock of any such class;

            (2) The creation, authorization or issuance of any series or shares of capital stock convertible into common stock which is on parity with or senior to the Series A Shares in terms of liquidation, dividends or otherwise;

            (3) The merger, consolidation or entering into a business combination or similar transaction, other than if (i) the Company is the surviving entity and (ii) the shareholders of the Company prior to such transaction continue to hold a majority of the capital stock of the Company following the transaction;

            (4) The incurrence or permission to exist of any inventory or equipment indebtedness or liens relating thereto, except that the Company may borrow in connection with institutional financing of inventory and equipment and mortgage financing in connection with acquisitions of real estate;

            (5) The declaration or payment of any dividends on, purchase, redemption or retirement for value, of any capital stock (other than the Series A Shares), or make any distribution of assets, capital stock, warrants, rights, options, indebtedness or obligations to the Company's shareholders;

            (6) The sale or other transfer of a material portion of the Company's assets; provided, however, that such a sale or other transfer will be permitted if (i) it is not of all or substantially all of the Company's assets and (b) is approved by a majority of the independent and disinterested members of the board of directors; and

            (7) The entering into any transaction or agreement, or the amendment or modification of any existing agreement, with any officers, directors or principal shareholders of the Company, or any of their affiliates, which transaction, agreement amendment or modification is not approved by a majority of the independent and disinterested members of the board of directors.

Warrants

Series A Warrants

      We issued warrants in our September 2005 Private Placement (the "Series A Warrants") to the investors who purchased Series A Shares, providing those shareholders the right to purchase up to an aggregate of 5,740,000 shares of our common stock, at an exercise price of $.50 per share, subject to certain adjustments. Additionally, the placement agent in our September 2005 Private Placement has an option to acquire Series A Warrants to purchase 574,000 shares of our common stock. The Series A Warrants, which are also being offered for resale by the Selling Shareholders under this prospectus, may be exercised at any time until September 16, 2010. Other material terms of the Series A Warrants are as follows:

            (1) Listing. Upon the request of any holder of the Series A Warrants (following the holder's obtaining the written consent of HCFP/Brenner Securities LLC) or of said placement agent, we have agreed to use our best efforts to list the Series A Warrants on the OTC Bulletin Board and to provide for quotation on any other trading market or exchange on which our common stock becomes quoted or listed in the future.

            2) Anti-Dilution Adjustments. At any time prior to the listing of the Series A Warrants on the OTC Bulletin Board, the exercise price will be subject to similar adjustments as provided with respect to reductions in the conversion price, in the event of the issuance of additional securities at an effective price per share of common stock less than $.50 (or the then current exercise price as reduced by prior anti-dilution events). The exercise price is also subject to adjustment as a result of certain recapitalization events.

            (3) Appointment of Warrant Agent. We are required, commencing on the first date that the Series A Warrants are listed on OTC Bulletin Board, to appoint a warrant agent for the purpose of maintaining the warrant register, in connection with the issuance of the common stock issuable upon the exercise of the Series A Warrants, exchanging the Series A Warrants, replacing the Series A Warrants or any or all of the foregoing. Upon said appointment, any registration, issuance, exchange, or replacement of the Series A Warrants, as the case may be, will be made at the office of the warrant agent.

            (4) Redemption. Provided (i) that the shares of common stock underlying the Series A Warrants are registered for resale under an effective registration statement filed by the Company with the SEC and
      (ii) that the registration statement shall be effective thirty (30) days prior to the date of a notice of redemption, and remains effective until that date, and provided that the Company obtains the prior written consent of HCFP/Brenner Securities LLC to redeem the Series A Warrants, then upon not less than 14 business days' prior written notice to the each holder, the Series A Warrants may be redeemed by the Company at any time commencing six months after the date of effectiveness of the registration statement and prior to expiration of the Series A Warrants, in whole but not in part, at the Company's sole option, at the redemption price of $0.01 per share for every share of common stock purchasable upon exercise the Series A Warrants at the time of redemption, if the last sale price of a share of our common stock is at least $1.50 per share as adjusted for stock splits, dividends and the like, for all ten of the consecutive trading days ending within three business days prior to the date of the redemption notice. The sending of a redemption notice will not affect a holder's ability to exercise his or her Series A Warrants at any time prior to the date of redemption.

Registration Rights

      In connection with the issuance of its securities in the September 2005 Private Placement, we entered into a registration rights agreement with the purchasers and the placement agent requiring us to file a registration statement to register (1) the shares of common stock into which the Series A Shares convert Warrants (including those Series A Shares that may be purchased pursuant to the placement agent's option); (2) the shares of common stock that may be paid as dividends on the Series A Shares; (3) the Series A Warrants (including those Series A Warrants that may be issued pursuant to the placement agent's option), and (4) the shares of common stock underlying the Series A Warrants (including those underlying the Series A Warrants issuable to the placement agent pursuant to its option), on a Form SB-2 Registration Statement (or comparable form) by on or about October 31, 2005 and ensure that such registration statement is effective no later than on or about January 16, 2006. If any of the above time periods are not met, or the registration statement is declared effective by the SEC, but the registered securities cannot be sold by a Selling Shareholder for any reason other than its own fault, then the Company will pay investors an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% per month of the issue price until such deficiency is cured. In the event that the Registration Statement is not declared effective on or around January 16, 2006, we will be required to pay investors in the September 2005 Private Placement, unless these investors agree otherwise, an aggregate of $57,400 on such date, and an additional $57,400 each month thereafter until the Registration Statement has been declared effective.

Certain Rights of Holders of Common Stock

      The Company is a Nevada corporation organized under Chapter 78 of the Nevada Revised Statutes ("NRS"). Accordingly, the rights of the holders of common stock are governed by Nevada law. Although it is impracticable to set forth all of the material provisions of the NRS, the following is a summary of certain significant provisions of the NRS that affect the rights of securities holders.

Control Share Statute

      Sections 78.378 - 78.3793 of the NRS constitute Nevada's control share statute, which set forth restrictions on the acquisition of a controlling interest in a Nevada corporation which does business in Nevada (directly or through an affiliated corporation) and which has 200 or more shareholders, at least 100 of whom are shareholders of record and residents of Nevada. A controlling interest is defined as ownership of common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least 20% but less than 33.3% of the common stock, or at least 33.3% but less than a majority of the common stock, or a majority or more of the common stock. Generally, any person acquiring a controlling interest must request a special meeting of shareholders to vote on whether the shares constituting the controlling interest will be afforded full voting rights, or something less. The affirmative vote of the holders of a majority of the common stock, exclusive of the control shares, is binding. If full voting rights are not granted, the control shares may be redeemed by the corporation under certain circumstances. The Company does not believe the foregoing provisions of the Nevada statutes are presently applicable to it because it does not presently have the requisite number of shareholders and does not conduct business in Nevada; however, if in the future it does satisfy these requirements, then such provisions may apply.

Business Combination Statute

      Sections 78.411 - 78.444 of the NRS set forth restrictions and prohibitions relating to certain business combinations and prohibitions relating to certain business combinations with interested shareholders. These sections generally prohibit any business combination involving a corporation and a person that beneficially owns 10% or more of the common stock of that corporation (an "Interested Shareholder") (A) within five years after the date (the "Acquisition Date") the Interested Shareholder became an Interested Shareholder, unless, prior to the Acquisition Date, the corporation's board of directors had approved the combination or the purchase of shares resulting in the Interested Shareholder becoming an Interested Shareholder; or (B) unless five years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the Interested Shareholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the Interested Shareholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within five years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends. For purposes of these provisions, a "business combination" is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an Interested Shareholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an Interested Shareholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an Interested Shareholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the Interested Shareholder or an affiliate or associate; (E) any receipt by the Interested Shareholder or an affiliate, except proportionately as a Shareholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the Interested Shareholder or an affiliate. Sections 78.411-78.444 of the NRS are presently applicable to the Company.

Mergers, Consolidations and Sales of Assets

Nevada law provides that an agreement of merger or consolidation, or the sale or other disposition of all or substantially all of a corporation's assets, must be approved by the affirmative vote of the holders of a majority of the voting power of a corporation (except that no vote of the shareholders of the surviving corporation is required to approve a merger if certain conditions are met, unless the articles of incorporation of that corporation states otherwise, and except that no vote of shareholders is required for certain mergers between a corporation and a subsidiary), but does not require the separate vote of each class of stock unless the corporation's articles of incorporation provides otherwise (except that class voting is required in a merger if shares of the class are being exchanged or if certain other rights of the class are affected). The Company's certificate of designation of its Series A Shares alters these provisions of Nevada law by providing for the requirement of the approval of the holders of a majority of the Series A Shares, voting separately as a class for:
(1) the merger, consolidation or entering into a business combination or similar transaction, other than if (a) the Company is the surviving entity and (b) the shareholders of the Company prior to such transaction continue to hold a majority of the capital stock of the Company following the transaction; and (2) the sale, transfer or disposal of a material portion of the Company's assets; provided, however, that such a sale, transfer or other disposition will be permitted if (a) it is not of all or substantially all of the Company's assets and (b) is approved by a majority of the independent and disinterested members of the Company's board of directors.

Directors; Removal of Directors

      Under Nevada law, the number of directors may be fixed by, or determined in the manner provided in the articles of incorporation or bylaws of a corporation, and the board of directors may be divided into classes as long as at least 25% in number of the directors are elected annually. Nevada law further requires that a corporation have at least one director. Directors may be removed under Nevada law with or without cause by the holders of not less than a majority of the voting power of the corporation, unless a greater percentage is set forth in the articles of incorporation.

Amendments to Bylaws

      The Company's bylaws may be amended by the board of directors or by the shareholders, with respect to any bylaw adopted by the shareholders.

Appraisal Rights

      The Nevada statutes provide dissenting or objecting security holders with the right to receive the fair value of their securities in connection with certain extraordinary corporate transactions. These appraisal rights are available with respect to certain mergers and share exchanges and in connection with the granting of full voting rights to control shares acquired by an interested shareholder. However, unless the transaction is subject to the control share provisions of the Nevada statutes, a shareholder of a Nevada corporation may not assert dissenters' rights, in most cases, if the stock is listed on a national securities exchange or held by at least 2,000 shareholders of record (unless the articles of incorporation of the corporation expressly provide otherwise or the security holders are required to exchange their shares for anything other than shares of the surviving corporation or another publicly held corporation that is listed on a national securities exchange or held of record by more than 2,000 shareholders). The Company's certificate of designation of its Series A Shares alters these provisions of Nevada law by providing each holder of Series A Shares, at its option, the right to elect to treat a consolidation or merger of the Company with another corporation in which the Company is not the surviving entity, or a sale or transfer of all or part of the Company's assets for cash, securities or other property as a liquidation event, which would entitle such shareholder to payment for its Series A Shares based on the liquidation preference amount of the Series A Shares.

Distributions

Cumulative Voting

      Under the Nevada statutes, the articles of incorporation of a corporation may provide for cumulative voting, which means that the shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and then cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting is not available to shareholders of a Nevada corporation, unless its articles of incorporation expressly provide for that voting right. The Company's Articles do not contain a provision permitting shareholders to cumulate their votes when electing directors.

Indemnification of Directors, Officers and Controlling Persons

      Section 78.7502 of the Nevada Revised Statutes requires a corporation to indemnify a director or officer who has been successful on the merits or otherwise in defense of any proceeding to which he or she is made a party by reason of his or her service as a director or officer. Nevada law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service as directors or officers (including a proceeding brought by or in the right of the corporation), but only if: (i) their liability is not the result of a breach of fiduciary duties involving intentional misconduct, fraud or a knowing violation of law or
(ii) they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A Nevada corporation may not indemnify directors or officers for final, non-appealable, adverse judgments in a suit by or in the right of the corporation unless a court orders determines that indemnification would be fair and reasonable, but then only for expenses.

      In addition, Section 78.751 of the Nevada Revised Statutes permits a corporation, if provided in its Articles of Incorporation or By-laws, to advance reasonable expenses to a director or officer before a final disposition of a proceeding, but only upon the corporation's receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she was not entitled to indemnification.

      Our Articles provide for the indemnification of any person entitled to indemnification pursuant to the Nevada Revised Statutes, to the fullest extent permitted thereunder.

      Each Selling Shareholder has agreed to indemnify the Company against certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933, the Securities Exchange Act of 1934 or state law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

      The validity of the issuance of the shares of common stock offered by this Prospectus has been passed upon for the Company by Gusrae, Kaplan, Bruno & Nusbaum, PLLC, New York, New York.

                                     EXPERTS

      The consolidated financial statements of Giant Motorsports, Inc. as of December 31, 2004, 2003 and 2002, and for the years then ended, as listed below, included in this prospectus and the Registration Statement have been included herein in reliance upon the report of Bagell Josephs, Levine & Company, LLC, independent certified public accountants, given on the authority of said firm as an expert in auditing and accounting.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Change of Accountants from Miller and McCollom to BDO Seidman

      Effective March 3, 2004, the Company, notified Miller and McCollom ("M&M"), the independent accounting firm previously engaged as the principal accountant to audit the financial statements of American Busing Corporation, the Company's predecessor business ("ABC"), of its dismissal. M&M's report on ABC's financial statements for the fiscal years ended August 31, 2003 and 2002, contained qualifications by M&M raising substantial doubt of ABC's ability to continue as a going concern. This qualification in M&M's report for the fiscal year 2002 financial statements was based on ABC's minimal working capital and nominal business operations. M&M's qualification in its report for the fiscal year 2003 financial statements was based on ABC's accumulated deficit, minimal working capital and nominal business operations. M&M's reports did not contain any other adverse opinion or disclaimer of opinion and were not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

      The decision to change accountants was approved by the Company's board of directors. During the 2002 and 2003 fiscal years, and any subsequent interim period preceding M&M's dismissal, there were no disagreements with M&M on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&M, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

      Effective March 4, 2004, the Company engaged BDO Seidman, LLP ("BDO"), as the principal accountant to audit the Company's financial statements. During the 2002 and 2003 fiscal years, and any subsequent interim period prior to engaging BDO, neither the Company nor anyone on its behalf consulted BDO regarding either: (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement or a reportable event.

Change of Accountants from BDO Seidman to Bagell Josephs & Company

      Effective June 3, 2004, the Company notified BDO of its dismissal. BDO had provided a report on the financial statements of the Company's wholly-owned subsidiary, W.W. Cycles, Inc. ("Cycles"), for the fiscal years ended December 31, 2003 and 2002. This report was filed along with the Company's Form 8-K/A dated March 31, 2004. BDO's report did not contain any adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

      The decision to change accountants was approved by the board of directors of the Company and Cycles. During the period preceding such dismissal there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

      Effective June 2, 2004, the Company engaged Bagell Josephs & Company, LLC ("BJC") as the principal accountant to audit the Company's financial statements. During the Company's then two most recent fiscal years, and any subsequent interim period prior to engaging BJC, neither the Company nor anyone on its behalf consulted BJC regarding either: (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement or a reportable event.

WHERE YOU CAN FIND MORE INFORMATION

      The Company has filed under the Securities Act with the Securities and Exchange Commission a Registration Statement on Form S-1 with respect to its shares of common stock and Series A Warrants offered hereby. This prospectus was filed as a part of the Registration Statement. As permitted by the rules and regulations of the Commission, this prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and its common stock and the Series A Warrants.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy and information statements, and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that are filed electronically with the Commission at http://www.sec.gov. The Company maintains websites at www.andrewscycles.com, www.chicagocycle.com and www.giantcorporate.com.

      No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any sale of common stock made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered by this prospectus to any person or by anyone in any jurisdiction in which it is unlawful to make such an offer or solicitation.

                          INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements:

   Report of Independent Registered Public Accounting Firm                 F-2
   Consolidated Balance Sheets as of December 31, 2004 and 2003
       (Restated)                                                          F-3
   Consolidated Statements of Income for the years ended
       December 31, 2004, 2003 and 2002 (Restated)                         F-5
   Consolidated Statements of Stockholders' Equity -
       Restated for the years ended
       December 31, 2004, 2003 and 2002                                    F-6
   Consolidated Statements of Cash Flow for the years ended
       December 31, 2004, 2003 and 2002                                    F-7
   Notes to Consolidated Financial Statements                              F-8

Unaudited Condensed Consolidated Financial Statements:

   Condensed Consolidated Balance Sheet as of September 30, 2005
       (Unaudited)(Restated) and December 31, 2004 (Audited)               F-24
   Condensed Consolidated Statements of Income for the Nine and
       Three Months ended September 30, 2005 (Restated) (Unaudited)
       and 2004 (Unaudited)                                                F-26
   Condensed Consolidated Statements of Cash Flow for the
       Nine Months ended June 30, 2005 (Unaudited) and 2004
       (Unaudited)                                                         F-27
   Notes to Condensed Consolidated Unaudited Financial Statements          F-28

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Giant Motorsports, Inc.
Salem, Ohio

We have audited the accompanying consolidated balance sheets of Giant Motorsports, Inc., as of December 31, 2004 and 2003 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Giant Motorsports, Inc., as of December 31, 2004 and 2003 and the results of its consolidated operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

As noted in Note N, the Company has restated it previously issued consolidated financial statements for the year ended December 31, 2003 to properly reflect the activity for the reverse merger between American Busing Corporation and W.W. Cycles, Inc. The effect of this restatement was to re-class various components within the stockholders' equity section of the balance sheet and to recalculate the weighted average common shares outstanding. This change had no effect on net income for the year ended December 31, 2003 or the financial position of the Company as of December 31, 2003. The Company corrected the amount of shares issued in the reverse merger in 2003, as the shares were issued in 2004, but inadvertently booked in 2003.

/s/ Bagell Josephs & Company, LLC

Bagell Josephs & Company, LLC
Gibbsboro, New Jersey

March 28, 2005, except for
Notes M and O, dated
December 13, 2005

                             GIANT MOTORSPORTS, INC.

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 2004 and 2003

                                                                     (Restated)
                                                     2004               2003
                                                  -----------        -----------
                                       ASSETS

CURRENT ASSETS
     Cash and cash equivalents                    $ 1,862,187        $   587,917
     Accounts receivable, net                       2,465,369          1,285,106
     Accounts receivable, affiliates                   65,823            315,343
     Inventories                                   16,538,087         10,986,080
     Deferred federal income taxes                      8,500                 --
     Note receivable, officer                         254,029            679,405
     Prepaid expenses                                  61,875              8,000
                                                  -----------        -----------
TOTAL CURRENT ASSETS                               21,255,870         13,861,851
                                                  -----------        -----------

                  PROPERTY AND EQUIPMENT, NET       1,105,667            425,177
                                                  -----------        -----------

OTHER ASSETS
     Goodwill                                       1,588,950                 --
     Deposits                                          67,240             16,000
                                                  -----------        -----------
                           TOTAL OTHER ASSETS       1,656,190             16,000
                                                  -----------        -----------
                                                  $24,017,727        $14,303,028
                                                  ===========        ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                             GIANT MOTORSPORTS, INC.

                           December 31, 2004 and 2003

                                                                      (Restated)
                                                        2004             2003
                                                    -----------      -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Notes payable                                    1,425,000          450,000
     Notes payable, floor plans                      17,788,706       11,575,660
     Accounts payable, trade                          1,226,986          675,042
     Accrued expenses                                   172,281          178,412
     Accrued income taxes                               393,300               --
     Deferred service contract income                    90,000           80,000
     Customer deposits                                  344,140          215,632
     Current portion of long-term debt                  214,760           97,073
                                                    -----------      -----------
                    TOTAL CURRENT LIABILITIES        21,655,173       13,271,819

DEFERRED FEDERAL INCOME TAXES                            37,400               --

LONG-TERM DEBT, NET                                     996,267               --
                                                    -----------      -----------
                            TOTAL LIABILITIES        22,688,840       13,271,819
                                                    -----------      -----------

COMMITMENTS

STOCKHOLDERS' EQUITY
    Common stock, $.001 par value at December
        31, 2004 and no par value at 2003;
        Authorized 75,000,000 and 750 shares
        shares at December 31, 2004 and 2003;
        Issued and and outstanding 10,425,000
        shares at December 31, 2004 and 100
        shares at December 31, 2003                      10,425           45,000
     Paid-in capital                                  1,014,534               --
     Retained earnings                                  303,928          986,209
                                                    -----------      -----------
                   TOTAL STOCKHOLDERS' EQUITY         1,328,887        1,031,209
                                                    -----------      -----------
                                                    $24,017,727      $14,303,028
                                                    ===========      ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                       GIANT MOTORSPORTS, INC.

                  CONSOLIDATED STATEMENTS OF INCOME

        For the years ended December 31, 2004, 2003 and 2002

                                                                                                         (Restated)
                                                                2004                 2003                 2002
                                                             ------------         ------------         ------------
OPERATING INCOME
     Sales                                                   $ 77,615,237         $ 45,217,270         $ 38,461,692
     Finance, insurance and extended service revenues           2,335,618              838,573            1,041,228
                                                             ------------         ------------         ------------
TOTAL OPERATING INCOME                                         79,950,855           46,055,843           39,502,920

COST OF MERCHANDISE SOLD                                       70,025,884           41,229,644           34,357,908
                                                             ------------         ------------         ------------
                                 GROSS PROFIT                   9,924,971            4,826,199            5,145,012
                                                             ------------         ------------         ------------

OPERATING EXPENSES
     Selling expenses                                           5,003,299            2,513,276            2,564,627
     General and administrative expenses                        2,753,416            1,460,092            1,337,531
                                                             ------------         ------------         ------------
                                                                7,756,715            3,973,368            3,902,158
                                                             ------------         ------------         ------------
                       INCOME FROM OPERATIONS                   2,168,256              852,831            1,242,854
                                                             ------------         ------------         ------------

OTHER INCOME AND (EXPENSES)
     Other income, net                                             38,592                6,608               15,987
     Interest expense, net                                       (626,587)            (300,937)            (244,433)
                                                             ------------         ------------         ------------
                                                                 (587,995)            (294,329)            (228,446)
                                                             ------------         ------------         ------------
                   INCOME BEFORE INCOME TAXES                   1,580,261              558,502            1,014,408

INCOME TAXES                                                     (622,200)                  --                   --
                                                             ------------         ------------         ------------
                   NET INCOME ATTRIBUTABLE TO
                         COMMON STOCKHOLDERS'                $    958,061         $    558,502         $  1,014,408
                                                             ============         ============         ============

                     BASIC EARNINGS PER SHARE                $       0.09         $   5,585.02         $  10,144.08
                                                             ============         ============         ============

                   DILUTED EARNINGS PER SHARE                $       0.08         $   5,585.02         $  10,144.08
                                                             ============         ============         ============

          WEIGHTED AVERAGE SHARES OUTSTANDING
                                        BASIC                  10,425,000                  100                  100
                                                             ============         ============         ============
                                      DILUTED                  12,001,503                  100                  100
                                                             ============         ============         ============

        The accompanying notes are an integral part of these consolidated financial statements.

                             GIANT MOTORSPORTS, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - RESTATED

              For the years ended December 31, 2004, 2003 and 2002

                                               Common Stock                        Other
                                       -------------------------     Paid-In    Comprehensive
                                         Shares        Amount        Capital     Income (Loss)
                                       -----------   -----------   -----------   -----------
Balance, January 1, 2002                       100   $    45,000            --   $        --

Net income                                      --            --            --            --
                                       -----------   -----------   -----------   -----------
                                               100        45,000            --            --

Distributions                                   --            --            --            --

                                       -----------   -----------   -----------   -----------
Balance, December 31, 2002                     100        45,000            --            --

Net income                                      --            --            --            --

Distributions                                   --            --            --            --

Recapitalization, reverse merger         7,999,900       (37,000)    1,023,209            --
                                       -----------   -----------   -----------   -----------

Balance, December 31, 2003
   As originally reported                8,000,000         8,000     1,023,209            --

   Adjustments, per restatement         (7,999,900)       37,000    (1,023,209)           --
                                       -----------   -----------   -----------   -----------

Balance, December 31, 2003
   As restated                                 100        45,000            --            --

Shares exchanged for reverse merger:
   Remove private company equity              (100)      (45,000)           --            --
   Issuance of public company equity    11,075,000        11,075         5,250           106

Shares cancelled in reverse merger      (8,500,000)       (8,500)        8,490            --

Elimination of accumulated deficit              --            --       (43,284)         (106)

Recapitalization in reverse merger,
 shares issued                           7,850,000         7,850     1,029,078            --

Distributions                                   --            --            --            --

Stock warrants issued as compensation           --            --        15,000            --

Net income                                      --            --            --            --

                                       -----------   -----------   -----------   -----------
Balance, December 31, 2004              10,425,000   $    10,425   $ 1,014,534   $        --
                                       ===========   ===========   ===========   ===========


                                        Subscription    Retained
                                         Receivable     Earnings        Total
                                         -----------   -----------   -----------
Balance, January 1, 2002                 $        --   $   618,697   $   663,697

Net income                                        --     1,014,408     1,014,408
                                         -----------   -----------   -----------
                                                  --     1,633,105     1,678,105

Distributions                                     --      (416,955)     (416,955)

                                         -----------   -----------   -----------
Balance, December 31, 2002                        --     1,216,150     1,261,150

Net income                                        --       558,502       558,502

Distributions                                     --      (788,443)     (788,443)

Recapitalization, reverse merger                  --      (986,209)           --
                                         -----------   -----------   -----------

Balance, December 31, 2003
   As originally reported                         --            --     1,031,209

   Adjustments, per restatement                   --       986,209            --
                                         -----------   -----------   -----------

Balance, December 31, 2003
   As restated                                    --       986,209     1,031,209

Shares exchanged for reverse merger:
   Remove private company equity                  --      (986,209)   (1,031,209)
   Issuance of public company equity             (10)      (43,390)      (26,969)

Shares cancelled in reverse merger                10            --            --

Elimination of accumulated deficit                --        43,390            --

Recapitalization in reverse merger,
 shares issued                                    --            --     1,036,928

Distributions                                     --      (654,133)     (654,133)

Stock warrants issued as compensation             --            --        15,000

Net income                                        --       958,061       958,061

                                         -----------   -----------   -----------
Balance, December 31, 2004               $        --   $   303,928   $ 1,328,887
                                         ===========   ===========   ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                             GIANT MOTORSPORTS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOW

              For the years ended December 31, 2004, 2003 and 2002

                                                                                     2004               2003               2002
                                                                                  -----------        -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                    $   958,061        $   558,502        $ 1,014,408
    Adjustments to reconcile net income to net cash
    provided by operating activities:
        Depreciation                                                                  165,043             74,564             64,912
        Deferred federal income taxes                                                  28,900                 --                 --
        Provision for doubtful accounts                                                    --              6,295              3,542
        Loss on sale of property and equipment                                             --              1,609                 --
        (Increase) in accounts receivable, net                                     (1,180,263)          (374,187)          (537,403)
        (Increase) in inventories                                                  (5,552,007)        (3,666,594)        (1,371,749)
        Increase in floor plan liability                                            6,213,046          3,913,483          2,325,256
        (Increase) decrease in prepaid expenses                                       (53,875)            23,712            (25,000)
        Increase in customer deposits                                                 128,508            153,881            (29,657)
        Increase in accrued warranty                                                   10,000                 --                 --
        Increase (decrease) in accounts payable trade                                 551,944             (7,084)          (136,876)
        Increase in accrued income taxes                                              393,300                 --                 --
        Increase (decrease) in accrued expenses                                        (6,131)            29,035             11,566
                                                                                  -----------        -----------        -----------
            NET CASH PROVIDED BY OPERATING ACTIVITIES                               1,656,526            713,216          1,318,999
                                                                                  -----------        -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                                               (741,519)           (89,420)          (183,725)
    Proceeds from sale of property and equipment                                           --             50,240                 --
    Decrease (increase) in accounts receivable affiliates                             249,520            (95,343)                --
    (Increase) decrease in notes receivable from officers                             425,376           (163,734)            16,558
    (Increase) in deposits                                                            (51,240)                --            (14,300)
                                                                                  -----------        -----------        -----------
            NET CASH (USED IN) INVESTING ACTIVITIES                                  (117,863)          (298,257)          (181,467)
                                                                                  -----------        -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Short-term borrowings on note                                                     750,000            300,000                 --
    Long-term borrowings on note                                                    1,250,000                 --                 --
    Payments on short-term debt                                                    (1,450,000)                --                 --
    Payments on long-term debt                                                       (154,010)          (118,971)          (112,427)
    Distributions                                                                    (654,133)          (788,443)          (416,955)
    Issue 1,000,000 stock warrants                                                     15,000                 --                 --
    Repurchase 8,000,000 shares of common stock                                       (21,250)                --                 --
                                                                                  -----------        -----------        -----------
            NET CASH (USED IN) FINANCING ACTIVITIES                                  (264,393)          (607,414)          (529,382)
                                                                                  -----------        -----------        -----------
    NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            1,274,270           (192,455)           608,150

    CASH AND CASH EQUIVALENTS, beginning of Year                                      587,917            780,372            172,222
                                                                                  -----------        -----------        -----------
    CASH AND CASH EQUIVALENTS, end of Year                                        $ 1,862,187        $   587,917        $   780,372
                                                                                  ===========        ===========        ===========

OTHER SUPPLEMENTARY CASH FLOW INFORMATION
    Short-term borrowings incurred for the acquisition of assets                  $ 1,675,000        $        --        $        --
                                                                                  ===========        ===========        ===========

    Interest paid during the year                                                 $   642,859        $   261,657        $   259,913
                                                                                  ===========        ===========        ===========

    Income taxes paid                                                             $   200,000        $        --        $        --
                                                                                  ===========        ===========        ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                             GIANT MOTORSPORTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 2004, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization:

Giant Motorsports, Inc., (the Company) through its wholly owned subsidiaries, W.W. Cycles, Inc. doing business as Andrews Cycles and Chicago Cycles, Inc. doing business as Chicago Cycle Center, operates two retail dealerships of motorcycles, all terrain vehicles, scooters and personal watercraft in northeastern Ohio and northern Illinois. On December 30, 2003, the stockholders of W.W. Cycles, Inc. entered into a Stock Purchase and Reorganization Agreement in which effective January 16, 2004 W.W. Cycles, Inc. was issued an aggregate of 7,850,000 restricted shares of common stock, $.001 par value, of American Busing Corporation in exchange for all of the outstanding shares of the common stock of the Company, resulting in W.W. Cycles, Inc. becoming a wholly-owned subsidiary of American Busing Corporation, an inactive public company. The acquisition was accounted for as a reverse merger whereby, for accounting purposes, WW Cycles, Inc. is considered the accounting acquirer and the historical financial statements of WW Cycles, Inc. became the historical financial statements of Giant Motorsports, Inc. Effective April 5, 2004 American Busing Corporation changed its name to Giant Motorsports, Inc. On April 30, 2004, Giant Motorsports, Inc. acquired substantially all of the assets and certain liabilities of Chicago Cycle Center pursuant to an Asset Purchase Agreement and entered into a Non-competition Agreement with one of the former owners and entered into an Employment Agreement with the other former owner.

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:

Cash and cash equivalents include amounts held in demand deposit accounts and overnight investment accounts. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Contracts in Transit:

Contracts in transit represent customer finance contracts evidencing loan agreements or lease agreements between the Company, as creditor, and the customer, as borrower, to acquire or lease a vehicle whereby a third-party finance source has given the Company initial, non-binding approval to assume the Company's position as creditor. Funding and approval from the finance source is provided upon the finance source's review of the loan or lease agreement and related documentation executed by the customer at the dealership. These finance contracts are typically funded within ten days of the initial approval of the finance transaction by the third-party finance source. The finance source is not contractually obligated to make the loan or lease to the customer until it gives its final approval and funds the transaction. Until such final approval is given, contracts in transit represent amounts due from the customer to the Company. See Note B for additional information.

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Doubtful Accounts:

Accounts are written off when management determines that an account is uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is determined to reduce the Company's receivables to their carrying value, which approximates fair value. The allowance is estimated based on historical collection experience, specific review of individual customer accounts, and current economic and business conditions. Historically, the Company has not incurred any significant credit related losses. Management has determined that an allowance of $25,000 is necessary at December 31, 2004 and December 31, 2003.

Revenue Recognition:

Vehicle Sales:

The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and when parts are delivered. Sales promotions that are offered to customers are accounted for as a reduction to the sales price at the time of sale. Incentives, rebates and holdbacks offered by manufacturers directly to the Company are recognized at the time of sale if they are vehicle specific, or as earned in accordance with the manufacturer program rules and are recorded as a reduction of cost of merchandise sold.

Finance, Insurance and Extended Service Revenues:

The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers and the interest rates set by the financing institution. The Company also receives commissions from the sale of various third party insurance products to customers and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the ultimate amount of chargebacks the Company will be required to pay. Such estimates of chargeback experience are based on our historical chargeback expense arising from similar contracts. The Company also acts as the warrantor on certain extended service contracts and defers the revenue and recognized it over the life of the contract on a straight-line basis.

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments:

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt, including floor plan notes payable. The carrying amount of all significant financial instruments approximates fair value due either to length or maturity or variable interest rates that approximate prevailing market rates.

Inventories:

Parts and accessories inventories are stated at the lower of cost or market using the first-in, first-out method. Vehicle inventories are stated at the lower of cost or market using the specific identification method.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable.

The Company's policy is to review the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy. In the ordinary course of business, the Company has bank deposits and overnight repurchase agreements that may exceed federally insured limits. As of December 31, 2004 and 2003 the Company had $1,919,786 and $941,754 in excess of the $100,000 insured limit.

Concentration of credit risk, with respect to accounts receivable-customers, is limited through the Company's credit evaluation process. The Company reviews the credit history before extending credit. Generally, the Company does not require collateral from its customers

Property and Equipment:

Property and equipment are stated at cost. Maintenance and repairs that do not add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred. Gains or losses on the disposal of property and equipment are included in the determination of income.

Depreciation of property and equipment and amortization of leasehold improvements are provided using the straight-line method over the following estimated useful lives:

      Fixtures, and equipment..................................    3-7 years

      Vehicles ................................................      5 years

      Leasehold Improvements...................................     15 years

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill And Other Intangible Assets:

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 142 "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supercedes APB opinion No. 17, "Intangible Assets". It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in the financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company, in its acquisitions, recognized $1,588,950 of goodwill. The Company performs its annual impairment test for goodwill at year-end.

                                        Gross Carrying       Accumulated
                                            Amount           Amortization
                                            ------           ------------

        Goodwill                          $1,588,950             $  -0-

Income Taxes:

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

At December 31, 2004, income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between income for financial reporting and income tax purposes.

For 2003 and 2002, the Company, with the consent of its shareholders, has elected to have its income taxed as an "S" corporation under Section 1362 of the Internal Revenue Code. As such, the Company does not pay corporate income taxes and is not allowed net operating tax loss carrybacks or carryovers as deductions. Instead, the shareholders include their proportionate share of the Company's taxable income or loss in their individual income tax returns.

Advertising Costs:

Advertising costs are expensed when incurred. Charges to operations amounted to $1,265,407, $752,371 and $645,080 for the years ended December 31, 2004, 2003 and 2002 respectively.

Earnings Per Share of Common Stock:

Historical net income per share is computed using the weighted average number of shares of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share of Common Stock (Continued):

The following is a reconciliation of the computation for basic and diluted EPS:

                                                                Years Ended December
                                                         2004           2003           2002
                                                      -----------    -----------    -----------
Net  income                                           $   958,061    $   558,502    $ 1,014,408
                                                      ===========    ===========    ===========

Weighted-average common shares outstanding (Basic)     10,425,000            100            100

Weighted-average common stock equivalents:
        Warrants                                        1,010,929              0              0
        Options                                           565,574              0              0
                                                      -----------    -----------    -----------

Weighted-average common shares
        outstanding (diluted)                          12,001,503            100            100
                                                      ===========    ===========    ===========

The Company uses the intrinsic value method to account for warrants granted to executive officer, directors, key employees and advisors for the purchase of common stock. No compensation expense is recognized on the grant date, since at that date, the warrant price equals or is higher than the market price of the underlying common stock. The Company discloses the pro forma effect of accounting for stock warrants under the fair value method. The Company uses the fair value method to account for warrants granted to advisors for the purchase of common stock.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements:

In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued):

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value or carrying amount.

This Standard also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as presently required. The adoption of SFAS No. 144 did not have an impact on the Company's results of operations or financial position.

Reclassifications:

Certain amounts from 2003 have been reclassified to conform to the 2004 presentation.

NOTE B - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

                                                      2004            2003
                                                ----------      ----------
      A/R-Customers and dealers                 $1,444,620      $  651,932
      A/R-Manufacturers                            720,635         328,790
      A/R-Employees                                 10,000           4,902
      Contracts in transit                         315,114         324,482
                                                ----------      ----------
                                                 2,490,369       1,310,106
      Allowance for doubtful accounts               25,000          25,000
                                                ----------      ----------
                                                $2,465,369      $1,285,106
                                                ==========      ==========

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE C - INVENTORIES

Inventories consisted of the following:

                                                    2004              2003
                                             -----------       -----------
      Parts and accessories                  $   997,414       $   736,308
      Vehicles                                15,540,673        10,249,772
                                             -----------       -----------
                                    TOTALS   $16,538,087       $10,986,080
                                             ===========       ===========

The Company does not provide for allowances on its vehicle and parts and supplies inventory. With regards to vehicle inventory, all models are specifically identified. Slow moving vehicles are reduced in price via a rebate offered by the manufacturer. Historically, the Company has been successful in selling its vehicle inventory. No allowance is made on the parts and supplies inventory, as this amount is immaterial to the inventory taken as a whole.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                 2004             2003
                                             -----------      -----------
      Fixtures and equipment                 $   927,017      $   178,737
      Vehicles                                   286,522          234,558
      Leasehold improvements                     309,617          264,328
                                             -----------      -----------
                                               1,523,156          677,623
      Less accumulated depreciation             (417,489)        (252,446)
                                             -----------      -----------
                 NET PROPERTY AND EQUIPMENT  $ 1,105,667      $   425,177
                                             ===========      ===========

Depreciation expense charged to operations amounted to $165,043 in 2004, $74,564 in 2003 and $64,912 in 2002.

NOTE E - NOTE RECEIVABLE OFFICER

Note receivable officer consisted of advances to an officer and advances to companies that the officer owns bearing interest at 6% with no stipulated repayment terms. Interest income on the note amounted to $42,567 in 2004, $13,364 in 2003 and $15,980 in 2002. The note is expected to be repaid within a year.

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE F - NOTES PAYABLE

The following is a summary of the Company's line of credit agreements:

                                                            2004         2003
                                                         ----------   ----------
      A $250,000 line of credit with one of its
      suppliers bearing interest at 7.5%. The
      loan is collateralized by substantially
      all of the Company's assets. The
      outstanding principal balance is
      payable in full by December 2004. The
      balance has been paid as of December
      31, 2004 The Company can re-borrow on
      the line one month subsequent to
      payoff.                                            $        0   $  150,000

      A $300,000 revolving line of credit at a
      bank bearing interest at a variable
      rate of prime plus one percent (5% at
      December 31, 2003). The loan is
      collateralized by substantially all the
      Company's assets and the building owned
      personally by an officer.                                   0      300,000

      A $250,000 revolving line of credit at a
      bank bearing interest at a variable
      rate of prime plus one percent (6.25%
      at December 31, 2004). The loan is
      collateralized by substantially all the
      Company's assets and shareholder
      guarantee.                                            250,000            0

      A $250,000 revolving line of credit at a
      bank bearing interest at a variable
      rate of prime plus one percent (6.25%
      at December 31, 2004). The loan is
      collateralized by substantially all the
      Company's assets and the building owned
      personally by an officer.                             250,000            0

      Note payable to Kings Motorsports, Inc.
      bearing interest at 6%, payable in full
      on April 30, 2005 plus accrued interest
      collateralized by assets.                             925,000            0
                                                         ----------   ----------
                                                         $1,425,000   $  450,000
                                                         ==========   ==========

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE G - NOTES PAYABLE - FLOOR PLANS

The Company has floor plan financing agreements for the purchase of its new and used vehicle inventory. The floor plans are collateralized by substantially all corporate assets. The following is a summary of floor plan financing agreements:

                                                        2004          2003
                                                     ----------    -----------
   Kawasaki Motors Finance Company floor plan
      agreement provides for borrowings up to
      $1,900,000. Interest is payable monthly
      and fluctuates with prime and varies
      based on the type of unit financed and
      the length of time the unit remains on
      the floor plan (ranging from 8.25% to
      9.75% at December 31, 2004 and 2003).
      Principal payments are due upon the
      sale of the specific units financed.           $1,208,808    $   720,246

   American Honda Finance floor plan
      agreement provides for borrowings up to
      $2,000,000. Manufacturers at their
      discretion may increase the borrowings.
      Interest is payable monthly and
      fluctuates with prime and varies based
      on the type of unit financed and the
      length of time the unit remains on the
      floor plan (ranging from 5.65% to 7.15%
      at December 31, 2004 and 2003).
      Principal payments are due upon the
      sale of the specific units financed.            1,615,811      3,706,011

   Deutsche Financial Service floor plan
      agreement for Yamaha units provides for
      borrowings up to $2,500,000. Interest
      is payable monthly and fluctuates with
      prime and varies based on the type of
      unit financed and the length of time
      the unit remains on the floor plan
      (ranging from 3.3% to 5.83% at December
      31, 2003). Principal payments are due
      upon the sale of the specific units
      financed.                                               0      1,247,034

   Deutsche Financial Service floor plan
      agreement for Suzuki units provides for
      borrowings up to $1,000,000.
      Manufacturers at their discretion may
      increase the borrowings. Interest is
      payable monthly and fluctuates with
      prime and varies based on the type of
      unit financed and the length of time
      the unit remains on the floor plan
      (ranging from 3% to 4.583% at December
      31, 2003). Principal payments are due
      upon the sale of the specific units
      financed.                                               0      4,508,402
                                                     ----------    -----------
                                CARRIED FORWARD      $2,824,619    $10,181,693
                                                     ==========    ===========

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE G - NOTES PAYABLE - FLOOR PLANS (CONTINUED)

                                                        2004          2003
                                                    -----------    -----------
                                BROUGHT FORWARD     $ 2,824,619    $10,181,693

   GE Commercial Distribution Finance floor
      plan agreement for Yamaha units
      provides for borrowings up to
      $2,700,000. Interest is payable monthly
      and fluctuates with prime and varies
      based on the type of unit financed and
      the length of time the unit remains on
      the floor plan (ranging from 4.17% to
      6.6% at December 31, 2004). Principal
      payments are due upon the sale of the
      specific units financed.                        1,590,270              0

   GE Commercial Distribution finance floor
      plan agreement for Suzuki units
      provides for borrowings up to $150,000.
      Manufacturers at their discretion may
      increase the borrowings. Interest is
      payable monthly and fluctuates with
      prime and varies based on the type of
      unit financed and the length of time
      the unit remains on the floor plan
      (ranging from 4.58% to 5.42% at
      December 31, 2004). Principal payments
      are due upon the sale of the specific
      units financed.                                 5,872,823              0

   Polaris Acceptance floor plan agreement
      provides for borrowings up to $325,000.
      Manufacturers at their discretion may
      increase the borrowings. The agreement
      is collateralized by specific units
      financed (ranging from 4.75% to 9% at
      December 31, 2004 and 2003). Principal
      payments are due the earlier of date of
      sale or one year after financing.                 381,142        398,230

   Fifth Third Bank floor plan agreement
      provides for borrowings up to
      $2,500,000. Interest is payable monthly
      and fluctuates with prime and varies
      based on the type of unit financed and
      the length of time the unit remains on
      the floor plan (5.25% at December 31,
      2004 and 2003). Principal payments are
      due upon the sale of the specific units
      financed.                                       1,581,926        995,737

   GE Commercial Distribution Finance floor
      plan agreement for Ducati units
      provides for borrowings up to $300,000.
      Interest is payable monthly and
      fluctuates with prime and varies based
      on the type of unit financed and the
      length of time the unit remains on the
      floor plan (ranging from 6.25% at
      December 31, 2004). Principal payments
      are due upon the sale of the specific
      units financed.                                   185,956              0
                                                    -----------    -----------
                                CARRIED FORWARD     $12,436,736    $11,575,660
                                                    ===========    ===========

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE G - NOTES PAYABLE - FLOOR PLANS (CONTINUED)

                                                        2004          2003
                                                    -----------    -----------
                                BROUGHT FORWARD     $12,436,736    $11,575,660

   GE Commercial Distribution Finance floor
      plan agreement for Yamaha units
      provides for borrowings up to
      $1,300,000. Interest is payable monthly
      and fluctuates with prime and varies
      based on the type of unit financed and
      the length of time the unit remains on
      the floor plan (ranging from 4.17% to
      6.6% at December 31, 2004). Principal
      payments are due upon the sale of the
      specific units financed.                        1,417,292              0

   GE Commercial Distribution Finance floor
      plan agreement for Suzuki units
      provides for borrowings up to $150,000.
      Manufacturers at their discretion may
      increase the borrowings. Interest is
      payable monthly and fluctuates with
      prime and varies based on the type of
      unit financed and the length of time
      the unit remains on the floor plan
      (ranging from 4.58% to 5.42% at
      December 31, 2004). Principal payments
      are due upon the sale of the specific
      units financed.                                 2,015,499              0

   Fifth Third Bank floor plan agreement
      provides for borrowing up to
      $1,500,000. Interest is payable monthly
      and fluctuates with prime and varies
      based on the type of unit financed and
      the length of time the unit remains on
      the floor plan (5.25% at December 31,
      2004). Principal payments are due upon
      the sale of the specific units
      financed.                                       1,250,057              0

   Fifth Third Bank floor plan agreement
      provides for borrowing up to
      $1,000,000. Interest is payable monthly
      and fluctuates with prime and varies
      based on the type of unit financed and
      the length of time the unit remains on
      the floor plan (5.25% at December 31,
      2004). Principal payments are due upon
      the sale of the specific units
      financed.                                         669,122              0
                                                    -----------    -----------
                                TOTALS              $17,788,706    $11,575,660
                                                    ===========    ===========

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE H - LONG-TERM DEBT

The following is a summary of long-term debt:

                                                        2004          2003
                                                    -----------    -----------
   Note payable to bank bearing interest at
      6.25% payable in monthly installments
      of $17,360, through May 31, 2007,
      collateralized by substantially all the
      Company's assets and shareholder
      guarantee.                                    $ 1,197,920    $         0

   Note payable to bank bearing interest at
      6.85%, payable in monthly installments
      of $1,635, through July 2004,
      collateralized by vehicle.                              0         11,186

   Noninterest bearing note payable to
      finance company, payable in monthly
      installments of $518, through November
      2004, collateralized by vehicle.                        0          5,177

   Note payable to bank bearing interest at
      5.75%, payable in monthly installments
      of $7,576, through November 2004,
      collateralized by second mortgage on
      commercial real estate owned by a
      shareholder.                                            0         80,710

   Note payable to bank bearing interest at
      8.6%, payable in monthly installments
      of $546, through December 2005,
      collateralized by vehicle.                         13,107              0
                                                    -----------    -----------
                                                      1,211,027         97,073

                         Less current maturities        214,760         97,073
                                                    -----------    -----------

                                          TOTALS    $   996,267    $         0
                                                    ===========    ===========

NOTE I - INCOME TAXES

Income taxes (credit) consisted of the following:

                                       2004            2003            2002
                                     --------        --------        --------
           Federal:
             Current                 $474,000        $      0        $      0
             Deferred                  28,900               0               0
                                     --------        --------        --------
                                      502,900               0               0
                                     --------        --------        --------
           State:
             Current                  119,300               0               0
             Deferred                       0               0               0
                                     --------        --------        --------
                                      119,300               0               0
   TOTALS                            $622,200        $      0        $      0
                                     ========        ========        ========

Income taxes paid amounted to $200,000 for the year ended December 31, 2004 and $-0- for the years ended December 31, 2003 and 2002, respectively.

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE I - INCOME TAXES (CONTINUED)

Deferred tax assets (liabilities) consisted of the following:

                                                    2004       2003      2002
                                                  --------   --------  --------
   Deferred tax liabilities - long-term:
       Depreciation                               $(37,400)  $      0  $      0
                                                  --------   --------  --------

   Deferred tax assets - current and long-term:

       Allowance for doubtful accounts               8,500          0         0
                                                  --------   --------  --------

                 TOTALS                           $(28,900)  $      0  $      0
                                                  ========   ========  ========

No income tax expense was recognized in the years 2003 and 2002 due to the fact the Company was classified as an "S" Corporation, and no liability would be recognized at the entity level.

NOTE J - RELATED PARTY TRANSACTIONS

Related Party Transactions:

Accounts receivable, affiliates consisted of the following:

                                                        2004          2003
                                                    -----------    -----------
   Noninterest bearing advances to Marck's
      Real Estate, LLC., a limited liability
      company affiliated through common
      ownership interest to be repaid within
      one year                                      $    65,823    $         0

   Noninterest bearing advances to and
      transfer of product at cost to Andrews
      North, Inc., a corporation in
      Cleveland, Ohio affiliated through
      common ownership interest to be repaid
      within one year                               $         0    $   220,000

   Non-interest bearing advances of $90,000
      at December 31, 2003 and sale of
      product of $5,343 at December 31, 2003
      to individuals related to the
      shareholders of the corporation to be
      repaid within one year                                  0         95,343
                                                    -----------    -----------
                                         TOTALS     $    65,823    $   315,343
                                                    ===========    ===========

Note receivable officers amounted to $254,029 at December 31, 2004 and $679,405 at December 31, 2003 (See Note E).

The Company leases its Ohio subsidiary retail facility from a shareholder under a five-year agreement with two five-year renewal terms. The Company guarantees the debt on the building, which amounted to approximately $1,104,924 at December 31, 2004.

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

NOTE J - RELATED PARTY TRANSACTIONS (CONTINUED)

Charges to operations amounted to $180,000 in 2004 and 2003.

The following is a summary of future minimum lease payments under operating leases that have initial or remaining non-cancelable terms in excess of one year as of December 31, 2004:

              YEAR ENDING                                       AMOUNT
              -----------                                     ----------
                2005                                          $  379,998
                2006                                             619,998
                2007                                             690,000
                2008                                             730,002
                2009                                             748,404
                                                              ----------
                                                              $3,168,402
                                                              ==========

NOTE K - EMPLOYEE BENEFIT PLANS

The Company sponsors a Simple Retirement Plan for all eligible employees. The Company matches 100% of employee contributions up to 3% of compensation. Charges to operations amounted to $28,198 in 2004, $20,870 in 2003 and $24,092 in 2002.

NOTE L - LEASES

The Company leases its Chicago subsidiary retail facility under a month-to-month agreement. The amount charged to rent amounted to $144,000 in 2004. The Company also leases an apartment in Chicago under a month-to-month agreement. The amount charged to rent amounted to $8,000 in 2004.

NOTE M - ACQUISITION OF KINGS MOTORSPORTS, INC.

On April 30, 2004, pursuant to an Asset Purchase Agreement (the "Asset Agreement"), dated April 30, 2004 by and among the Company, King's Motorsports, Inc., d/b/a Chicago Cycle ("Chicago Cycle"), Jason Haubner and Jerry Fokas, the two (2) shareholders of Chicago Cycle, the Company acquired (the "Acquisition"), substantially all of the assets of Chicago Cycle (the "Chicago Assets"). This acquisition is being sought primarily to provide the Company with a larger market share in the industry. All the operations of the acquired entity are included in the Company's income statement from the date of acquisition (April 30, 2004) through December 31, 2004. Through the acquisition, goodwill in the amount of $1,588,950 was recognized, and is being amortized over 15 years for tax purposes. In consideration for the Chicago Assets and pursuant to the Asset Agreement, the Company (i) assumed certain specified liabilities of Chicago Cycle, and (ii) agreed to pay to Chicago Cycle $2,925,000, as follows:

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002

      (a) $1,250,000 at the closing of the Acquisition (the "Initial Payment"), and

      (b) $1,675,000 through the issuance to Chicago Cycle of a 6%, $1,625,000 aggregate principal amount promissory note (the "Note"). The principal amount of the Note matures as follows:

            (iv)  $500,000 on July 29, 2004

            (v)   $250,000 on October 29, 2004, and

            (vi) the remaining $925,000, plus accrued but unpaid interest on April 30, 2005.

The Note is secured by a second lien on the Chicago Assets pursuant to a Commercial Security Agreement dated as of April 30, 2004, by and among the Company and Chicago Cycle, and guaranteed pursuant to a Guaranty dated April 30, 2004 by and among Chicago Cycle, the Company, Russell Haehn and Gregory Haehn, the current executive officers and controlling shareholders of the Company (each an "Executive", and, collectively, the "Executives").

To fund the $1,250,000 Initial Payment, the Company pursuant to a Term Note dated March 12, 2004, by and among the Company and The Fifth Third Bancorp Bank (the "Bank") borrowed $1,250,000 (the "Initial Loan") from the Bank. The Initial Loan, which matured on May 31, 2004, was refinanced with the Bank through a term loan, which matures on May 31, 2010 (the "Term Loan"), which bears interest at the rate of prime plus one percent (1%) per annum. The Company's payment obligations under the Term Loan are guaranteed by the Executives pursuant to a Secured Continuing Unlimited dated as of March 12, 2004 by each Executive and the Bank. The Loan is also secured pursuant to a Security Agreement dated March 12, 2004 by and between the Bank and the Company, by a first priority lien on all the assets of the Company (including, but not limited to, the Chicago Assets).

In connection with the Acquisition and pursuant to the Asset Purchase Agreement, the Company entered into a Non-Competition Agreement ("Non-Competition Agreement"), dated April 30, 2004 with Mr. Haubner (effective January 1, 2005), pursuant to which Mr. Haubner agreed to limit his business activities to those not competing with Chicago Cycle until December 31, 2006. In consideration for the Non-Competition Agreement, the Company agreed to pay Mr. Haubner a monthly fee of $20,833 for 24 months for a total of $500,000.

The following unaudited pro forma information for the years ended December 31, 2004 and 2003 has been presented as if the acquisition occurred on December 31, 2002. The unaudited pro forma information does not necessarily represent the actual results that would have been achieved had the companies been combined at December 31, 2002, nor may they be indicative of future operations.

                             GIANT MOTORSPORTS, INC.

                        December 31, 2004, 2003 and 2002
                               FOR THE YEARS ENDED
                                  DECEMBER 31,

                                                    2004              2003
                                               ---------------   ---------------

Revenues                                       $    85,760,237   $    86,649,493
                                               ===============   ===============

Net Income                                     $     1,021,985   $       702,427
                                               ===============   ===============

Net income per share

            Basic                              $         0.098   $         0.067
                                               ===============   ===============
            Diluted                            $         0.085   $         0.067
                                               ===============   ===============

Weighted average common
            shares outstanding
                                                    10,425,000        10,425,000
                                               ===============   ===============

NOTE N - SUBSEQUENT EVENTS

The Company is moving its Chicago subsidiary to a 125,000 square foot building in Skokie, Illinois in 2005. The Company entered into a ten-year lease with a ten-year renewal option for the building on October 26, 2004 and is expected to move into the building in April 2005. The payments on the lease will commence in July 2005 at a monthly rent of $33,333 through May 2006 then increasing to $40,000 per month from June 2006 through May 2007, $45,000 per month from June 2007 through May 2008, $46,667 from June 2008 through May 2009 and then increasing 3% annually for the remaining term of the lease. The Company will also be liable for a proportionate share of expenses and taxes over a specified amount.

NOTE O - RESTATEMENT

The Company has restated it previously issued consolidated financial statements for the year ended December 31, 2003 to properly reflect the activity for the reverse merger between American Busing Corporation and W.W. Cycles, Inc. The effect of this restatement was to re-class various components within the stockholders' equity section of the balance sheet and to recalculate the weighted average common shares outstanding. This change had no effect on net income for the year ended December 31, 2003 or the financial position of the Company as of December 31, 2003. The Company corrected the amount of shares issued in the reverse merger in 2003, as the shares were issued in 2004, but inadvertently recorded in 2003.

                             GIANT MOTORSPORTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                     Restated
                                                  Sept. 30, 2005   Dec. 31, 2004
                                                     Unaudited        Audited
                                                  --------------   -------------
                                  ASSETS

CURRENT ASSETS
     Cash and cash equivalents                      $   703,605      $ 1,862,187
     Accounts receivable, net                         3,375,001        2,465,369
     Accounts receivable, affiliates                    249,966           65,823
     Inventories                                     17,316,251       16,538,087
     Accounts receivable, employees                      24,138               --
     Notes receivable, officers                         147,216          254,029
     Deferred federal income taxes                        8,500            8,500
     Prepaid expenses                                    35,369           61,875
                                                    -----------      -----------
                            TOTAL CURRENT ASSETS     21,860,046       21,255,870
                                                    -----------      -----------

FIXED ASSETS, NET                                     1,845,008        1,105,667
                                                    -----------      -----------

OTHER ASSETS
     Intangibles, net                                 1,621,450        1,588,950
     Deferred federal income taxes                        1,600               --
     Deposits                                            48,000           67,240
                                                    -----------      -----------
                              TOTAL OTHER ASSETS      1,671,050        1,656,190
                                                    -----------      -----------
                                                    $25,376,104      $24,017,727
                                                    ===========      ===========

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                             GIANT MOTORSPORTS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)

                                                                                                     Restated
                                                                                                  Sept. 30, 2005       Dec. 31, 2004
                                                                                                     Unaudited            Audited
                                                                                                   ------------         ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Notes payable                                                                                  $    674,863         $  1,425,000
    Notes payable, floor plans                                                                       15,474,363           17,788,706
    Note payable, officer                                                                               236,316                   --
    Accounts payable, trade                                                                           1,851,247            1,226,986
    Accrued expenses                                                                                    314,656              172,281
    Accrued warranty                                                                                     22,500               90,000
    Accrued income taxes                                                                                694,300              393,300
    Customer deposits                                                                                   352,142              344,140
    Current portion of long-term debt                                                                   214,760              214,760
                                                                                                   ------------         ------------
                                                                      TOTAL CURRENT LIABILITIES      19,835,147           21,655,173

DEFERRED FEDERAL INCOME TAXES                                                                                --               37,400

LONG-TERM DEBT, NET                                                                                     837,600              996,267
                                                                                                   ------------         ------------
                                                                              TOTAL LIABILITIES      20,672,747           22,688,840
                                                                                                   ------------         ------------

COMMITMENTS - NOTE J

STOCKHOLDERS' EQUITY
    Preferred stock, $.001 par value, authorized 5,000,000 shares
         5,000 shares designated Series A Convertible, $1,000 stated value
         2,870 shares issued and outstanding at September 30, 2005, 0 shares
         issued at December 31, 2004                                                                  2,870,000                   --
    Discount on preferred stock                                                                      (1,343,160)                  --
    Common stock, $.001 par value, authorized 75,000,000 shares
         10,445,000 shares at issued and outstanding at September 30, 2005
         and 10,425,000 shares issued and outstanding at December 31, 2004                               10,445               10,425
    Additional paid-in-capital                                                                               --            1,014,534
    Additional paid-in-capital - Options                                                                109,442                   --
    Additional paid-in capital - Warrants                                                             2,020,480                   --
    Additional paid-in capital - Beneficial conversions                                               2,870,000                   --
    Issuance costs on preferred series A convertible                                                   (786,762)                  --
    Retained earnings (Deficit)                                                                      (1,047,088)             303,928
                                                                                                   ------------         ------------
                                                                     TOTAL STOCKHOLDERS' EQUITY       4,703,357            1,328,887
                                                                                                   ------------         ------------
                                                                                                   $ 25,376,104         $ 24,017,727
                                                                                                   ============         ============

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                             GIANT MOTORSPORTS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
         For the nine and three months ended September 30, 2005 and 2004

                                                                      Nine Months Ended                    Three Months Ended
                                                                  September 30,    September 30,     September 30,     September 30,
                                                                   Restated                           Restated
                                                                      2005              2004             2005              2004
                                                                 ------------      ------------      ------------      ------------
                                                                 (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
OPERATING INCOME
    Sales                                                        $ 81,480,719      $ 58,937,527      $ 26,397,387      $ 25,773,937
    Finance, insurance and extended service revenues                2,304,164         1,339,985           852,118           551,150
                                                                 ------------      ------------      ------------      ------------
                                         TOTAL OPERATING INCOME    83,784,883        60,277,512        27,249,505        26,325,087

COST OF MERCHANDISE SOLD                                           73,271,992        52,996,143        23,331,187        23,099,271
                                                                 ------------      ------------      ------------      ------------
                                                   GROSS PROFIT    10,512,891         7,281,369         3,918,318         3,225,816
                                                                 ------------      ------------      ------------      ------------

OPERATING EXPENSES
    Selling expenses                                                5,788,545         3,705,101         2,176,542         1,762,275
    General and administrative expenses                             2,931,266         1,916,998         1,060,287           741,949
                                                                 ------------      ------------      ------------      ------------
                                                                    8,719,811         5,622,099         3,236,829         2,504,224
                                                                 ------------      ------------      ------------      ------------
                                         INCOME FROM OPERATIONS     1,793,080         1,659,270           681,489           721,592
                                                                 ------------      ------------      ------------      ------------

OTHER INCOME AND (EXPENSE)
    Other income, net                                                  99,560            17,313            65,420             9,940
    Interest expense, net                                            (601,933)         (508,369)         (181,183)         (202,296)
                                                                 ------------      ------------      ------------      ------------
                                                                     (502,373)         (491,056)         (115,763)         (192,356)
                                                                 ------------      ------------      ------------      ------------
                                     INCOME BEFORE INCOME TAXES     1,290,707         1,168,214           565,726           529,236

INCOME TAXES                                                          413,000           485,700           240,000           240,100
                                                                 ------------      ------------      ------------      ------------

                                                     NET INCOME       877,707           682,514           325,726           289,136

BENEFICIAL CONVERSION                                               2,870,000                --         2,870,000                --
                                                                 ------------      ------------      ------------      ------------

                                        NET INCOME ATTRIBUTABLE
                                         TO COMMON SHAREHOLDERS  $ (1,992,293)     $    682,514      $ (2,544,274)     $    289,136
                                                                 ============      ============      ============      ============

                                       BASIC EARNINGS PER SHARE  $      (0.19)     $       0.07      $      (0.24)     $       0.03
                                                                 ============      ============      ============      ============

                                     DILUTED EARNINGS PER SHARE  $      (0.19)     $       0.06      $      (0.24)     $       0.03
                                                                 ============      ============      ============      ============

                            WEIGHTED AVERAGE SHARES OUTSTANDING

                                                          BASIC    10,432,839        10,425,000        10,445,000        10,425,000
                                                                 ============      ============      ============      ============
                                                        DILUTED    10,432,839        11,351,740        10,445,000        11,425,000
                                                                 ============      ============      ============      ============

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                             GIANT MOTORSPORTS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
              For the nine months ended September 30, 2005 and 2004

                                                                            Restated
                                                                               2005                   2004
                                                                           -----------            -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                             $   877,707            $   682,514
    Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation                                                               238,789                109,420
    Amortization                                                                97,500                     --
    Deferred federal income taxes                                              (39,000)              (273,300)
    Issuance of common stock for services                                       11,600                     --
    (Increase) in accounts receivable, net                                    (909,632)            (2,793,656)
    (Increase) in accounts receivable, employees                               (24,138)                    --
    (Increase) in inventories                                                 (778,164)            (3,257,721)
    (Increase) decrease in accounts receivable affiliates                     (184,143)               315,343
    (Increase) decrease in prepaid expenses                                     26,506                (91,339)
    Decrease (increase) in deposits                                             19,240                (25,000)
    Increase (decrease) in customer deposits                                     8,002                656,883
    Increase in deferred service contract income                                    --                765,170
    Increase in accounts payable trade                                         546,424                167,102
    Increase in accounts payable affiliate                                          --                      0
    Increase in accrued income taxes                                           301,000                559,000
    Increase in accrued expenses                                               142,375                 66,094
    Decrease in accrued warranty                                               (67,500)                    --
                                                                           -----------            -----------
                     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       266,566             (3,119,490)
                                                                           -----------            -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of fixed assets                                                  (734,558)              (681,243)
    Covenant not to compete incurred                                          (130,000)
                                                                           -----------            -----------
                                 NET CASH (USED IN) INVESTING ACTIVITIES      (864,558)              (681,243)
                                                                           -----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Short-term borrowings (payments) on notes                                 (750,137)                24,000
    Increase (decrease) in floor plan liability                             (2,314,343)             3,705,464
    Long-term borrowings on note                                                    --              1,250,000
    Payments on long-term debt                                                (158,667)               (66,830)
    Payments on note payable to officer                                         (7,256)                    --
    (Increase) decrease in notes receivable from officers                      106,813               (122,842)
    Distributions                                                                   --               (366,000)
    Net proceeds from preferred stock issuance                               2,563,000                     --
    Issue 1,000,000 stock warrants                                                  --                 15,000
    Repurchase 8,000,000 shares of common stock                                     --                (21,250)
                                                                           -----------            -----------
                     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES      (560,590)             4,417,542
                                                                           -----------            -----------
                    NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS    (1,158,582)               616,809

    CASH AND CASH EQUIVALENTS, beginning of Period                           1,862,187                587,917
                                                                           -----------            -----------
    CASH AND CASH EQUIVALENTS, end of Period                               $   703,605            $ 1,204,726
                                                                           ===========            ===========

OTHER SUPPLEMENTARY CASH FLOW INFORMATION
    Beneficial equity conversion                                           $ 2,870,000            $        --
                                                                           ===========            ===========
    Short-term borrowings incurred for the acquisition of assets           $        --            $ 1,675,000
                                                                           ===========            ===========
    Note payable to officer incurred for the acquisition of assets         $   243,572            $        --
                                                                           ===========            ===========
    Income taxes paid                                                      $   151,000            $        --
                                                                           ===========            ===========
    Interest paid                                                          $   395,406            $   515,720
                                                                           ===========            ===========
    Stock issued for outside services                                      $    11,600            $        --
                                                                           ===========            ===========

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                             GIANT MOTORSPORTS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual consolidated statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2004 audited financial statements and accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Organization:

Giant Motorsports, Inc., (the Company) through its wholly owned subsidiaries, W.W. Cycles, Inc. doing business as Andrews Cycles and Chicago Cycles, Inc. doing business as Chicago Cycle Center, operates two retail dealerships of motorcycles, all terrain vehicles, scooters and personal watercraft in northeastern Ohio and northern Illinois. On December 30, 2003, the stockholders of W.W. Cycles, Inc. entered into a Stock Purchase and Reorganization Agreement in which effective January 16, 2004 W.W. Cycles, Inc. was issued an aggregate of 7,850,000 restricted shares of common stock, $.001 par value, of American Busing Corporation in exchange for all of the outstanding shares of the common stock of the Company, resulting in W.W. Cycles, Inc. becoming a wholly-owned subsidiary of American Busing Corporation. The acquisition was accounted for as a reverse merger whereby, for accounting purposes, WW Cycles, Inc. is considered the accounting acquirer and the historical financial statements of WW Cycles, Inc. became the historical financial statements of Giant Motorsports, Inc. Effective April 5, 2004 American Busing Corporation changed its name to Giant Motorsports, Inc. On April 30, 2004, Giant Motorsports, Inc. acquired substantially all of the assets and certain liabilities of Chicago Cycle Center pursuant to an Asset Purchase Agreement and entered into a Non-Competition Agreement with one of the former owners and entered into an Employment Agreement with the other former owner.

                             GIANT MOTORSPORTS, INC.

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation:

The condensed consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:

Cash and cash equivalents include amounts held in demand deposit accounts and overnight investment accounts. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Contracts in Transit:

Contracts in transit represent customer finance contracts evidencing loan agreements or lease agreements between the Company, as creditor, and the customer, as borrower, to acquire or lease a vehicle whereby a third-party finance source has given the Company initial, non-binding approval to assume the Company's position as creditor. Funding and approval from the finance source is provided upon the finance source's review of the loan or lease agreement and related documentation executed by the customer at the dealership. These finance contracts are typically funded within ten days of the initial approval of the finance transaction by the third-party finance source. The finance source is not contractually obligated to make the loan or lease to the customer until it gives its final approval and funds the transaction. Until such final approval is given, contracts in transit represent amounts due from the customer to the Company. See Note B for additional information.

Allowance for Doubtful Accounts:

Accounts are written off when management determines that an account is uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is determined to reduce the Company's receivables to their carrying value, which approximates fair value. The allowance is estimated based on historical collection experience, specific review of individual customer accounts, and current economic and business conditions. Historically, the Company has not incurred any significant credit related losses. Management has determined that an allowance of $25,000 is necessary at September 30, 2005.

Revenue Recognition:

Vehicle Sales:

The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and when parts are delivered. Sales promotions that are offered to customers are accounted for as a reduction to the sales price at the time of sale. Incentives, rebates and holdbacks offered by manufacturers directly to the Company are recognized at the time of sale if they are vehicle specific, or as earned in accordance with the manufacturer program rules and are recorded as a reduction of cost of merchandise sold.

                             GIANT MOTORSPORTS, INC.

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued):

Finance, Insurance and Extended Service Revenues:

The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers and the interest rates set by the financing institution. The Company also receives commissions from the sale of various third party insurance products to customers and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the ultimate amount of chargebacks the Company will be required to pay. Such estimates of chargeback experience is based on our historical chargeback expense arising from similar contracts. The Company also acts as the warrantor on certain extended service contracts and defers the revenue and recognized it over the life of the contract on a straight-line basis.

Fair Value of Financial Instruments:

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt, including floor plan notes payable. The carrying amount of all significant financial instruments approximates fair value due either to length or maturity or variable interest rates that approximate prevailing market rates.

Inventories:

Parts and accessories inventories are stated at the lower of cost or market using the first-in, first-out method. Vehicle inventories are stated at the lower of cost or market using the specific identification method.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable.

The Company's policy is to review the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy. In the ordinary course of business, the Company has bank deposits and overnight repurchase agreements that may exceed federally insured limits. At September 30, 2005, the Company had $1,762,088 in excess of the federally insured limit.

                             GIANT MOTORSPORTS, INC.

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk(continued):

Concentration of credit risk, with respect to accounts receivable-customers, is limited through the Company's credit evaluation process. The Company reviews the credit history before extending credit. Generally, the Company does not require collateral from its customers

Property and Equipment:

Property, equipment, and leasehold improvements are stated at cost. Maintenance and repairs that do not add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred. Gains or losses on the disposal of property and equipment are included in the determination of income.

Depreciation of property and equipment and amortization of leasehold improvements are provided using the straight-line method over the following estimated useful lives:

      Fixtures, and equipment................................   3-7 years

      Vehicles ..............................................     5 years

      Leasehold Improvements.................................    10 years

Goodwill And Other Intangible Assets:

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 142 "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supercedes APB opinion No. 17, "Intangible Assets". It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in the financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company, in its acquisitions, recognized $1,588,950 of goodwill. The Company performs its annual impairment test for goodwill at year-end. In addition, the Company acquired a Non-Compete Agreement in the amount of $500,000. Originally the Agreement was to be amortized over two (2) years, expiring on December 31, 2006. However, the holder of the Non-Compete Agreement has violated the agreement. The carrying value has been written down to $130,000 and will be amortized through the end of 2005.

                                    Gross Carrying     Accumulated
                                         Amount       Amortization
                                    --------------    ------------

      Non-Compete Agreements           $  130,000      $   97,500

      Goodwill                         $1,588,950      $      -0-

                             GIANT MOTORSPORTS, INC.

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes:

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

At September 30, 2005, income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between income for financial reporting and income tax purposes.

Advertising Costs:

Advertising costs are expensed when incurred. Charges to operations amounted to $1,653,923 and $815,241 for the nine months ended September 30, 2005 and 2004 respectively.

Earnings (loss) Per Share of Common Stock:

Historical net income per share is computed using the weighted average number of shares of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

                                                                                Nine Months Ended
                                                                      September 30          September 30
                                                                         2005                    2004
                                                                      ------------           ------------
        Net  Income (loss)                                            $ (1,992,293)          $    682,514
                                                                      ============           ============

Weighted-average common shares outstanding (Basic)                      10,432,839             10,425,000

        Weighted-average common stock equivalents:
                           Warrants                                            -0-                926,740
                                                                      ------------           ------------

        Weighted-average common shares outstanding (Diluted)            10,432,839             11,351,740
                                                                      ============           ============

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             GIANT MOTORSPORTS, INC.

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE B - ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of receivables due from customers and dealers, manufactures, employees, and finance companies for contracts in transit and is net of an allowance for doubtful accounts of $25,000 at September 30, 2005.

NOTE C - INVENTORIES

Inventories consisted of vehicles and parts and accessories.

NOTE D - FIXED ASSETS

Fixed assets consisted of the following:

                                                               September 30
                                                                  2005
                                                               ------------
      Fixtures and equipment                                    $1,885,531
      Vehicles                                                     350,747
      Leasehold improvements                                       264,328
                                                                ----------
                                                                 2,500,606
      Less accumulated depreciation                                655,598
                                                                ----------
                      NET FIXED ASSETS                          $1,845,008
                                                                ==========

Depreciation expense charged to operations amounted to $238,789 for the nine months ended September 30, 2005.

NOTE E - NOTES RECEIVABLE OFFICERS

Notes receivable officers consisted of advances to officers and advances to companies that the officers own bearing interest at 6% with no stipulated repayment terms. Interest income on these notes amounted to $8,259 for the nine months ended September 30, 2005. As of December 31, 2005 the loans have been repaid. The interest income was "netted" against interest expense for financial statement purposes.

                             GIANT MOTORSPORTS, INC.

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE F - NOTES PAYABLE - FLOOR PLANS

The Company has various floor plan financing agreements aggregating $15,474,363 at September 30, 2005. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 3% to 18% at September 30, 2005). Principle payments are due upon the sale of the specific unit financed. The floor plans are collateralized by substantially all corporate assets.

NOTE G - NOTES PAYABLE

Notes payable consisted of a $425,000 loan payable to Kings Motorsports, Inc. at September 30, 2005 for the purchase of the assets of Chicago Cycles, Inc. bearing interest at 6%, payable in full April 30, 2005. This note has been renegotiated with regards to the repayment terms. It has been extended until April 2006. The note has been paid in full as of October 13, 2005.

The Company has a $250,000 revolving line of credit with a bank, which aggregates $249,863 at September 30, 2005. The revolving line of credit has no stipulated repayment terms. This loan bears interest at prime (6.75% at September 30, 2005) plus one percent and is collateralized by substantially all of the Company's assets.

NOTE H - NOTE PAYABLE - OFFICER

Note payable to officer consisted of non-interest bearing advances from an officer of the Company with no stipulated repayment terms. It is anticipated the loans will be repaid by December 31, 2005.

NOTE I - LONG-TERM DEBT

Long-term debt consisted of various notes aggregating $1,052,360 at September 30, 2005. This amount matures at various times ranging from 2005 to 2009, bearing interest at various rates ranging from 7.25% to 8% per year. The notes are collateralized by substantially all of the Company's assets. The short-term portion of long-term debt amounted to $214,760 as of September 30, 2005.

                             GIANT MOTORSPORTS, INC.

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE J - LEASES

The Company leases its Illinois subsidiary retail facility under a ten year agreement with a ten year renewal option. The payments on the lease will commence in August 2005 at a monthly rent of $33,333 through May 2006 then increasing to $40,000 per month from June 2006 through May 2007, $45,000 per month from June 2007 through May 2008, $46,667 from June 2008 through May 2009 and then increasing 3% annually for the remaining term of the lease. The Company will also be liable for a proportionate share of expenses and taxes over a specified amount.

The following is a summary of future minimum lease payments under operating leases that have initial or remaining noncancelable terms in excess of one year as of September 30, 2005:

        YEAR ENDING                                                AMOUNT
        -----------                                              ----------
            2005                                                 $  156,367
            2006                                                    875,093
            2007                                                    947,209
            2008                                                    986,159
            2009                                                  1,009,810
            2010                                                  1,032,905
                                                                 ----------
                                                                 $5,007,542
                                                                 ==========
NOTE L - INCOME TAXES

Income taxes (credit) consisted of the following:

                                                                   2005
                                                                ---------
      Federal:
        Current                                                 $ 411,000
        Deferred                                                  (31,500)
                                                                ---------
                                                                  379,500
      State:
        Current                                                    41,000
        Deferred                                                   (7,500)
                                                                ---------
                                                                   33,500
                    TOTAL                                       $ 413,000

Income taxes paid amounted to $151,000 for the nine months ended September 30, 2005.

                             GIANT MOTORSPORTS, INC.

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE K - INCOME TAXES (CONTINUED)

Deferred tax assets (liabilities) consisted of the following:

                                                                      2005
                                                                    --------
      Deferred tax assets - current and long-term:

             Goodwill and depreciation                              $  1,600
                                                                    ========

NOTE L - RELATED PARTY TRANSACTIONS

Related Party Transactions:

      Accounts receivable, affiliates consisted of the following:

                                                                      2005
                                                                    --------
            Noninterest bearing advances to Marck's Real
                Estate, LLC., a limited liability company
                affiliated through common ownership
                  interest to be repaid within one year             $249,966
                                                                    ========

Note receivable officers amounted to $147,261 at September 30, 2005 (See Note
E).

Note payable officer amounted to $236,316 at September 30, 3005 (See Note I).

The Company leases its Ohio subsidiary retail facility from a shareholder under a five-year agreement with two five-year renewal terms. Charges to operations amounted to $171,000 for the nine months ended September 30, 2005.

NOTE M - COMMON STOCK

The Company has 75,000,000 shares of common stock authorized, with 10,445,000 shares issued and outstanding at September 30, 2005. During the nine months ended September 30, 2005, the Company issued 10,000 shares of common stock each to two individuals who have performed outside services for the Company. The stock was issued on June 16, 2005 when the fair market value of the stock was $0.57 per share.

                             GIANT MOTORSPORTS, INC.

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE N - PREFERRED STOCK

The Company has 5,000,000 shares of preferred stock authorized, with a par value of $.001 per share. Included in these 5,000,000 shares are 5,000 authorized shares of Series A Convertible Preferred stock, of which 2,870 shares are issued and outstanding at September 30, 2005. On September 16, 2005, the Company issued 2,870 shares of Series A Convertible Preferred stock with a stated value of $1,000 to accredited investors in a private placement offering. Each share of Series A Convertible Preferred Stock is convertible into 2,000 shares of the Company's common stock.

The Company also issued in the private placement (i) warrants allowing the investors to purchase up to 5,740,000 shares of the Company's common stock, and
(ii) an option allowing the placement agent to purchase 287 shares of Series A Convertible Preferred Stock, and warrants to purchase up to 574,000 shares of common stock.

In connection with the private placement warrants, the Company reported a beneficial conversion in the amount of $2,870,000 as a constructive dividend associated with the preferred stock.

The net proceeds of the issuance of the preferred stock were allocated based on the relative fair values of each equity instrument using the Black-Scholes Pricing Model and current market values where applicable. The preferred stock conversion price was less than the market value based on these valuations on the date of issuance; accordingly a preferred stock discount resulted from the allocation of the net proceeds to the other equity instruments issued. This discount will be amortized over the life of the warrants.

NOTE O - ACQUISITION OF KINGS MOTOTRSPORTS, INC.

On April 30, 2004, pursuant to an Asset Purchase Agreement (the "Asset Agreement"), dated April 30, 2004 by and among the Company, King's Motorsports, Inc., d/b/a Chicago Cycle ("Chicago Cycle"), Jason Haubner and Jerry Fokas, the two (2) shareholders of Chicago Cycle, the Company acquired (the "Acquisition"), substantially all of the assets of Chicago Cycle (the "Chicago Assets"). This acquisition had been sought primarily to gain a larger market share of the motorcycle industry. Through the acquisition, goodwill of $1,588,950 was recognized, and is being amortized over 15 years for income tax purposes. In consideration for the Chicago Assets and pursuant to the Asset Agreement, the Company (i) assumed certain specified liabilities of Chicago Cycle, and (ii) agreed to pay to Chicago Cycle $2,925,000, as follows:

      (a) $1,250,000 at the closing of the Acquisition (the "Initial Payment"), and

      (b) $1,675,000 through the issuance to Chicago Cycle of a 6% $1,675,000 aggregate principal amount promissory note (the "Note"). The principal amount of the Note matures as follows:

      (i)   $500,000 on July 29, 2004

      (ii)  $250,000 on October 29, 2004, and

      (iii) the remaining $925,000, plus accrued but unpaid interest on April 30, 2005.

                             GIANT MOTORSPORTS, INC.

                           September 30, 2005 and 2004
                                   (UNAUDITED)

NOTE O - ACQUISITION OF KINGS MOTOTRSPORTS, INC (Continued)

The Note is secured by a second lien on the Chicago Assets pursuant to a Commercial Security Agreement dated as of April 30, 2004, by and among the Company and Chicago Cycle, and guaranteed pursuant to a Guaranty dated April 30, 2004 by and among Chicago Cycle, the Company, Russell Haehn and Gregory Haehn, the current executive officers and controlling shareholders of the Company (each an "Executive", and, collectively, the "Executives").

To fund the $1,250,000 Initial Payment, the Company pursuant to a Term Note dated March 12, 2004, by and among the Company and The Fifth Third Bancorp Bank (the "Bank") borrowed $1,250,000 (the "Initial Loan") from the Bank. The Initial Loan, which matured on May 31, 2004, was refinanced with the Bank through a term loan, which matures on May 31, 2010 (the "Term Loan"), which bears interest at the rate of prime plus one percent (1%) per annum. The Company's payment obligations under the Term Loan are guaranteed by the Executives pursuant to a Secured Continuing Unlimited dated as of March 12, 2004 by each Executive and the Bank. The Loan is also secured pursuant to a Security Agreement dated March 12, 2004 by and between the Bank and the Company, by a first priority lien on all the assets of the Company (including, but not limited to, the Chicago Assets).

In connection with the Acquisition and pursuant to the Asset Purchase Agreement, the Company entered into a Non-Competition Agreement ("Non-Competition Agreement"), dated April 30, 2004 with Mr. Haubner, pursuant to which Mr. Haubner agreed to limit his business activities to those not competing with Chicago Cycle until December 31, 2006. In consideration for the Non-Competition Agreement, the Company agreed to pay Mr. Haubner a monthly fee of $20,833. Effective June 15, 2005, Mr. Haubner has violated the Agreement. The Company has negotiated a total amount to be assigned to the Non-Competition Agreement of $130,000, which will be paid through the end of 2005.

NOTE P - SUBSEQUENT EVENTS

The Company has renegotiated the terms and payoff amount with Kings Motorsports, Inc. The balance of the loan, which amounted to $425,000, was due in full on April 30, 2005. The balance was subsequently paid in full on October 13, 2005. In addition, the loans from the shareholders has been repaid in December 2005.

NOTE Q - RESTATEMENT

The Company has reclassified elements of the Stockholders Equity section of the balance sheet to reflect the beneficial conversion and other aspects associated with the issuance of the preferred series A shares and warrants. Additionally, the Statement of operations has been amended to reflect the beneficial conversion applied to the preferred stock. This beneficial conversion resulted in a reduction of $2,870,000 that would have been applicable to common shareholders. The restatements had no effect on the total income, loss, or total equity. However, earnings per share for common shareholders decreased from $.08 to $(0.19).

                        26,356,000 SHARES OF COMMON STOCK

                                       AND

              WARRANTS TO PURCHASE 6,314,000 SHARES OF COMMON STOCK

                                       OF

                             GIANT MOTORSPORTS, INC.

DEALER PROSPECTUS DELIVERY OBLIGATIONS

      Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      The estimated expenses of the registration, all of which will be paid by the Company, are as follows:

                           SEC Filing fee             $    2,157.88

                  Accounting Fees and Expenses        $   25,000.00
                  Legal Fees and Expenses including   $   50,000.00
                    those of counsel to the Selling
                    Shareholders
                  Miscellaneous Expenses              $    5,000.00
                                                      -------------

                                    TOTAL             $   82,157.88

Item 14 Indemnification of Directors and Officers.

      Section 78.138(7) of the Nevada Revised Statutes states that, unless a corporation's articles of incorporation provide differently, the directors and officers of a Nevada corporation are not individually liable to the corporation, its shareholders or its creditors for any damages resulting from the director's or officer's act or failure to act, unless it is proven that: (i) the director's or officer's act or failure to act constituted a breach of his or her fiduciary duties; and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Articles contain a provision eliminating our directors' and officers' liability to us and to our shareholders (a) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) for the payment of dividends or other distributions in violation of the Nevada Revised Statutes.

      Section 78.7502 of the Nevada Revised Statutes requires a corporation to indemnify a director or officer who has been successful on the merits or otherwise in defense of any proceeding to which he or she is made a party by reason of his or her service as a director or officer. Nevada law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service as directors or officers (including a proceeding brought by or in the right of the corporation), but only if: (i) their liability is not the result of a breach of fiduciary duties involving intentional misconduct, fraud or a knowing violation of law or
(ii) they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A Nevada corporation may not indemnify directors or officers for final, non-appealable, adverse judgments in a suit by or in the right of the corporation unless a court orders determines that indemnification would be fair and reasonable, but then only for expenses.

      In addition, Section 78.751 of the Nevada Revised Statutes permits a corporation, if provided in its Articles of Incorporation or By-laws, to advance reasonable expenses to a director or officer before a final disposition of a proceeding, but only upon the corporation's receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she was not entitled to indemnification.


                                Part II - Page 1

      Our Articles provide for the indemnification of any person entitled to indemnification pursuant to the Nevada Revised Statutes, to the fullest extent permitted thereunder.

      The Company does not currently maintain director and officer liability insurance, as permitted by the Nevada Revised Statutes. The Company has agreed with the placement agent in the September 2005 Private Placement to obtain and maintain a liability insurance policy affording coverage for the acts of its officers and directors in an amount not less than $1,500,000, on or around the date that any designee of said placement agent commences serving on the board of directors.

      Each Selling Shareholder has agreed to indemnify the Company against certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933, the Securities Exchange Act of 1934 or state law.

Item 15. Recent Sales of Unregistered Securities

      In September 2005, the Company sold to accredited investors in a private placement offering (the "September 2005 Private Placement"), 2,870 shares of its newly-designated Series A Convertible Preferred Stock, stated value $1,000 per share (the "Series A Shares"), and common stock purchase warrants (the "Series A Warrants") to purchase up to of 5,740,000 shares of Company's common stock, resulting in the receipt by the Company of $2,870,000 of gross proceeds. In connection with HCFP/Brenner Securities LLC's acting as placement agent in the September 2005 Private Placement, the Company paid it commissions of $229,600 and a nonaccountable expense allowance of $57,400. Additionally, the Company issued the placement agent an option to purchase 287 Series A Shares and Series A Warrants to purchase up to 574,000 shares of common stock. After deduction of all offering expenses, including the placement agent's commissions and nonaccountable expense allowance, the Company received net proceeds of $2,485,163. The securities sold by the Company in the September 2005 Private Placement were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the provisions of Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Sales of these securities were made pursuant to the provisions of Rule 506 of Regulation D which provides for an exemption from registration under the Securities Act of 1933, for sales of securities to no more than 35 "accredited investors" (as such term is defined in Rule 501 of Regulation D). Based on the information provided by the investors in the September 2005 Private Placement in their subscription documents, the Company sold securities to 15 accredited investors in compliance with the provisions of Regulation D and filed a Form D with the Securities and Exchange Commission reporting this sale.

      On April 20, 2004, as partial consideration for a bridge loan in the principal amount of $500,000, the Company issued to the lender a five-year warrant to purchase 100,000 shares of common stock, at an exercise price of $2.25 per share. This warrant was exempt from registration under the Securities Act, pursuant to the provisions of Section 4(2) of the Securities Act.

      As partial consideration for certain financial advisory services provided in connection with the acquisition of W.W. Cycles, the Company issued to Moneta Capital LLC, an unaffiliated entity, a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share. This warrant was exempt from registration under the Securities Act, pursuant to the provisions of
Section 4(2) of the Securities Act.


                                Part II - Page 2

      On January 16, 2004, the Company acquired all of the issued and outstanding shares of W.W. Cycles, Inc., the corporate entity that conducts business under the name "Andrews Cycles" ("W.W. Cycles"), from Gregory A. Haehn and Russell A. Haehn, our current officers and directors, and one other employee of W.W. Cycles, in exchange for the Company's issuance of an aggregate of 7,850,000 shares of common stock, which resulted in W.W. Cycles' becoming a wholly-owned subsidiary of the Company. These shares were exempt from registration under the Securities Act, pursuant to the provisions of Section 4(2) of the Securities Act.

      On June 13, 2003, American Busing Corporation ("ABC"), our predecessor business, issued 25,000 shares of common stock to an attorney in consideration for legal services provided. These shares were exempt from registration under the Securities Act, pursuant to the provisions of Section 4(2) of the Securities Act. The attorney to whom these shares were issued is not a Selling Shareholder in the prospectus forming a part of this Registration Statement, nor are any of such shares being registered hereunder.

      On November 12, 2002, ABC issued 8,000,000 shares of common stock to Mr. Edmond Forister the then sole director and majority shareholder of ABC, at an offering price of $0.0000012 per share for gross offering proceeds of $10.00 and other good and valuable consideration. These shares were exempt from registration under the Securities Act , pursuant to the provisions of Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 16. Exhibits

2.1   Stock Purchase and Reorganization Agreement dated as of December 30, 2003
      (1).

2.2   Repurchase Agreement dated December 30, 2003 (1).

2.3   Stock Purchase Agreement dated as of December 30, 2003 (1).

2.4   Share Purchase Agreement dated as of December 30, 2003 (1).

2.5   Asset Purchase Agreement dated April 2004 (Exhibit 2.1) (2).

3.1   Restated Articles of Incorporation of Giant Motorsports, Inc. (3).

3.2   Bylaws of Giant Motorsports, Inc. (4).

4.1 Form of Warrant for 1,000,000 shares of common stock dated January 20, 2004 (1).

4.2   Form of Warrant for 100,000 shares of common stock dated April 19, 2004
      (5).

4.3 Stock Option Agreement with Russell A. Haehn (1,000,000 shares) (Exhibit 4.2) (6).

4.4 Stock Option Agreement with Gregory A. Haehn (500,000 shares) (Exhibit 4.3) (6).

4.5 Certificate of Designation of Series A Convertible Preferred Stock (Exhibit 99.1) (7).

4.6   Form of Investor Warrant (September 2005 Private Placement) (Exhibit 99.2)
      (7).

4.7   Form of Purchase Option (September 2005 Private Placement) (Exhibit 99.3)
      (7).

4.8 Registration Rights Agreement (September 2005 Private Placement (Exhibit 99.4) (7).

4.9   Specimen stock certificate for shares of common stock.*

4.10  Specimen stock certificate for Series A Shares.*

5.1   Opinion of Gusrae, Kaplan, Bruno & Nusbaum, PLLC.*

10.1 Agency Agreement between Giant Motorsports, Inc. and HCPF/Brenner Securities LLC dated September 9, 2005*

20.1 Secured Promissory Note dated April 2004 in the principal amount of $1,675,000 (2)

20.2  Commercial Security Agreement dated April 2004 (2)

20.3 Management Agreement between King's Motorsports Inc. d/b/a Chicago Cycle and Giant Motorsports, Inc. dated April 2004 (2)

21    Subsidiaries.*

23.1  Consent of Bagell, Josephs, Levine & Company, LLC.*

23.4 Consent of Gusrae, Kaplan, Bruno & Nusbaum, PLLC, included in the opinion filed as Exhibit 5.1


                                Part II - Page 3

----------
*     Filed herewith

(1) Filed as an exhibit to the Form 8-K filed January 23, 2004 and incorporated herein by reference.

(2) Filed as an exhibit to the Form 8-K filed May 11, 2004 and incorporated herein by reference.

(3) Filed as an exhibit to the Definitive Schedule 14C filed March 15, 2004 and incorporated herein by reference.

(4) Filed as an exhibit to the Form 10-KSB filed April 15, 2005 and incorporated herein by reference.

(5) Filed as an exhibit to the Form 8-K filed on April 21, 2004 and incorporated herein by reference.

(6) Filed as an exhibit to the Form 8-K filed on August 18, 2004 and incorporated herein by reference.

(7) Filed as an exhibit to the Form 8-K filed on September 22, 2005 and incorporated herein by reference.

Item 17. Undertakings

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that provisions (a) (1)(i) and (a)(1)(ii) of this undertaking do not apply if the Registration Statement is on S-3, Form S-A or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


                                Part II - Page 4

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                Part II - Page 5

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Ohio, on January 11, 2006.

                                      GIANT MOTORSPORTS, INC.

                                      By:      /s/ Russell A. Haehn
                                         ---------------------------------------
                                               Russell A. Haehn, Chairman and
                                               Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints Gregory A. Haehn, as such person's attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

Name                               Office                            Date
----                               ------                            ----

/s/ Russell A.  Haehn      Chairman, Chief Executive            January 11, 2006
------------------------   Officer and Director
Russell A. Haehn           (Principal Executive Officer)


/s/ Gregory A. Haehn       President, Chief                     January 11, 2006
------------------------   Operating Officer and Director
Gregory A. Haehn           (Principal Financial and Accounting
                           Officer)


                                Part II - Page 6